                                                                  Exhibit T3E(1)
                              OFFER TO EXCHANGE AND
                         CONSENT SOLICITATION STATEMENT

                                       By

                            Southwest Royalties, Inc.

                            Dated as of March 4, 2002

                               With Respect To Its

                          10 1/2% Senior Notes Due 2004

       Southwest Royalties, Inc., a Delaware corporation ("Southwest"), hereby offers to the holders (the "Holders") of Southwest's outstanding 10 1/2% Senior Notes Due 2004 (the "Original Notes"), upon the terms and subject to the conditions set forth in this Offer to Exchange and Consent Solicitation Statement (as it may be amended or supplemented from time to time, the "Statement"), in the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal"), and in the attached Note Exchange Agreement (the "Note Exchange Agreement" and, together with the Statement and the Consent and Letter of Transmittal, the "Offer"), to exchange (the "Exchange") at least $115 million (the "Minimum Tender") of its Original Notes, and any interest accrued but not paid thereon, for $60 million of Senior Secured Notes Due 2004 (the "New Notes") and 900,000 shares (the "Class A Common Shares" and, together with the New Notes, the "Exchange Consideration") of Southwest's Class A common stock, par value $.01 per share, which will represent 75% of Southwest's issued and outstanding share capital upon consummation of the Exchange.

       In the event Southwest receives more than the Minimum Tender, the Exchange Consideration will not be proportionately increased upon receipt of such additional Original Notes in the Exchange. Thus, in the event Southwest receives the Minimum Tender, for each $1,000,000 principal amount of Original Notes tendered, the Holders will receive $521,740 principal amount of New Notes and 7,826 Class A Common Shares. If, however, the Holders tender all of the Original Notes outstanding, which equal $123.685 million in principal, then for each $1,000,000 principal amount of Original Notes tendered, the Holders will receive $485,100 principal amount of New Notes and 7,276 Class A Common Shares.

       The New Notes will mature on June 30, 2004 and bear interest at the rate of 10 1/2% per annum beginning on February 1, 2002 (as if the New Notes were issued on such date) through December 31, 2002, 11 1/2% per annum from January 1, 2003 through December 31, 2003 and 12 1/2% thereafter until the maturity date. Interest is payable semi-annually on April 15 and October 15 of each year in cash (with the first payment on April 15, 2002). In the event Southwest defaults on the New Notes, interest will accrue at 18% per annum. Each Class A Common Share has one vote on all matters on which Southwest's stockholders are entitled or permitted to vote, except that holders of Class A Common Shares are entitled to appoint four of the seven members of the Board of Directors in accordance with the terms of the Amended and Restated Certificate of Incorporation. The holder of Common Stock and Special Shares is entitled to appoint the three remaining members to the Board of Directors. The terms of the Exchange Consideration are described in more detail below in "-- Terms of the New Notes" and "--Terms of the Class A Common Shares." Certain terms used in this Statement have the meanings set forth under the heading "Certain Defined Terms" and under the subheading "--Certain Definitions in the New Indenture."

--------------------------------------------------------------------------------
THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK, NEW YORK TIME, ON APRIL 1, 2002, OR SUCH LATER DATE AS MAY BE ANNOUNCED BY SOUTHWEST IN ACCORDANCE WITH THE TERMS OF THE OFFER (THE "EXPIRATION DATE"). UNTIL THE OFFER IS ACCEPTED BY SOUTHWEST IN ACCORDANCE WITH ITS TERMS, THE EXPIRATION DATE MAY BE EXTENDED BY SOUTHWEST IN ITS DISCRETION. TO BE CONSIDERED FOR EXCHANGE, ORIGINAL NOTES MUST BE VALIDLY TENDERED FOR EXCHANGE BY NO LATER THAN 5:00 P.M., NEW YORK, NEW YORK TIME, ON THE EXPIRATION DATE.
--------------------------------------------------------------------------------
            The Depositary for this Offer and Consent Solicitation is
                            Wilmington Trust Company

       In connection with the Exchange, Southwest will issue to Southwest Royalties Holdings, Inc., Southwest's current sole stockholder ("SRH"), 200,000 shares of Special Stock $.01 par value per share ("Special Shares"). Combined with the 100,000 shares of Common Stock which will be held by SRH upon consummation of the Exchange, SRH will own 25% of Southwest's issued and outstanding share capital. If, prior to or on October 3, 2003, Southwest pays in cash in full the New Notes, Special Shares held by SRH will automatically on the date of such payment be converted into shares of Southwest's Common Stock, $.01 par value per share (the "Common Stock"), on a basis of one share of Common Stock per each share of Special Stock issued and outstanding. If on or prior to October 3, 2003, either (i) the New Notes are not paid in cash in full or (ii) there is a voluntary or involuntary bankruptcy filing by or against Southwest, then, upon the earlier of such event, the Special Shares will be deemed canceled, shall be null and void and of no further effect. Upon cancellation of the Special Shares, SRH would then own only 10% of Southwest's issued and outstanding share capital. See "Terms of the Special Shares To Be Issued to SRH."

       In connection with the Exchange, Southwest is soliciting the consents (the "Consents") of Holders (the "Consent Solicitation"): (i) to amend certain provisions of the Original Indenture which govern the Original Notes, (ii) to amend and waive certain provisions of the Original Pledge Agreement under which SRH has pledged certain collateral to the Holders to secure Southwest's obligations under the Original Indenture, (iii) to remove most of the covenants from the Original Indenture and (iv) to permit certain transactions involving SRH (collectively, the "Proposed Waivers and Amendments"). These undertakings require the consent of Holders under the terms of the Original Indenture and the Original Pledge Agreement. In particular,
Southwest intends to:

          . Form MRO Holdings, Inc. ("MRO Holdings"), a new holding company subsidiary of SRH, transfer the shares of another subsidiary of SRH, Midland Red Oak Realty, Inc. ("Red Oak"), to MRO Holdings and then distribute the shares of MRO Holdings to the stockholders of SRH; and

          .    Remove most of the covenants from the Original Indenture.

This Statement discusses the above transactions in greater detail and identifies the specific provisions of the Original Indenture and the Original Pledge Agreement that are affected by the Proposed Waivers and Amendments. See "The Distribution and Proposed Waivers and Amendments."

       IF THE PROPOSED WAIVERS AND AMENDMENTS BECOME EFFECTIVE, THEY WILL APPLY TO ALL ORIGINAL NOTES, IF ANY, THAT REMAIN OUTSTANDING, AND EACH HOLDER OF ORIGINAL NOTES THAT HAS NOT PROPERLY TENDERED FOR EXCHANGE ORIGINAL NOTES WILL BE BOUND BY THE PROPOSED WAIVERS AND AMENDMENTS, REGARDLESS OF WHETHER THAT HOLDER CONSENTED TO THE PROPOSED WAIVERS AND AMENDMENTS.

       In connection with the Exchange, Southwest is also requesting that Holders confer upon the Depositary a power of attorney to execute any instruments which Southwest may deem necessary or advisable to accomplish the purpose of the Offer now or in the future, including, but not limited to, the Note Exchange Agreement, the Collateral Trust Agreement and the Stockholders Agreement (the "Power of Attorney").

       Notwithstanding any other provision of the Offer, Southwest's obligation to accept for exchange Original Notes validly tendered pursuant to the Offer is conditioned upon, in part, the receipt of the Minimum Tender, or the waiver of the Minimum Tender by the unanimous consent of the Participating Holders who are parties to the Participation Agreement, and, in the event any Original Notes remain outstanding upon consummation of the Exchange, the execution and delivery of a Supplemental Indenture, substantially in the form attached hereto as Exhibit E (the "Supplemental Indenture"), the Pledge Agreement Waiver, substantially in the form attached hereto as Exhibit F (the "Pledge Agreement Waiver"), and the Amended and Restated Pledge Agreement, substantially in the form attached hereto as Exhibit G (the "Amended and Restated Pledge Agreement").

       Southwest reserves the right to withdraw the Offer and the Consent Solicitation for any reason until the closing of the Exchange. In the event that the Offer and the Consent Solicitation are withdrawn or otherwise not completed, otherwise validly tendered Original Notes will not be exchanged for the Exchange Consideration and will be returned to the Holders.

       Any questions and requests for assistance with respect to procedural matters in connection with the Offer may be directed to Wilmington Trust Company (the "Depositary") at its addresses and telephone numbers set forth on the back page of this Statement. J. Steven Person from Southwest is also available to answer any questions in connection with the Offer and Consent Solicitation. See "Company Contact."

       NEITHER SOUTHWEST, ITS PARENT SRH, ANY GUARANTOR, THEIR RESPECTIVE BOARDS OF DIRECTORS, THE DEPOSITARY, THE ORIGINAL TRUSTEE, THE NEW TRUSTEE NOR ANY OTHER PERSON HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON BEHALF OF SOUTHWEST, ITS PARENT SRH, ANY GUARANTOR, THE DEPOSITARY, THE ORIGINAL TRUSTEE OR THE NEW TRUSTEE AS TO WHETHER HOLDERS SHOULD PARTICIPATE OR REFRAIN FROM PARTICIPATING IN THE OFFER. NEITHER SOUTHWEST, ITS PARENT SRH, ANY GUARANTOR, THEIR RESPECTIVE BOARDS OF DIRECTORS, THE DEPOSITARY, THE ORIGINAL TRUSTEE, THE NEW TRUSTEE NOR ANY OTHER PERSON HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION ON BEHALF OF SOUTHWEST, ANY GUARANTOR, THE DEPOSITARY, THE ORIGINAL TRUSTEE OR THE NEW TRUSTEE, OTHER THAN THOSE CONTAINED IN THE OFFER AND CONSENT SOLICITATION. HOLDERS ARE ADVISED THAT THEY MAY NOT RELY ON ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATION, IF GIVEN OR MADE, AS HAVING BEEN AUTHORIZED BY SOUTHWEST, ITS PARENT SRH, ANY GUARANTOR, THE DEPOSITARY, THE ORIGINAL TRUSTEE, THE NEW TRUSTEE OR ANY OTHER PERSON.

       THE OFFER AND CONSENT SOLICITATION ARE NOT BEING MADE TO, NOR WILL SOUTHWEST ACCEPT SURRENDER OF ORIGINAL NOTES FOR EXCHANGE FROM, HOLDERS OF ORIGINAL NOTES IN ANY JURISDICTION IN WHICH THE OFFER OR THE ACCEPTANCE THEREOF, THE CONSENT SOLICITATION, THE POWER OF ATTORNEY OR THE ISSUANCE OF THE NEW NOTES OR THE CLASS A COMMON SHARES WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

       THE OFFER OF THE SECURITIES OFFERED HEREBY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFER AND CONSENT SOLICITATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE OFFER IS BEING MADE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(A) (9) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SIMILAR EXEMPTIONS FROM REGISTRATION PROVIDED BY CERTAIN STATE SECURITIES LAWS.

                              IMPORTANT INFORMATION

     Holders of Original Notes may not deliver Consents with respect to the Proposed Waivers and Amendments without tendering their Original Notes. Conversely, Holders may not tender their Original Notes without delivering the Consents with respect to the Proposed Waivers and Amendments. Therefore, the tender of an Original Note will be deemed to constitute the giving of Consent. In connection with the Exchange, Holders must also confer the Power of Attorney upon the Depositary to execute, on the Holder's behalf, any instruments which Southwest may deem necessary or advisable to accomplish the purposes of the Exchange, including, but not limited to, the Note Exchange Agreement, the form of which is attached hereto as Exhibit K, the Collateral Trust Agreement, a final version of which will be sent to each Holder at least ten business days prior to the Expiration Date, and the Stockholders Agreement, the form of which is attached hereto as Exhibit L. A Holder will grant a Power of Attorney upon the execution of the Consent and Letter of Transmittal.

       Any Holder desiring to tender Original Notes pursuant to the Offer, to deliver a Consent pursuant to the Consent Solicitation and to confer upon the Depositary a Power of Attorney must (i) deliver Original Notes to the Depositary or, in the case of Original Notes delivered by book-entry transfer, confirm the transfer of such Original

Notes into the Depositary's account with the Depository Trust Company ("DTC") pursuant to the procedures set forth herein, (ii) complete and sign the Consent and Letter of Transmittal (or a facsimile copy thereof) in accordance with instructions thereon, have such Holder's signature thereon guaranteed by an Eligible Institution (as defined herein) if required by Instruction 1 of the Consent and Letter of Transmittal and send or deliver such manually signed Consent and Letter of Transmittal (or a manually signed facsimile copy thereof) to the Depositary prior to the Expiration Date and (iii) complete and deliver to the Depositary any other documents required by this Statement or the Consent and Letter of Transmittal. See "--Procedures for Tendering Original Notes, Delivering Consents and Conferring a Power of Attorney."

       Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who desires to tender Original Notes, deliver a Consent and confer a Power of Attorney should contact such registered Holder promptly and instruct such party to tender Original Notes, deliver a Consent pursuant to the Consent Solicitation and confer upon the Depositary a Power of Attorney on such beneficial owner's behalf. Beneficial owners may only accept the Offer by instructing such registered Holder pursuant to an instruction letter or similar communication to tender the Original Notes and deliver the corresponding Consents and Power of Attorney on behalf of such beneficial owner. Moreover, the beneficial owner must confer upon such registered Holder a power of attorney, which expressly appoints such party the true and lawful agent and attorney-in-fact of the beneficial owner and grants such party the power to confer upon the Depositary the Power of Attorney as required in connection with the Offer. A Letter of Instruction which includes a power of attorney is contained in the solicitation materials provided along with this Offer and may be used by beneficial owners. See the procedure for tender of Original Notes held through a custodian set forth in "--Procedures for Tendering Original Notes, Delivering Consents and Conferring a Power of Attorney."

       DTC has authorized DTC Participants that hold Original Notes on behalf of beneficial owners of Original Notes through DTC to tender their Original Notes. Accordingly, DTC Participants may electronically tender Original Notes through DTC's Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and may follow the procedure for book-entry transfer set forth in "--Procedures for Tendering Original Notes, Delivering Consents and Conferring a Power of Attorney." ALTHOUGH A DTC PARTICIPANT MAY TENDER ORIGINAL NOTES ELECTRONICALLY THROUGH ATOP, DTC PARTICIPANTS MUST PHYSICALLY COMPLETE, SIGN AND DELIVER THE CONSENT AND LETTER OF TRANSMITTAL TO THE DEPOSITARY. CONSENTS AND POWERS OF ATTORNEY CANNOT BE DELIVERED THROUGH ATOP.

       Any Holder desiring to tender Original Notes, deliver Consents and confer a Power of Attorney but who cannot comply with the procedures set forth herein for tender on a timely basis or whose certificates for Original Notes are not immediately available may tender the Original Notes, deliver Consents and confer a Power of Attorney by following the procedures for guaranteed delivery set forth under "--Procedures for Tendering Original Notes, Delivering Consents and Conferring a Power of Attorney -- Guaranteed Delivery."

       Questions and requests for assistance with respect to procedural matters in connection with the Offer or for additional copies of this Statement, the Consent and Letter of Transmittal, any Exhibit to this Statement, the Collateral Trust Agreement, the Term Sheet for the Senior Credit Agreement, the Notice of Guaranteed Delivery or any other relevant document may be directed to the Depositary at its addresses and telephone numbers set forth on the last page of this Statement. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee through which they hold the Original Notes with questions and requests for assistance. Holders may also contact J. Steven Person from Southwest at 407 N. Big Spring Street, Midland, Texas 79701 or telephone him at (915) 686-9927 with any questions regarding the Offer or the Consent Solicitation. See "Company Contact."

       THIS STATEMENT (INCLUDING ALL EXHIBITS HERETO) AND THE CONSENT AND LETTER OF TRANSMITTAL, CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER AND THE CONSENT SOLICITATION.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................................................   3

FORWARD-LOOKING STATEMENTS.................................................................................   3

SUMMARY....................................................................................................   5

CERTAIN DEFINED TERMS......................................................................................  14

RISK FACTORS...............................................................................................  16

         Risks of Participating in the Exchange............................................................  16

         Risks Of Not Participating In The Exchange........................................................  19

         Risks of Southwest and the Oil and Gas Industry...................................................  21

         Other Risks.......................................................................................  22

PRINCIPAL TERMS OF THE OFFER AND CONSENT SOLICITATION......................................................  24

THE EXCHANGE...............................................................................................  26

         The Original Notes................................................................................  26

         Reasons for the Exchange..........................................................................  26

         Terms of the New Notes............................................................................  27

         Terms of the Class A Common Shares................................................................  50

         Registration Rights...............................................................................  51

         Participation Agreement...........................................................................  51

TERMS OF THE SPECIAL SHARES TO BE ISSUED TO SRH............................................................  52

COMPARISON OF ORIGINAL NOTES AND NEW NOTES.................................................................  52

TERMS OF THE SENIOR CREDIT AGREEMENT AND
    THE COLLATERAL TRUST AGREEMENT.........................................................................  55

TERMS OF THE NOTE EXCHANGE AGREEMENT.......................................................................  56

TERMS OF THE STOCKHOLDERS AGREEMENT........................................................................  56

THE DISTRIBUTION AND THE PROPOSED WAIVERS AND AMENDMENTS...................................................  57

         The Distribution..................................................................................  57

         Description of Amendments to the Original Indenture...............................................  57

         Description of the Pledge Agreement Waiver........................................................  59

         Description of the Amended and Restated Pledge Agreement..........................................  60

TERMS OF THE OFFER.........................................................................................  61

         Acceptance of Original Notes for Exchange.........................................................  61

         Procedures for Tendering Original Notes, Delivering Consents and Conferring a Power of
               Attorney....................................................................................  62

         Withdrawal Rights.................................................................................  66

         Depositary........................................................................................  67

COMPANY CONTACT............................................................................................  67

CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................  68

FEES AND EXPENSES..........................................................................................  68

MISCELLANEOUS..............................................................................................  69

                              AVAILABLE INFORMATION

         Southwest, along with SRH, Southwest's parent, files annual, quarterly and special reports, and other information with the SEC. The SEC filings of Southwest are available to the public over the Internet at the SEC's website at http://www.sec.gov. Holders may also read and copy any document Southwest has filed with the SEC at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, DC 20549. Holders can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

         In connection with the Exchange, in addition to this Statement, Southwest will send to Holders the following documents:

         . The Annual Report on Form 10-K for the year ended 2000 of Southwest's current parent SRH, attached hereto as Exhibit A;

         . The Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 of Southwest's current parent SRH, and unaudited supplemental financial information from Southwest's management for the year ended December 31, 2001, each attached hereto as Exhibit B;

         . The Form of the New Indenture by and among Southwest, Wilmington Trust Company, and the Guarantors named therein, attached hereto as Exhibit C;

         . The Form of the New Note from Southwest, attached hereto as Exhibit D;

         . The Form of Supplemental Indenture to the Original Indenture by and among Southwest, State Street Bank and Trust Company, SRH as parent guarantor, and the other guarantors named therein, attached hereto as Exhibit E;

         . The Form of the Pledge Agreement Waiver, by and among Southwest, SRH and State Street Bank and Trust Company, attached hereto as Exhibit F;

         . The Form of the Amended and Restated Pledge Agreement, by and among Southwest, SRH, MRO Holdings and State Street Bank and Trust Company, attached hereto as Exhibit G;

         .    The Consent and Letter of Transmittal, attached hereto as Exhibit
              H;

         . Southwest's Form of Amended and Restated Certificate of Incorporation, attached hereto as Exhibit I; and

         . Southwest's Form of Amended and Restated Bylaws, attached hereto as Exhibit J;

          . The Form of Note Exchange Agreement to be entered into among Southwest and each tendering Holder, attached hereto as Exhibit K; and

         . The Form of Stockholders Agreement to be entered into among Southwest, H. H. Wommack, III, and each tendering Holder, attached hereto as Exhibit L.

At least ten business days prior to the Expiration Date, Southwest will mail to the Holders a final version of the Collateral Trust Agreement, as well as the Term Sheet for the Senior Credit Agreement (together with commitment letters from the Senior Lenders).


                           FORWARD-LOOKING STATEMENTS

         This Statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the "Exchange Act") including, in particular, statements about Southwest's plans, strategies and prospects. The use of the words "anticipate," "estimate," "expect," "may," "project," "believe" and similar expressions are intended to identify future uncertainties. Although Southwest believes that the plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties, and Southwest cannot assure you that those expectations will prove to have been correct. Actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this Statement. Many of these factors are beyond Southwest's ability to control or predict. Southwest cautions you against putting any undue reliance on forward-looking statements or projecting future results based on such statements.

         All subsequent written and oral forward-looking statements attributable to Southwest and persons acting on its behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this Statement.

                                     SUMMARY

         The following is a summary of certain information included elsewhere in this Statement or in documents attached hereto as Exhibits. It is not intended to be complete and is qualified in its entirety by the more detailed information found elsewhere in this Statement or in such documents.

                             Summary of Risk Factors

         Before you make a decision whether or not to participate in the Exchange, in addition to the other information included in this Statement, you should carefully consider the risks associated with exchanging or not exchanging your Original Notes. Some of the risk factors associated with the Exchange are summarized below and are described in more detail elsewhere in this Statement under the caption "RISK FACTORS."

         . Southwest is highly leveraged and may be unable to service its debt, redeem the New Notes or pay the New Notes at maturity.

         . There is no public market for the New Notes or the Class A Common Shares, and holders of the New Notes and the Class A Common Shares may not be able to sell their securities on favorable terms and conditions.

         . Except under certain circumstances, the New Notes will be subordinated to the Indebtedness evidenced by the Senior Credit Agreement.

         . If a Holder does not exchange its Original Notes, most of the covenants will be removed from the Original Indenture, adversely affecting the rights of the Holders who do not exchange their Original Notes.

         . The extremely limited trading market that currently exists for the Original Notes will be adversely affected by the Exchange and Holders who fail to exchange their Original Notes in the Exchange may find it even more difficult to sell their Original Notes.

                             Summary of the Exchange

Issuer: Southwest Royalties, Inc., a Delaware corporation with its principal executive office at 407 North Big Spring, Suite 300, Midland, Texas, 79701.

Securities To Be Exchanged        10 1/2% Senior Notes due 2004, in the
                                  aggregate principal amount of $123.685
                                  million, and any interest accrued but not paid thereon.

Securities Offered:               Senior Secured Notes in the aggregate
                                  principal amount of $60 million (interest paid semi-annually at 10 1/2% from February 1, 2002
                                  (as if the New Notes were issued on that date) through December 31, 2002, 11 1/2% per annum from January 1, 2003 through December 31,
                                  2003, and 12 1/2% per annum thereafter until maturity), with a maturity date of June 30, 2004.

                                  900,000 shares of Southwest's Class A common stock, par value $.01 per share, which, upon consummation of the Exchange, will equal 75% of Southwest's issued and outstanding capital stock.

Procedure for Exchange            Generally, Holders wanting to tender their
                                  Original Notes must:

                                  (1) Deliver Original Notes to the Depositary or, in lieu of tendering Original Notes in physical form, electronically tender Original Notes through DTC's ATOP;

                                  (2) Complete and sign the Consent and Letter of Transmittal attached to this Statement as Exhibit H and deliver such Consent and Letter of Transmittal to the Depositary prior to the Expiration Date; and

                                  (3) Complete and deliver any other documents required by the Instructions to the Consent and Letter of Transmittal and this Statement to the Depositary.

                                  If Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, the beneficial owner of the Original Notes must give such party a power of attorney and instruct such party to tender Original Notes and deliver a Consent and Letter of Transmittal on such beneficial owner's behalf.

                                  All tenders of Original Notes, delivery of Consents and grants of Powers of Attorney must be made on or prior to the Expiration Date.

Expiration Date:                  The Offer will expire at 5:00 p.m. New York,
                                  New York time on April 1, 2002 (the
                                  "Expiration Date"), unless extended by
                                  Southwest.

Expenses and Fees:                All expenses to be incurred by Southwest in
                                  connection with the Offer will be paid by Southwest. Unless otherwise agreed in writing, Holders must pay their own expenses incurred in connection with the Exchange.

Conditions to the Offer:          The  obligations  of  Southwest  to
                                  consummate the Exchange are subject to certain conditions, including (i) the receipt of the Minimum Tender (unless waived by the unanimous consent of the Participating Holders who are parties to the Participation Agreement), (ii) the receipt of the Requisite Consent to the Proposed Waivers and Amendments and, if any Original Notes remain outstanding, the execution and delivery of the Supplemental
                                  Indenture, the Pledge Agreement Waiver and the
                                  Amended and Restated Pledge Agreement, (iii) the execution and delivery of the Senior
                                  Credit Agreement and the Collateral Trust
                                  Agreement and the Security Documents relating to those documents and to the Indenture, in each case by the parties thereto, (iv) the declaration of effectiveness by the SEC of Southwest's Form T-3 filed with respect to the New Indenture, (v) the execution of the Note
                                  Exchange Agreement, the Collateral Trust
                                  Agreement and the Stockholders Agreement by the tendering Holders, pursuant to a Power of Attorney to be granted to the Depositary on behalf of the exchanging Holders and (vi) the written cancellation of a $1.6 million note issued by H. H. Wommack, III, Southwest's
                                  Chief Executive Officer and President, to SRH in exchange for 123,710 shares of SRH common stock held by Mr. Wommack.

Depositary:                       Wilmington Trust Company.

               Summary Description of the Senior Secured Notes and
                            the Class A Common Shares

         Set forth below is a summary of the principal features of the New Notes to be issued in connection with the Exchange:

Issuer:                           Southwest Royalties, Inc.

Securities Offered:               $60 million aggregate principal amount of
                                  Senior Secured Notes Due 2004.

Maturity Date:                    June 30, 2004.

Interest Rates:                   Interest  on the New Notes will accrue
                                  beginning on February 1, 2002 (as if the New
                                  Notes were issued on that date). Interest is payable semi-annually in arrears on April 15 and October 15 of each year (with the first interest payment on April 15, 2002) at the following rates: 10 1/2% per annum through December 31, 2002, 11 1/2% per annum from
                                  January 1, 2003 through December 31, 2003 and
                                  12 1/2% per annum from January 1, 2004 until the maturity date.

                                  If Southwest defaults in the payment of any installment of interest, or the principal of or premium, if any, on the New Notes, when the same becomes due and payable, at maturity, upon redemption, by acceleration or otherwise (including, without limitation, failure to make a payment to purchase the New Notes tendered pursuant to a Change of Control Offer or an Excess Cash Offer), then the interest on the New Notes and all amounts due thereunder will accrue at a rate of 18% per annum until the New Notes are paid in cash or the Event of Default is cured (provided that a cure is permitted). Southwest must pay interest on all such overdue amounts (including installments of interest, to the extent lawful) on demand without regard to any applicable grace periods.

Redemption at the Option of       The New Notes are redeemable at par by
Southwest:                        Southwest, without premium or penalty, at any
                                  time by payment in cash of principal
                                  outstanding plus accrued interest then
                                  outstanding.


Mandatory Redemption:             Unless otherwise  prohibited  by law, in the
                                  event Southwest has available funds to
                                  repurchase for cash all the New Notes at par from the Senior Credit Agreement and a Subordinated Credit Facility and the weighted average interest cost of the funds borrowed under the Senior Credit Agreement and the Subordinated Credit Facility is 12% or less, then Southwest must repurchase all of the New
                                  Notes at par; provided, however, that the Board of Directors may, by unanimous vote, direct that Southwest not repurchase of the New Notes, and provided further, that Southwest shall not effect such repurchase of New Notes if the repurchase would cause
                                  Southwest to become insolvent. The holders of the New Notes must tender their New Notes to Southwest under these circumstances.

Security:                         The Obligations of Southwest under the New
                                  Notes will be secured by a lien on
                                  substantially all of Southwest's assets and guaranteed by Southwest's subsidiary, Blue
                                  Heel, which guarantee will be secured by substantially all of the assets of Blue Heel.
                                  These liens are subject to a Collateral Trust
                                  Agreement which will expressly subordinate right of payment on the New Notes to the Senior Credit Agreement (except when no
                                  Subordination Event exists (as will be defined in the Collateral Trust Agreement)).

                                  The Obligations of Southwest under the New
                                  Notes will be secured by a guarantee of SRH and SRH will pledge the common stock of Basic held by SRH. The Obligations of Southwest under the New Notes will also be secured by a guarantee of MRO Holdings and MRO Holdings will pledge the common stock of Red Oak to be held by MRO Holdings. The shares of common stock of Basic and Red Oak are, however, subject to an existing pledge guaranteeing Southwest's Obligations under the Original Indenture.

                                  For more information regarding the terms of the security for the New Notes, see "-- Liens and Security Interests Against Assets of Southwest and its Subsidiaries" and "-- Guarantees and Collateral for Guarantees."

Ranking, Subordination:           As long as no Subordination Event exists (as
                                  will be defined in the Collateral Trust
                                  Agreement), regularly scheduled payments of interest on the New Notes will be pari passu with payment of the Indebtedness under the Senior Credit Agreement. In all other respects, the right to payment on the New
                                  Notes will be subordinated to the right to payment of the Indebtedness under the Senior
                                  Credit Agreement. The New Notes are superior in priority with respect to certain collateral to the Original Notes and with respect to other collateral are subordinate to the payment of Indebtedness under the Original
                                  Notes. The New Notes are pari passu in right of payment to the Original Notes.

Covenants:                        Restrictions on the ability of Southwest to
                                  engage in certain mergers, consolidations and asset dispositions.

                                  Restrictions on Southwest's ability to utilize the proceeds of certain asset dispositions and engage in certain transactions resulting in a Change of Control of Southwest.

                                  These limitations are subject to a number of important qualifications and exceptions. For further information regarding the restrictions imposed on Southwest by the terms of the New Notes, see "-- Terms of New Notes -- Covenants."

Registration:                     The New Notes are being offered to the Holders
                                  in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities
                                  Act and have not been registered with the SEC.
                                  The New Notes should be freely tradable, except by persons who are considered affiliates of Southwest, as that term is defined in the Securities Act, or by persons who hold New Notes that were previously held by an affiliate of Southwest. There is, however, currently no market for the New Notes and there can be no assurance that any such market will develop. See "Risk Factors --
                                  Absence of Public Market for the New Notes, the Class A Common Shares and the Common
                                  Stock." Notwithstanding the availability of
                                  Section 3(a)(9), Southwest has agreed to register the New Notes for offer and sale by the holders of the New Notes under the Securities Act by filing a registration statement with the SEC no later than April 30, 2002.

         Set forth below is a summary of the principal features of the Class A Common Shares to be issued in connection with the Exchange:

Securities:                       900,000 newly issued, fully paid and
                                  non-assessable shares of Class A common stock, par value $.01 per share, of Southwest, which will represent, upon consummation of the Exchange, 75% of Southwest's issued share capital.

Dividends:                        Southwest has no present intention to pay any
                                  dividends on its capital stock for the
                                  foreseeable future. In addition, Southwest's
                                  Senior Credit Agreement, the New Indenture and
                                  Original Indenture, as currently in effect, effectively prohibit Southwest from paying cash dividends. If, however, Southwest declares and pays a dividend, holders of the Class A Common Shares will receive such dividends ratably with holders of Common Stock and, if outstanding, Special Stock.

Board Representation:             While the Class A Common Shares remain
                                  outstanding, the beneficial owners of the Class A Common Shares are entitled to elect four representatives to Southwest's board of directors, the total number of directors being set at seven under the Amended and Restated
                                  Certificate of Incorporation. In the event either (i) the New Notes are not satisfied and paid in cash in full or (ii) there is a voluntary or involuntary bankruptcy filing by or against Southwest prior to October 3, 2003, then, at the option of the holders of the Class A Common Shares, such holders are entitled to elect a fifth representative of a total of eight directors to serve on Southwest's board of directors.

Conversion Rights:                The Class A Common Shares will automatically
                                  convert into shares of Common Stock on the basis of one share of Common Stock for each Class A Common Share issued and outstanding
                                  (a) immediately prior to (i) the closing of a firm commitment underwritten initial public offering of at least $10 million in net proceeds by Southwest of Southwest's Common
                                  Stock, pursuant to an effective registration statement filed under the Securities Act, or
                                  (ii) any other transaction pursuant to which Southwest's Common Stock becomes listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system or (b) immediately after H. H. Wommack, III
                                  (i) no longer directly or indirectly has beneficial ownership of 50% or more of Southwest's Common Stock, and (ii) resigns, is removed or otherwise no longer serves as an executive officer of Southwest.

Listing: The Class A Common Shares will not be listed on any national securities exchange or authorized to be quoted on any inter-dealer quotation system of any national securities association upon the closing of the Exchange; provided, however, at the appropriate time, Southwest may apply for such listing or quotation with respect to Southwest's Common Stock, and in connection with such listing or quotation, all Class A Common Shares will convert to Common Stock.

Registration:                     The Class A Common Shares are being offered to
                                  the Holders in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and have not been registered with the SEC. The Class A Common
                                  Shares should be freely tradable, except by persons who are considered affiliates of Southwest, as that term is defined in the Securities Act, or by persons who hold Class A
                                  Common Shares that were previously held by an affiliate of Southwest. There is currently, however, no market for the Class A Common
                                  Shares and there can be no assurance that a market will develop. See "Risk Factors -
                                  Absence of Public Market for the New Notes, the Class A Common Shares and the Common
                                  Stock." Notwithstanding the availability
                              of Section 3(a)(9), Southwest has agreed to register the Class A Common Shares for offer and sale by the Holders under the Securities Act by filing a registration statement with the SEC no later than April 30, 2002.

Stockholders Agreement:       The Class A Common Shares are subject to a
                              Stockholders Agreement, which places certain conditions on the transfer of the Class A Common
                              Shares and the shares of Common Stock and Special
                              Stock held by SRH. See "Terms of the Stockholders
                              Agreement."

                   Shares of Special Stock To Be Issued to SRH

       In connection with the Exchange, Southwest will issue to its current sole stockholder, SRH, 200,000 shares of Special Stock. Combined with the 100,000 shares of Common Stock which will be held by SRH upon consummation of the Exchange, SRH will own 25% of Southwest's issued and outstanding share capital. If prior to or on October 3, 2003 Southwest pays in cash in full the New Notes, the Special Shares held by SRH will automatically on the date of such payment be converted into shares of Common Stock, on a basis of one share of Common Stock per each Special Share issued and outstanding. If on or prior to October 3, 2003 Southwest either (i) fails to pay in cash in full the New Notes or (ii) there is a voluntary or involuntary bankruptcy filing by or against Southwest, then, upon the earlier of such event, the Special Shares will be deemed canceled, shall be null and void and of no further effect. Upon cancellation of the Special Shares, SRH would then own only 10% of Southwest's issued and outstanding share capital. See "Terms of the Special Shares To Be Issued to SRH."

                              Consent Solicitation

       In connection with the Offer, Southwest is soliciting the Consents of Holders to the Proposed Waivers and Amendments. These undertakings require the consent of Holders under the terms of the Original Indenture and the Original Pledge Agreement. In particular, Southwest intends to:

          . Form MRO Holdings, transfer the shares of Red Oak to MRO Holdings, and then distribute the shares of MRO Holdings to the stockholders of SRH; and

          .    Remove most of the covenants from the Original Indenture.

This Statement discusses the above transactions in greater detail and identifies the specific provisions of the Original Indenture and the Original Pledge Agreement effected by the Proposed Waiver and Amendments. See "The Distribution and the Proposed Waivers and Amendments."

       IF THE PROPOSED WAIVERS AND AMENDMENTS BECOME EFFECTIVE, THEY WILL APPLY TO ALL ORIGINAL NOTES, IF ANY, THAT REMAIN OUTSTANDING, AND EACH HOLDER OF ORIGINAL NOTES THAT HAS NOT PROPERLY TENDERED FOR EXCHANGE ORIGINAL NOTES WILL BE BOUND BY THE PROPOSED WAIVERS AND AMENDMENTS, REGARDLESS OF WHETHER THAT HOLDER CONSENTED TO THE PROPOSED WAIVERS AND AMENDMENTS.

       Notwithstanding any other provision of the Offer, Southwest's obligation to accept for exchange Original Notes validly tendered pursuant to the Offer is conditioned upon, in part, the receipt of the Requisite Consent to the Proposed Waivers and Amendments and, if any Original Notes remain outstanding, the execution and delivery of the Supplemental Indenture, the Pledge Agreement Waiver and the Amended and Restated Pledge Agreement.

                      Terms of the Note Exchange Agreement

       In connection with the Exchange, the Note Exchange Agreement will be entered into among Southwest and each of the Holders participating in the Exchange. The execution of the Consent and Letter of Transmittal will confer upon the Depositary a Power of Attorney to execute the Note Exchange Agreement on behalf of the tendering Holders. Once executed by the Depositary on behalf of the tendering Holders, the Note Exchange Agreement will constitute a legally binding obligation on the part of the tendering Holders and Southwest to complete the Exchange. The Note Exchange Agreement will not become legally binding until both the Depositary, on behalf of the tendering

Holders, and Southwest execute the Note Exchange Agreement. The Note Exchange Agreement reiterates the terms of the Offer, contains certain representations and warranties by Southwest and the exchanging Holders and indemnification by Southwest of the exchanging Holders with respect to certain matters involving the Exchange and includes registration rights provisions for the Holders and SRH, Southwest's current parent. The Note Exchange Agreement is attached to this Statement as Exhibit K.

                       Terms of the Stockholders Agreement

       In connection with the Exchange, the Stockholders Agreement will be entered into among Southwest, SRH, H. H. Wommack, III and the holders of Class A Common Shares. The execution of the Consent and Letter of Transmittal will confer upon the Depositary a Power of Attorney to execute the Stockholders Agreement on behalf of the tendering Holders. Once executed by the Depositary on behalf of the tendering Holders, Southwest, Mr. Wommack and SRH, the Stockholders Agreement will place conditions on certain sales of the Class A Common Shares, Common Stock and Special Stock. The Stockholders Agreement (i) provides the tendering Holders a right of first refusal for purchasing shares of Common Stock or Special Stock held by SRH, (ii) grants tag-along rights to SRH which permit SRH to sell a pro rata percentage of its Common Stock and/or Special Stock if the tendering Holders collectively transfer a majority of their Class A Common Shares, and (iii) grants co-sale rights to the tendering Holders whereby tendering Holders desiring to sell collectively a majority of their Class A Common Shares may require SRH to sell a pro rata percentage of its Common Stock and/or Special Shares in connection with such sale. The Stockholders Agreement is attached to this Statement as Exhibit L.

     Terms of the Senior Credit Agreement and the Collateral Trust Agreement

       In connection with the Exchange, Southwest will enter into the Senior Credit Agreement. Union Bank of California will act as administrative agent under the Senior Credit Agreement. As of the date of this Statement, Southwest is pursuing commitments from other potential Senior Lenders to participate in the Senior Credit Agreement. The proposed terms of the Senior Credit Agreement provide for an initial borrowing base of $60 million, with a maximum of $80 million, of which $60 million will be available for general corporate purposes, with the remaining $20 million subject to debt incurrence tests (asset value and cash flow-based calculated on a pro-forma basis). The proposed interest rate of the Senior Credit Agreement will be determined by a LIBOR grid based upon borrowing base usage, with a margin ranging from 225 to 275 basis points. The Indebtedness under the Senior Credit Agreement will mature on March 30, 2004.

       All of the Obligations of Southwest under the Senior Credit Agreement will be secured by, among other things, liens on and security interests in substantially all of the assets of Southwest, and the Obligations of Southwest are guaranteed by its Subsidiary Blue Heel, which guarantee is secured by substantially all of Blue Heel's assets. The liens and security interests against the assets of Southwest and Blue Heel (collectively the "Southwest Collateral") will be granted to and held by the Collateral Trustee pursuant to various security documents for the benefit of all Senior Lenders and all holders of the New Notes. The maintenance and disposition of the Collateral and the liens against the Collateral will be governed by the Collateral Trust Agreement unless and until the Collateral Trust Agreement is terminated in accordance with its terms. While all the material terms of the Collateral Trust Agreement are not yet agreed upon by the parties thereto, the Collateral Trust Agreement will, among other items, establish the relative rights of the holders of the New Notes and the Senior Lenders in and to the Southwest Collateral. Subject to and according to the specific terms of the Collateral Trust Agreement, the Collateral Trustee will be responsible for and will control matters such as the release of liens and the exercise of default remedies, including the sale of the Southwest Collateral upon foreclosure. The Collateral Trustee will hold liens on the Southwest Collateral to secure payment under the Senior Credit Agreement and New Notes; however, upon any liquidation of the Southwest Collateral or disposition thereof for the benefit of Southwest's creditors, the Indebtedness under the New Notes will be subordinated in right of payment to the Indebtedness under the Senior Credit Agreement. Additionally, under the Collateral Trust Agreement, each holder of the New Notes (i) must make certain representations, including that such holder has made and will continue to make an independent credit analysis of Southwest and the Southwest Collateral and (ii) must indemnify the Collateral Trustee for certain liabilities with respect to the Security Documents under certain limited circumstances and certain expenses in connection with preserving and enforcing such holder's rights with respect to the Southwest Collateral.

       If an event of default under the Senior Credit Agreement occurs and is continuing, and the Senior Lenders provide notice of such default to Southwest and the New Trustee in accordance with the Collateral Trust Agreement, thereby declaring a Subordination Event, Southwest may not pay and the holders of the New Notes are not entitled to receive any further payments of interest on the new Notes for a period of time (a "Blocking Period") commencing on the date the Subordination Event is declared and ending on the earlier to occur of: (a) 180 days after the date the Subordination Event was declared, (b) the date on which the event of default giving rise to the Subordination Event is cured, waived or for which a forbearance agreement is put in place, (c) the date on which the Indebtedness under the Senior Credit Agreement is paid in full, or (d) the filing of a bankruptcy case by or against Southwest. Upon the expiration or termination of any Blocking Period, Southwest shall pay to the holders of New Notes all interest which has accrued (including any interest which has accrued at the default rate provided for in the New Indenture), has become due or is past due and remains unpaid and, thereafter, shall pay interest when the same becomes due and payable as provided for in the Indenture. Following the expiration or termination of any Blocking Period, additional Blocking Periods may be commenced, however, Holders are seeking a provision that in no event shall there be a Blocking Periods in effect for more than 180 days in any period of 360 consecutive days.

       The subordination provisions of the Collateral Trust Agreement will not prevent the occurrence of any Event of Default under the New Indenture. However, in the event Southwest defaults on its obligations under the New Notes prior to the maturity of the New Notes, the Collateral Trust Agreement will provide that the Indebtedness under the New Notes cannot be accelerated unless and until, (a) the Indebtedness under the Senior Credit Agreement is paid in full, (b) the Company files a bankruptcy petition (or an involuntary petition is filed against it and not dismissed within 60 days) or (c) the Indebtedness under the Senior Credit Agreement has been accelerated. In addition, the provisions of the Collateral Trust Agreement limit the rights of the New Trustee and/or the holders of the New Notes to foreclose on, or otherwise exercise any rights or remedies with respect to, the Southwest Collateral until such time as all Obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated.

       A FINAL VERSION OF THE COLLATERAL TRUST AGREEMENT AND THE TERM SHEET FOR THE SENIOR CREDIT AGREEMENT WILL BE SENT TO HOLDERS AT LEAST 10 BUSINESS DAYS PRIOR TO THE EXPIRATION DATE. THE EXCHANGE IS CONDITIONED UPON THE EXECUTION AND DELIVERY OF THE SENIOR CREDIT AGREEMENT AND THE COLLATERAL TRUST AGREEMENT. THERE CAN BE NO ASSURANCE THAT THE SENIOR CREDIT AGREEMENT OR THE COLLATERAL TRUST AGREEMENT WILL BECOME EFFECTIVE AND, THUS, THE EXCHANGE MAY NOT BE CONSUMMATED.

                 Certain Offer and Consent Solicitation Matters

       The obligations of Southwest to consummate the Exchange are subject to certain conditions, including (i) receipt of the Minimum Tender (unless waived by the unanimous consent of the Participating Holders who are parties to the Participation Agreement), (ii) receipt of the Requisite Consent to the Proposed Waivers and Amendments and, if any Original Notes remain outstanding, the execution and delivery of the Supplemental Indenture, the Pledge Agreement Waiver and the Amended and Restated Pledge Agreement, (iii) the execution and delivery of the Senior Credit Agreement, the Collateral Trust Agreement and the Security Documents relating to those documents and to the Indenture, (iv) the declaration of effectiveness by the SEC of Southwest's Form T-3 filed with respect to the New Indenture, (v) the execution of the Note Exchange Agreement, Collateral Trust Agreement and Stockholders Agreement by the tendering Holders, pursuant to a Power of Attorney to be granted to the Depositary on behalf of the exchanging Holders, and (vi) the written cancellation of a $1.6 million note issued by H. H. Wommack, III, Southwest's Chief Executive Officer and President, to SRH in exchange for 123,710 shares of SRH common stock held by Mr. Wommack. The Offer is being made pursuant and subject to the effectiveness of the Supplemental Indenture, which will remove most of the covenants from the Original Indenture, and the Pledge Agreement Waiver and the Amended and Restated Pledge Agreement (assuming any Original Notes remain outstanding). Accordingly, Southwest may not under any circumstances waive the condition that Southwest receive the Requisite Consent. Participating Holders who are parties to the Participation Agreement may waive by unanimous consent the Minimum Tender and Southwest may otherwise withdraw the Offer and the Consent Solicitation at any time and from time to time prior to the closing of the Exchange.

       A tendering Holder may revoke a tender of Original Notes at any time prior to 5:00 p.m., New York, New York time, on the Expiration Date, but not thereafter, unless Southwest has failed to issue the Exchange Consideration on the Exchange Date, which Exchange Consideration will be sent to the Depositary for delivery to the exchanging Holders. The revocation of a Holder's tender will be effective only by means of a signed writing specifically stating such withdrawing Holder's intention to revoke its tender, and an attempted withdrawal of Original Notes absent such a writing will not effect a revocation of tender with respect to such Original Notes. A Holder who validly withdraws any previously tendered Original Notes will not receive the Exchange Consideration with respect to the withdrawn Original Notes. See "--Withdrawal Rights."

       Unless the Offer is amended, withdrawn or terminated, Southwest will notify the Holders of the results of the Offer, together with the effectiveness of the Supplemental Indenture, the Pledge Agreement Waiver and the Amended and Restated Pledge Agreement (if any Original Notes remain outstanding) and the Note Exchange Agreement, the Collateral Trust Agreement and the Stockholders Agreement on the Exchange Date.

       See "Certain Federal Income Tax Consequences" for discussions of certain factors that should be considered in evaluating the Offer and the Consent Solicitation, and also see "The Distribution and Proposed Waivers and Amendments," "-- Terms of the New Notes" and "-- Terms of the Class A Common Shares" for a description of the Proposed Waivers and Amendments and the terms of the Exchange Consideration to be issued in the Exchange.

       No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Statement and if given or made, any such information or representation may not be relied upon as having been authorized by Southwest, its parent SRH, any Guarantor, the Depositary, the Original Trustee or the New Trustee. The delivery of this Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date as of which it is provided or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of Southwest or any of its subsidiaries or affiliates since such date or the date hereof.

                              CERTAIN DEFINED TERMS

       In addition to terms defined elsewhere in this Statement, including terms which may be defined under the subheading "--Certain Definitions in the New Indenture," the terms set forth below have the following meanings:

            Amended and Restated      The Amended and Restated  Bylaws of
            Bylaws                    Southwest, to be adopted in connection
                                      with the Exchange.

            Amended and Restated      The Amended and Restated Certificate of
            Certificate of            Incorporation of Southwest, to be filed
            Incorporation             with the Delaware Secretary of State in
                                      connection with the Exchange.

            Amended and Restated      An amended and restated pledge agreement
            Pledge Agreement          which will contain certain amendments to
                                      the Original Pledge Agreement. See "--
                                      Description of the Amended and Restated
                                      Pledge Agreement."

            Basic Basic Energy Services, Inc., of which SRH directly owns approximately 3.75% of its common stock.

            Blue Heel                 Blue Heel Company, Southwest's only
                                      subsidiary.

            Class A Common Shares     900,000 shares of Class A common stock,
                                      $.01  par value share, to be issued by
                                      Southwest in the Exchange to the
                                      exchanging Holders.

            Collateral Trust          The Collateral Trust Agreement among
            Agreement                 Southwest, Blue Heel, the New Trustee,
                                      the holders of the New Notes and the
                                      Senior Lenders from time to time party
                                      to the Senior Credit Agreement, which,
                                      inter alia, establishes the relative
                                      rights of the holders and the Senior
                                      Lenders party to the Senior Credit
                                      Agreement in and to the collateral
                                      directly owned by Southwest and Blue Heel.

            Collateral Trustee        The party named in the Collateral Trust
                                      Agreement until a successor replaces it
                                      in accordance with the provisions of the Collateral Trust Agreement, and thereafter means such successor.

            Company Contact           J. Steven Person. See "Company Contact."

            Consent and Letter        The form attached to this Statement on
            of Transmittal            which the Holders may indicate their
                                      decision to tender the Original Notes,
                                      consent to the Proposed Waivers and
                                      Amendments and grant a Power of Attorney.

            Consents The consents to the Proposed Waivers and Amendments.

            Depositary                Wilmington Trust Company

            Distribution              Collectively, the transfer by SRH of the
                                      shares of Red Oak held by SRH to MRO
                                      Holdings, and the subsequent distribution of the shares of MRO Holdings to the stockholders of SRH.

            Exchange Date             The date upon which the Exchange occurs
                                      and on which the Consents become
                                      effective, which shall be within a
                                  reasonable time following the Expiration
                                  Date.

           Expiration Date        April 1, 2002, 5:00 p.m., New York, New York
                                  time, unless extended by Southwest.

           Guarantor(s)           SRH, MRO Holdings, Blue Heel and each
                                  Subsidiary Guarantee.

           Holders                The holders of the Original Notes.

           Minimum Tender         At least $115 million of the Original Notes.

           MRO Holdings           MRO Holdings, Inc., a Delaware corporation,
                                  the newly formed holding company for shares of Red Oak common stock previously held by SRH.

           New Indenture          The Indenture to be entered into with respect
                                  to the  New Notes.

           New Notes              The Senior Secured Notes due 2004 to be
                                  issued by Southwest in connection with the Exchange.

           New Trustee            Wilmington Trust Company, the trustee
                                  under the New Indenture.

           Note Exchange          The agreement among the Holders tendering
           Agreement              their Original Notes and Southwest to be
                                  entered into in connection with the Exchange.
                                  See "Terms of the Note Exchange Agreement."

           Obligations            All obligations for principal, premium,
                                  interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing the Indebtedness.

           Original Indenture     The indenture, dated October 15, 1997, among
                                  Southwest, SRH as parent guarantor, and the Original Trustee, as trustee for the Holders.

           Original Notes         Southwest's 10 1/2% Senior Notes due 2004.

           Original Pledge        The Pledge Agreement, dated October 14, 1997,
           Agreement              among Southwest, SRH, and the Original
                                  Trustee.

           Original Trustee       State Street Bank and Trust Company, the
                                  trustee under the Original Indenture.

           Participating Holders  Those Holders who have entered into a
                                  Participation Agreement with Southwest to exchange their Original Notes in connection with the Exchange.

           Participation          The agreement, dated January 14, 2002, as
           Agreement              amended, by and among Southwest and the
                                  Participating Holders holding approximately
                                  $88.61 million in principal amount of Original
                                  Notes.


           Pledge Agreement       The agreement of the Holders to waive certain
           Waiver                 provisions of the Original Pledge Agreement.
                                  See  "--Description  of the

           Waiver             Pledge Agreement Waiver."

          Proposed Waivers and        Collectively, the Pledge Agreement Waiver,
          Amendments                  the Supplemental Indenture and the Amended
                                      and Restated Pledge Agreement.

          Red Oak Midland Red Oak Realty, Inc., a Delaware corporation and former subsidiary of SRH.

          Requisite Consent           Consent from the holders of 66 2/3% of the
                                      aggregate principal amount of the Original
                                      Notes, excluding Original Notes held by
                                      Southwest or its affiliates; provided,
                                      however, that for purposes of the Consent
                                      Solicitation, the effective Requisite
                                      Consent will be equal to such greater
                                      percentage of the Original Notes held by the Holders who tender such Original
                                      Notes in the Consent Solicitation.

          SEC                         The Securities and Exchange Commission.

          Securities Act              The Securities Act of 1933, as
                                      amended, and the rules and regulations
                                      promulgated thereunder.

          Senior Credit Agreement     The senior secured revolving credit
                                      facility due March 30, 2004 to be entered into among Southwest, the guarantors named therein, the Senior Lenders named therein and Union Bank of California, as administrative agent, subject to a borrowing base to be determined at least semi-annually, which shall initially be set at $60 million with an additional $20 million based upon incurrence tests.

          Senior Lenders              The lenders to be named in the Senior
                                      Credit Agreement.

          Special Shares or           The shares of convertible cancelable
          Special Stock               special stock, $.01 par value per share,
                                      to be issued by Southwest to SRH in
                                      connection with the Exchange. See "Terms of the Special Shares To Be Issued to
                                      SRH."

          SRH                         Southwest Royalties Holdings, Inc.,
                                      Southwest's parent company.

          Southwest                   Southwest Royalties, Inc., a Delaware
                                      corporation.

          Southwest Collateral        Substantially all of the assets of
                                      Southwest and Blue Heel.

          Stockholders Agreement      The agreement among Southwest, SRH, H. H.
                                      Wommack, III, and the tendering Holders to be entered into in connection with the Exchange, which terms govern certain matters regarding the disposition of Class
                                      A Shares and shares of Common Stock and
                                      Special Stock.

          Subordinated Credit         Any subordinated credit facility entered
          Facility                    into by Southwest after the closing of the
                                      Exchange with a maturity date of June 30, 2005 or later.

          Supplemental Indenture      A supplemental indenture which contain
                                      certain amendments to the Original
                                      Indenture. See "-- Description of
                                      Amendments to the Original Indenture."

          you or your                 The Holders of the Original Notes.

                                  RISK FACTORS

       Before you make a decision whether or not to exchange your Original Notes, in addition to the other information included in this Statement, you should carefully consider the risks associated with participating or not participating in the Exchange. Certain of the risk factors associated with the Exchange and the business and operations of Southwest are described below.

                     Risks of Participating in the Exchange

Significant Leverage; Inability to Service Debt; Lack of Profitable Operations

       Southwest is, and after the Exchange is consummated will continue to be, highly leveraged. As of December 31, 2001, as set forth in Southwest's unaudited supplemental financial information set forth on Exhibit B-Part II, Southwest had total outstanding indebtedness of approximately $185.341 million, consisting of $123.685 million principal amount of Original Notes (including the original discount), $49.97 million of its existing senior credit facility with Foothill Capital Corporation and $11.686 million of other indebtedness. Assuming 100% of the outstanding Original Notes are tendered, upon consummation of the Exchange, Southwest's note Indebtedness will decrease from $123.685 million (face value) to $60 million (face value).

       The degree to which Southwest is leveraged could have important consequences to holders of the New Notes and the Class A Common Shares, including, but not limited to:

       . minimizing the likelihood that Southwest will have sufficient excess cash to redeem the New Notes and/or pay the New Notes at maturity;

       . limiting its ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements;

       . requiring a substantial portion of Southwest's cash flow from operations for the payment of principal of, and interest on, other indebtedness, thereby reducing the availability of such excess cash flow to fund working capital, capital expenditures or other general corporate purposes, including redemption of the New Notes;

       . making Southwest more vulnerable to general adverse economic and industry conditions;

       . limiting Southwest's flexibility in planning for, or reacting to, changes in the oil and gas industry; and

       . placing Southwest at a competitive disadvantage to less leveraged competitors.

       Southwest's future operating performance is dependent on a number of factors, many of which are outside of its control, including prevailing economic conditions and financial, business, regulatory and other factors. Southwest cannot assure you that it will generate sufficient cash flow from operations in order to make redemptions of the New Notes or pay the New Notes at maturity, and the Senior Credit Agreement and Collateral Trust Agreement will restrict its ability to redeem or repay the New Notes without the consent of the Senior Lenders. If Southwest were unable to generate sufficient cash from future operations to service its debt, to satisfy its operating expenses, or to generally pay its debts as they mature, Southwest would be required to explore its alternatives, such as seeking additional debt or equity financing, reducing or delaying capital expenditures, selling assets or operations or seeking protection from creditors under applicable bankruptcy laws. Southwest cannot assure you that it would be successful in implementing any of these alternatives, if necessary.

Absence of Public Market for the New Notes, the Class A Common Shares and the Common Stock

       The New Notes and the Class A Common Shares are new issues of securities and have no established trading markets. Southwest does not intend to list the New Notes or the Class A Common Shares or the Common Stock on any securities exchange or automated quotation system, and Southwest cannot assure you that a market will develop for the New Notes, the Class A Common Shares or the Common Stock or that Holders will be able to sell their New Notes or Class A Common Shares at prices acceptable to them or otherwise. Future trading prices of the New Notes, the Class A Common Shares and the Common Stock will depend on many factors, including, among others, Southwest's operating results and general market conditions like those for similar securities.

Security and Subordination

       The Obligations of Southwest under the New Notes will be secured by a lien on substantially all of Southwest's assets and guaranteed by Southwest's subsidiary, Blue Heel, which guarantee will be secured by substantially all of the assets of Blue Heel. These liens and all rights regarding payment priority are subject to a Collateral Trust Agreement which will expressly subordinate and block the right of payment on the New Notes to the Indebtedness evidenced by the Senior Credit Agreement (except for the payment of interest when no Subordination Event exists (as will be defined in the Collateral Trust Agreement)). The Obligations of Southwest under the New Notes will be secured by a guarantee of SRH and SRH will pledge the common stock of Basic held by SRH. The Obligations of Southwest under the New Notes will also be secured by a guarantee of MRO Holdings and MRO Holdings will pledge the common stock of Red Oak to be held by MRO Holdings. The shares of common stock of Basic and Red Oak are, however, subject to an existing pledge guaranteeing Southwest's Obligations under the Original Indenture.

       Except as may otherwise be provided for in the Collateral Trust Agreement, in connection with the distribution of assets of Southwest or Blue Heel upon any dissolution, winding up, voluntary or involuntary bankruptcy, insolvency, liquidation, reorganization, receivership or similar proceeding relating to Southwest or its property, an assignment for the benefit of creditors or any marshaling of the assets or liabilities of Southwest or Blue Heel, the Senior Lenders will be entitled to receive payment in full, in cash or other payment satisfactory to the Senior Lenders, of all Obligations under the Senior Credit Agreement before the holders of the New Notes will be entitled to receive any payment of the Indebtedness then owing in respect of the New Notes. Additionally, due to the existing pledge on the shares of common stock of Basic and Red Oak, Holders of Original Notes (if any remain outstanding upon consummation of the Exchange) may be entitled to foreclose on the guarantee collateral prior to the holders of New Notes. After all the Obligations under the Senior Credit Agreement and the Original Notes are paid, there may be insufficient assets remaining to pay amounts due on any or all of the New Notes outstanding. See "--Subordination," "Guarantees and Collateral for Guarantees," and "--Certain Covenants."

Risk of Prepayment

       The New Notes will be subject to redemption at the option of Southwest in whole or in part, at par, at any time without penalty or premium upon notice to the holders of the New Notes. Additionally, the New Notes will be subject to a mandatory redemption if certain circumstances exist. See "--Redemption; Prepayment." As a result, the holders of the New Notes will be subject to a risk of prepayment at a time when interest rates may be generally declining. In such case, holders of New Notes that are redeemed will no longer have the right to receive interest and may only be able to reinvest the redemption proceeds in securities with a lower rate of interest, depending upon prevailing conditions.

Exchange Offer May Have Tax Consequences to Southwest

       The exchange of Original Notes for New Notes and Class A Common Shares will have certain tax consequences to the holders of New Notes and Class A Common Shares, each of whom is urged to consult his tax advisor as to the particular tax consequences associated with such Holder. Additionally, if all of the Original Notes are tendered in the Exchange, Southwest will recognize cancellation of indebtedness income in an amount equal to the difference, if any, between the face amount of the Original Notes exchanged and the fair market value of the New Notes and Class A Common Shares. Although Southwest believes that the fair market value of the New Notes and Class A Common Shares will not be less than the principal amount of the Original Notes exchanged therefor, there can be no assurance that the Internal Revenue Service will not seek to challenge Southwest's determination of the value of the New Notes and Class A Common Shares in the Exchange, which challenge, if successful, could cause the cancellation of indebtedness income to exceed Southwest's net operating loss carryforward (the availability of which also may be limited as a result of the Exchange), resulting in the recognition of taxable income by Southwest from the Exchange.

Conditions To Consummate the Exchange

       In conjunction with the Offer, Southwest is also soliciting the consent to the Proposed Waivers and Amendments of certain provisions of the Original Indenture and the Original Pledge Agreement. The Proposed Waivers and Amendments will remove most of the covenants from the Original Indenture and will allow SRH to consummate the Distribution. Southwest will not complete the Distribution or cause the covenants in the Original Indenture to be removed unless and until it has received the Requisite Consents, and Southwest will not complete the Exchange unless the Proposed Waivers and Amendments are approved. Southwest can give no assurance that it will receive the Requisite Consent and complete the Exchange, and accordingly, that the Distribution, the removal of the covenants in the Original Indenture or the Exchange will occur. Southwest has the right to revoke this Offer and Consent Solicitation at any time prior to the Expiration Date.

         The Exchange is conditioned upon Southwest and the Senior Lenders entering into the Senior Credit Agreement and the Collateral Trust Agreement and Southwest entering into the Security Documents, many terms of which must still be negotiated. Southwest must also receive the Minimum Tender (unless waived by the unanimous consent of the Participating Holders who are parties to the Participation Agreement), and Southwest's Form T-3, filed with respect to the New Indenture, must be declared effective by the SEC. The Exchange is also conditioned upon the written cancellation of a $1.6 million note issued to SRH by H. H. Wommack, III in exchange for 123,710 shares of the SRH common stock held by Mr. Wommack. Additionally, it is a condition that each Holder grant a Power of Attorney to the Depositary to execute, on behalf of the exchanging Holder, the Note Exchange Agreement, the Stockholders Agreement and the Collateral Trust Agreement. There is no assurance that any of these conditions will be satisfied and, thus, that the Exchange will be consummated.

                   Risks Of Not Participating In The Exchange

Reduced Public Market for Original Notes

       The extremely limited trading market that currently exists for the Original Notes will be adversely affected by the Exchange. Holders who fail to exchange their Original Notes in the Exchange will find it even more difficult to sell their Original Notes. To the extent that the Original Notes are tendered and accepted for exchange in the Offer, the trading market for the remaining Original Notes will be even more limited or may cease altogether. A debt security with a smaller outstanding aggregate principal amount or "float" may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Original Notes will be adversely affected to the extent that the principal amount of the Original Notes tendered in the Exchange reduces the float. The reduced float may also tend to make the trading prices of the Original Notes more volatile.

Removal of Covenants from the Original Indenture

       In connection with the Exchange, Southwest intends to cause most of the covenants from the Original Indenture to be removed. The restrictions in these covenants include receipt of a premium in the event Southwest redeems the Original Notes or causes "a change in control" of Southwest (as such term is defined in the Original Indenture) and restrictions on Southwest's ability to incur additional indebtedness. The removal of these restrictive covenants will have a material adverse affect on the rights of the Holders of the Original Notes.

                 Risks of Southwest and the Oil and Gas Industry

Dependence on Price of Oil and Gas

       The markets for oil and gas are volatile and prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas and a variety of additional factors that are beyond Southwest's control. These factors include the level of consumer demand, weather conditions, domestic and foreign governmental regulations, market uncertainty, the price and availability of alternative fuels, political conditions in the Middle East, foreign supply of oil and gas, price of foreign imports and overall economic conditions. In the last 18 months the price of oil per barrel has fluctuated from a low of $17.45 to a high of $37.21. It is impossible for Southwest to predict future oil and gas prices with any certainty.

       In order to reduce Southwest's exposure to price risks in the sale of oil and gas, Southwest enters into hedging arrangements from time to time. The hedging arrangements, however, only generally apply to a portion of Southwest's production and provide only limited price protection against fluctuations in the oil and gas markets. See "--Hedging Transactions" below.

       Southwest uses the full cost method of accounting for its investment in oil and gas properties. Under the full cost method of accounting, all costs of acquisition, exploration and development of oil and gas reserves are capitalized into a "full cost pool" as incurred, and properties in the pool are depleted and charged to operations using the gross revenues method based on the ratio of current gross revenues to total proved future gross revenues, computed based on current prices. Significant downward revisions of quantity estimates or declines in oil and gas prices that are not offset by other factors could result in a write-down for impairment of oil and gas properties. Once incurred, a write-down of oil and gas properties is not reversible at a later date, even if oil or natural gas prices increase.

Hedging Transactions

       In order to manage its exposure to price risks in the marketing of its oil and natural gas production, Southwest has in the past and may in the future enter into oil and natural gas price hedging arrangements with respect to a portion of its expected production. Southwest's hedging arrangements may include futures contracts on the New York Mercantile Exchange. While intended to reduce the effects of volatile oil and natural gas prices, such transactions may limit Southwest's potential gains if oil and natural gas prices were to rise substantially over the price established by the hedge. In addition, such transactions may expose Southwest to the risk of loss in certain circumstances, including instances in which:

       .   Southwest's production is less than expected;

       . there is a widening of price differentials between delivery points for Southwest's production and the delivery point assumed in the hedge arrangement;

       . the counter-parties to Southwest's futures contracts fail to perform the contracts; or

       . a sudden, unexpected event materially impacts oil or natural gas prices.

       Southwest entered into several fixed price swap agreements covering approximately 26% to 80% of its current daily oil and gas production over the period of January 2001 through May 2002. All of Southwest's hedging agreements are with Enron North America, an entity affiliated with Enron Corp., which filed for bankruptcy protection on December 2, 2001. Through the February settlement date, Enron North America owes Southwest approximately $1.83 million for hedging agreements. Southwest has approximately 26% of its production hedged after February through May 2002 and will probably, depending on pricing, be owed additional monies at the time of settlement. Southwest, along with other similarly situated plaintiffs, have filed suit seeking payment under the fixed price swap agreements. There can be no assurance that Southwest will receive any payment pursuant to these agreements due to the current financial situation of Enron Corp.

Depletion of Existing Reserves

       In general, the volume of production from oil and gas properties declines as reserves are depleted. Unless Southwest acquires additional properties containing proved reserves or conducts successful development and exploration activities on existing properties, or both, its proved reserves will decline as reserves are depleted and, as a result, Southwest's cash flow will correspondingly decline. Southwest's future oil and gas production is, therefore, highly dependent upon its success in finding or acquiring additional reserves. Exploring for, developing or acquiring new reserves requires substantial amounts of capital. Because cash flow from operations has been reduced and external sources of capital have become limited or unavailable, Southwest's ability to make the capital investments necessary to maintain or expand its reserves has been impaired. In addition, there can be no assurance that Southwest's future development, acquisition and exploration activities will result in additional proved reserves or that Southwest will be able to drill productive wells at acceptable costs.

Estimates of Reserves and Future Net Revenue

       Estimating oil and gas reserves and their values involves numerous uncertainties, including many factors beyond Southwest's control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and gas which cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, including the following:

       . historical production from the area compared with production from other producing areas;

       .   the assumed effects of regulation by governmental agencies; and

       . assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs.

       Because of the variable factors and assumptions involved in the estimation of reserves, different engineers or the same engineers at different times may reach substantially different results in their estimates of the economically recoverable quantities of oil and gas attributable to any particular group of properties, their classification of reserves based on risk recovery and their estimates of the future net cash flows expected from reserves. In addition, reserve estimates may be adjusted downward or upward because of changes in such factors and assumptions.

       Because all reserve estimates are subjective to some degree, each of the following items may differ materially from those assumed in the estimated reserves:

       .   the quantities of oil and gas that are ultimately recovered;

       .   the production and operating costs incurred;

       .   the amount and timing of future development expenditures; and

       .   future oil and gas prices.

       The present values of estimated future net cash flows of Southwest estimated from time to time should not be construed as the current market value of the estimated oil and gas reserves attributable to its properties. In accordance with applicable requirements of the SEC, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as:

       .   the amount and timing of actual production;

       .   supply and demand for oil and gas;

       .   curtailments or increases in consumption by gas purchasers; and

       .   changes in governmental regulations or taxation.

       The timing of actual future net cash flows from proved reserves, and their actual present value, estimated from time to time, will be affected by both the timing of the production and the incurrence of expenses in connection with development and production of oil and gas properties. In addition, the calculation of the present value of the future net revenues using a 10% discount, as required by the SEC, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with Southwest's reserves or the oil and gas industry in general.

Risks of Drilling and Development Activities

       Southwest may not be successful in future drilling or development activities, and such failures will have an adverse effect on its future results of operations and financial condition. In addition, the cost of drilling, completing, recompleting, developing, and operating wells is often uncertain and these operations may be curtailed, delayed or canceled as a result of a variety of factors, including the following:

       .   unexpected drilling or geologic conditions;

       .   pressure or irregularities in formations;

       .   equipment failures or accidents;

       .   adverse weather conditions;

       .   title problems; or

       .   shortages or delays in the delivery of equipment.

                                   Other Risks

Services of Key Personnel

       Southwest depends to a large extent on the services of H. H. Wommack, III and certain other senior management personnel. The loss of the services of Mr. Wommack and other senior management could have a material adverse effect on Southwest's operations. Southwest does not currently have employment contracts with its senior management or key personnel but anticipates entering into such agreements prior to the consummation of the Exchange; provided, however, that all such agreements shall be subject to the approval or ratification of Southwest's new Board of Directors, which will be formed simultaneously with the closing of Exchange. Although Southwest maintains key man life insurance on the life of Mr. Wommack in the amount of $15 million, the existence of such insurance does not mean that the death or disability of Mr. Wommack would not have a materially adverse effect upon Southwest. Southwest believes that its success is also dependent upon its ability to continue to employ and retain skilled technical personnel. Southwest's inability to employ or retain skilled technical personnel could have a material adverse effect on its operations.

Control of the Board

       After the consummation of the Exchange, the holders of the Class A Common Shares will be entitled to elect four representatives to Southwest's Board of Directors. Because Southwest's Board will initially be composed of seven members, the directors representing the Class A Common Shares will constitute a majority of the Board, and accordingly, will have the ability to control Southwest's management decisions and policies.

              PRINCIPAL TERMS OF THE OFFER AND CONSENT SOLICITATION

       Southwest hereby offers, upon the terms and subject to the conditions set forth in this Statement and in the accompanying Consent and Letter of Transmittal and Note Exchange Agreement, to exchange at least the Minimum Tender of its outstanding Original Notes, and any interest accrued but not paid thereon, for:

       .    $60 million of Senior Secured Notes due 2004; and

       . 900,000 Class A Common Shares, which will equal 75% of Southwest's issued and outstanding share capital upon consummation of the Exchange.

       The New Notes will mature on June 30, 2004 and will begin accruing interest at a rate of 10 1/2% per annum from February 1, 2002 (as if the New Notes were issued on that date) through December 31, 2002, 11 1/2% per annum from January 1, 2003 through December 31, 2003 and 12 1/2% per annum thereafter until the maturity date. Interest is payable semi-annually on April 15 and October 15 of each year (with the first payment on April 15, 2002) in cash. In the event Southwest defaults on the New Notes, interest will accrue at a rate of 18% per annum. The Class A Common Shares are entitled to one vote per Common Share on all matters on which Southwest's stockholders are entitled or permitted to vote, except that holders of Class A Common Shares are entitled to appoint four of a total of seven members to the Board of Directors in accordance with the Amended and Restated Certificate of Incorporation. The Holder of the Common Stock and Special Stock is entitled to elect the three remaining members to the Board of Directors. The terms of the Exchange Consideration are described in greater detail below in "-- Terms of the New Notes" and "-- Terms of the Class A Common Shares."

       In the event Southwest receives more than the Minimum Tender, the Exchange Consideration will not be proportionately increased upon receipt of such additional Original Notes in the Exchange. Thus, in the event Southwest receives the Minimum Tender, for each $1,000,000 principal amount of Original Notes tendered, the Holders will receive $521,740 principal amount of New Notes and 7,826 Class A Common Shares. If, however, the Holders tender all of the Original Notes outstanding, which equal $123.685 million in principal, then for each $1,000,000 principal amount tendered, the Holders will receive $485,100 principal amount of New Notes and 7,276 Class A Common Shares.

       Southwest will, on the Exchange Date, notify the Holders of the results of the Offer, along with the achievement or waiver of the Minimum Tender, the execution and delivery of the Senior Credit Agreement, the Collateral Trust Agreement and the Security Documents relating to the foregoing documents and to the New Indenture, in each case by the parties thereto, and the effectiveness of the Supplemental Indenture, the Pledge Agreement Waiver and the Amended and Restated Pledge Agreement (if any Original Notes remain outstanding) and the Note Exchange Agreement and the Stockholders Agreement.

       In connection with the Exchange, Southwest will issue to its current sole stockholder, SRH, 200,000 shares of Special Stock. Combined with the 100,000 shares of Common Stock which will be held by SRH upon consummation of the Exchange, SRH will own 25% of Southwest's issued and outstanding share capital. If, prior to or on October 3, 2003, Southwest pays in cash in full the New Notes, shares of Special Stock held by SRH will automatically be converted into shares of Common Stock upon the closing of Southwest's payment in cash of the New Notes, on a basis of one share of Common Stock per share of Special Stock issued and outstanding. If prior to or on October 3, 2003 Southwest either (i) fails to pay in cash in full the New Notes or (ii) there is a voluntary or involuntary bankruptcy filed by or against Southwest then, upon the earlier of such event, the Special Shares will be deemed canceled, shall be null and void and of no further effect. Upon cancellation of the Special Shares, SRH would then own only 10% of Southwest's issued and outstanding share capital.

       In connection with the Offer, Southwest is also hereby soliciting Consents to the Proposed Waivers and Amendments. Southwest will not complete the Distribution or remove the covenants in the Original Indenture unless and until it has received the Requisite Consents, and Southwest will not complete the Exchange unless the Proposed Waivers and Amendments are approved. Southwest can give no assurance that it will receive the Requisite Consent, and accordingly, that the Distribution, the removal of the covenants in the Original Indenture or the Exchange will occur. Southwest has the right to revoke this Offer and Consent Solicitation at any time prior to the Expiration Date.

         The Consent Solicitation shall be conducted pursuant to the terms set forth in this Statement. If the Holders deliver and do not revoke the Requisite Consent and if Southwest receives the Minimum Tender by the Expiration Date, in the event the other conditions of the Exchange are met, then Southwest will promptly execute the Supplemental Indenture, the Pledge Agreement Waiver, the Amended and Restated Pledge Agreement if any Original Notes remain outstanding, and will execute the New Notes, the New Indenture, the Collateral Trust Agreement, the Note Exchange Agreement and the Stockholders Agreement. IN ORDER TO EXCHANGE ORIGINAL NOTES, HOLDERS MUST ALSO CONSENT TO THE PROPOSED WAIVERS AND AMENDMENTS AND MUST GRANT A POWER OF ATTORNEY TO THE DEPOSITARY TO EXECUTE, ON BEHALF OF SUCH EXCHANGING HOLDER, THE NOTE EXCHANGE AGREEMENT, THE STOCKHOLDERS AGREEMENT, AND THE COLLATERAL TRUST AGREEMENT.

         Consents may be revoked in accordance with the procedure set forth herein under the subheading "--Withdrawal Rights" at any time prior to the Expiration Date. Southwest reserves the right, in its sole discretion, subject to any applicable law, at any time prior to the Expiration Date to amend the terms of or withdraw this Offer and the Consent Solicitation. See "--Withdrawal Rights."

         Notwithstanding any other provision of the Offer or the Consent Solicitation, Southwest's obligation to accept for exchange, and to exchange Original Notes validly tendered pursuant to the Offer, is conditioned upon (i) the receipt of the Minimum Tender (unless waived by the unanimous consent of the Participating Holders who are parties to the Participation Agreement), (ii) the receipt of the Requisite Consent to the Proposed Waivers and the Amendments and the execution and delivery of the Supplemental Indenture, the Pledge Agreement Waiver, the Amended and Restated Pledge Agreement (if any Original Notes remain outstanding upon consummation of the Exchange), (iii) the execution and delivery of the Senior Credit Agreement, the Collateral Trust Agreement and the Security Documents relating to the foregoing documents and to the Indenture, in each case by the parties thereto, (iv) the declaration of effectiveness by the SEC of Southwest's Form T-3 filed with respect to the New Indenture, (v) the entering into of the Stockholders Agreement, the Note Exchange Agreement and the Collateral Trust Agreement by Southwest and the exchanging Holders, pursuant to a Power of Attorney to be granted to the Depositary on behalf of exchanging Holders and (vi) the written cancellation of a $1.6 million note issued by H. H. Wommack, III, Southwest's Chief Executive Officer and President, to SRH in exchange for 123,710 shares of SRH common stock held by Mr. Wommack.

         SOUTHWEST RESERVES THE RIGHT TO AMEND, EXTEND, WITHDRAW OR TERMINATE THE OFFER AND THE CONSENT SOLICITATION AT ANY TIME AND FOR ANY REASON PRIOR TO THE CLOSING OF THE EXCHANGE (SUBJECT TO CERTAIN NOTICE AND EXTENSION REQUIREMENTS AS DESCRIBED BELOW). IN THE EVENT THAT THE OFFER AND THE CONSENT SOLICITATION ARE WITHDRAWN OR OTHERWISE NOT COMPLETED, OTHERWISE VALIDLY TENDERED ORIGINAL NOTES WILL NOT BE EXCHANGED FOR THE EXCHANGE CONSIDERATION AND ORIGINAL NOTES WILL BE RETURNED TO THE HOLDERS.

         HOLDERS WHO TENDER ORIGINAL NOTES ARE OBLIGATED TO CONSENT TO THE PROPOSED WAIVERS AND AMENDMENTS WITH RESPECT TO THE ORIGINAL NOTES TENDERED AND TO GRANT A POWER OF ATTORNEY TO THE DEPOSITARY TO EXECUTE, ON BEHALF OF SUCH EXCHANGING HOLDER, THE NOTE EXCHANGE AGREEMENT, THE STOCKHOLDERS AGREEMENT AND THE COLLATERAL TRUST AGREEMENT. PURSUANT TO THE TERMS OF THE CONSENT AND LETTER OF TRANSMITTAL AND THIS STATEMENT, THE TENDER OF ORIGINAL NOTES IN ACCORDANCE WITH ANY OF THE PROCEDURES PROVIDED FOR HEREIN WILL BE DEEMED TO CONSTITUTE THE CONSENT OF SUCH TENDERING HOLDER TO THE PROPOSED WAIVERS AND AMENDMENTS WITH RESPECT TO THE ORIGINAL NOTES TENDERED AND THE GRANT OF A POWER OF ATTORNEY. A HOLDER MAY NOT VALIDLY REVOKE ITS CONSENTS OR POWER OF ATTORNEY WITH RESPECT TO TENDERED ORIGINAL NOTES WITHOUT WITHDRAWING THE PREVIOUSLY TENDERED ORIGINAL NOTES TO WHICH SUCH CONSENTS RELATE.

         Southwest intends to execute the Supplemental Indenture, the Pledge Agreement Waiver and the Amended and Restated Pledge Agreement if there are any Original Notes outstanding upon consummation of the Exchange, to execute the New Notes, the New Indenture, the Note Exchange Agreement and the Stockholders Agreement and to file with the Delaware Secretary of State an Amended and Restated Certificate of Incorporation on the Exchange Date. IF THE SUPPLEMENTAL INDENTURE, THE PLEDGE AGREEMENT WAIVER AND THE AMENDED

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

AND RESTATED PLEDGE AGREEMENT AND PROPOSED WAIVERS AND AMENDMENTS BECOME EFFECTIVE, THE PROPOSED WAIVERS AND AMENDMENTS WILL BE BINDING ON ALL HOLDERS WHO CONTINUE TO HOLD THE ORIGINAL NOTES.

         A Holder who validly withdraws previously tendered Original Notes will not receive the Exchange Consideration unless such Original Notes are retendered at or prior to 5:00 p.m., New York, New York time, on the Expiration Date. UNLESS THE OFFER IS AMENDED, HOLDERS WILL HAVE NO RIGHT TO WITHDRAW PREVIOUSLY TENDERED NOTES AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, ON THE EXPIRATION DATE, UNLESS SOUTHWEST HAS FAILED TO PAY THE EXCHANGE CONSIDERATION TO THE DEPOSITARY ON THE EXCHANGE DATE.

       Descriptions in this Statement of the provisions of the Original Indenture and Original Pledge Agreement and of the New Indenture, the Amended and Restated Certificate of Incorporation, the Note Exchange Agreement, the Senior Credit Agreement, the Collateral Trust Agreement, the Stockholders Agreement and all other documents described in this Statement are summaries and do not purport to be complete. References to the New Indenture are subject to and qualified by the full text of the New Indenture, the form of which is attached hereto as Exhibit C; references to the Amended and Restated Certification of Incorporation are subject to and qualified by the full text of the Amended and Restated Certificate of Incorporation, the form of which is attached hereto I; references to the Note Exchange Agreement are subject to and qualified by the full text of the Note Exchange Agreement, the form of which is attached hereto K; and references to the Stockholders Agreement are subject to and qualified by the full text of the Stockholders Agreement, the form of which is attached hereto as Exhibit L. Where reference is made to particular provisions of the Original Indenture, such provisions, including the definitions of certain terms, are incorporated herein by reference as part of such summaries, which are qualified in their entirety by such reference. A form of the Original Indenture has been previously filed with the SEC. Copies of any information or document, including the Original Indenture, will be provided upon written request submitted to J. Steve Person, Executive Vice President of Southwest, at 407 N. Big Spring Street, Midland, Texas 79701. You may also contact Mr. Person at (915) 686-9927. See "Company Contact." The Collateral Trust Agreement and the Term Sheet of the Senior Credit Agreement (along with commitment letters) will be mailed to each Holder at least 10 business days prior to the Expiration Date.

                                  THE EXCHANGE

The Original Notes

         On October 15, 1997, Southwest completed a $200 million private placement of 10 1/2% Senior Notes due 2004, Series A ("Series A Notes"), which were offered and sold by underwriters only to qualified institutional buyers. The Series A Notes were issued pursuant to an indenture, dated October 14, 1997 (as defined in this Statement as the Original Indenture), by and among Southwest, as issuer, SRH, as the parent guarantor, and State Street Bank and Trust Company, N.A., as trustee. On March 11, 1998, Southwest concluded a registered offering to exchange the Series A Notes for 10 1/2% Senior Notes due 2004, Series B (as defined in this Statement as the Original Notes), which had been registered under the Securities Act. The form and terms of the Original Notes were identical in all material respects to the form and terms of the Series A Notes. The Original Notes evidenced the same debt as the Series A Notes and were issued under and are entitled to the benefits of the Original Indenture governing the Series A Notes. Currently there is outstanding $123.685 million in principal amount of the Original Notes.

Reasons for the Exchange

         Southwest faces significant cash flow problems based upon the recent decline in energy prices and the significant cost of Southwest's debt. As a consequence, Southwest has insufficient cash available after debt service for capital investment in oil and gas production, which is critical to mitigate the decline in its oil and gas reserves. Without the ability to replenish its oil and gas reserves, Southwest will continue to suffer from reduced cash flows as oil and gas production declines.

         Southwest is making the Offer in an effort to reduce its debt and the costs associated with servicing its debt. The Offer, if all Holders were to accept it, would reduce Southwest's debt by approximately $63.7 million and would decrease Southwest's annual interest payments by approximately $6.7 million. Southwest believes that this should:

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

         . enhance Southwest's ability to obtain financing for working capital, capital expenditures and other needs;

         . increase cash flow, which in turn, may be used to increase Southwest's asset base and production; and

         . improve Southwest's ability from a financial standpoint, to adjust in a timely fashion to changing market conditions, including the use of hedging arrangements.

Terms of the New Notes

         The following summary of certain provisions of the New Notes, the New Indenture and the Security Documents does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the provisions of the New Notes and the New Indenture, as applicable. A copy of the form of the New Indenture is attached hereto as Exhibit C and the form of the New Notes is attached hereto as Exhibit D. The Security Documents will be prepared prior to the consummation of the Exchange to implement the essential security terms of the New Indenture. Capitalized terms used in this subsection have the meanings defined set forth below under the subheading "-- Certain Definitions in the New Indenture."

         Southwest will issue the New Notes without registering them under the Securities Act in reliance on an exemption thereto under Section 3(a)(9) of the Securities Act. Pursuant to SEC interpretations, the New Notes will retain the status of the Original Notes as being registered and freely tradable under the Securities Act, except by persons who are considered affiliates of Southwest or persons who hold New Notes that were previously held by affiliates of Southwest. (As a result of the Exchange, certain holders of the New Notes may be considered affiliates of Southwest.) There is, however, no market for the New Notes and there can be no assurance that such a market will develop. See "Risk Factors--Absence of Public Market for the New Notes, the Class A Common Shares and the Common Stock."

         The New Notes will be issued in denominations of $1,000 and integral multiples thereof. Any fractional portion of the New Notes that would otherwise be issued will be paid in cash on the Exchange Date. The New Trustee will be Wilmington Trust Company. The New Notes may be presented for registration of transfer and exchange at the New Trustee's corporate trust office at 1100 North Market Street, Wilmington, Delaware 19890. Southwest will pay principal and interest on the New Notes at the corporate trust offices of the New Trustee. In addition, in the event the New Notes do not remain in book-entry form, interest may be paid, at Southwest's option, by wire transfer or check mailed to the registered addresses of the holders of the New Notes as shown on the Note Register.

Certain Definitions in the New Indenture

         Set forth below are certain defined terms contained in the New Indenture. Reference is made to the New Indenture for any other terms used herein for which no definition is provided.

         "Adjusted Consolidated Net Income" of Southwest for any period means the Net Income (loss) of Southwest and its Subsidiaries for such period, determined in accordance with GAAP.

         "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination,

         (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of Southwest and its Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated or audited by independent petroleum engineers in one or more Reserve Reports prepared as of the date of determination, increased by the discounted future net revenue of (A) estimated proved oil and gas reserves of Southwest and its Subsidiaries attributable to any acquisition consummated since the effective date of such year-end Reserve Reports and (B) estimated oil and gas reserves of Southwest and its Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such year-end Reserve Reports which, in the case of sub-clauses (A) and (B), would, in accordance with standard industry practice, result in such increases, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end Reserve Reports), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of Southwest and its Subsidiaries produced or disposed of since the effective date of such year-end Reserve Reports and (D) reductions in the estimated oil and gas reserves of Southwest and its Subsidiaries since the effective date of such year-end Reserve Reports attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such year-end Reserve Reports which would, in accordance with standard industry practice, result in such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end Reserve Reports); provided that, in the case of each of the determinations made pursuant to sub-clauses (A) through (D) above, such increases and decreases shall be as estimated by Southwest's engineers, except that if there is a Material Change and in connection with the Incurrence of Indebtedness for which the Consolidated Fixed Charge Coverage Ratio must be determined, all or any part of an increase in discounted future net revenue resulting from the matters described in sub-clauses (A) and (B) above is needed to permit the Incurrence of such Indebtedness, then the discounted future net revenue utilized for purposes of this clause (a) (i) shall be confirmed in writing by independent petroleum engineers, provided further that, if the events referred to in sub- clauses (C) and (D) above, when taken alone, would not cause a Material Change, then such written confirmation need only cover the incremental additions to discounted future net revenue resulting from the determinations made pursuant to sub-clauses (A) and (B) above to the extent needed to permit the Incurrence of such Indebtedness, (ii) the capitalized costs that are attributable to oil and gas properties of Southwest and its Subsidiaries to which no proved oil and gas reserves are attributed, based on Southwest's books and records as of a date no earlier than the date of Southwest's latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of Southwest's latest annual or quarterly financial statements and (iv) the greater of (A) the net book value on a date no earlier than the date of Southwest's latest annual or quarterly financial statements and (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including the amount of Investments in unconsolidated Subsidiaries, Affiliates, or other Persons) of Southwest and its Subsidiaries, as of a date no earlier than the date of Southwest's latest audited financial statements, minus

         (b) the sum of (i) minority interests, (ii) any non-current portion of gas balancing liabilities of Southwest and its Subsidiaries reflected in Southwest's latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in Southwest's year-end Reserve Reports), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of Southwest and its Subsidiaries with respect to Production Payments on the schedules specified with respect thereto, (iv) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in Southwest's initial or year-end Reserve Reports), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties and (v) the amount of environmental liabilities payable by Southwest or any Subsidiary. If Southwest changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if Southwest was still using the full cost method of accounting.

         "Affiliate" means, with respect to any Person, (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such Person or any officer, director, or employee of such Person or such other Person, (ii) the spouse, any immediate family member, or any other relative who has the same principal residence of any Person described in clause (i) above, and any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with, such spouse, family member or other relative, and (iii) any trust in which any Person described in clause (i) or (ii), above, is a fiduciary or has a beneficial interest. For purposes of this definition the term "control" means the beneficial ownership of 15% or more of the total voting power of the outstanding Voting Stock of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable). For purposes of determining "control" with respect to Southwest, all of the Common Stock, Class A Common Shares and Special Shares are considered identical with respect to voting power.

         "Asset Sale" means (i) any direct or indirect conveyance, sale, transfer or other disposition (including through damage or destruction for which Insurance Proceeds are paid or by condemnation), in one transaction or a

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

series of related transactions, of any of the properties, business or assets of Southwest or any Subsidiary of Southwest, whether owned on the Issue Date or thereafter acquired or (ii) any sale or other disposition by Southwest of any Capital Stock of any Affiliate or any Subsidiary of Southwest or its Subsidiaries. Notwithstanding the foregoing, the following will not be deemed to be an Asset Sale: (a) the conveyance, sale, lease, transfer or other disposition by any of Southwest's Subsidiaries of any or all its assets (upon voluntary liquidation or otherwise) to Southwest; (b) the conveyance, sale lease, transfer or other disposition by any Subsidiary of any or all of its assets (upon voluntary liquidation of otherwise) to another Subsidiary; (c) non-material dispositions of assets in the ordinary course of business; (d) Asset Sales not otherwise permitted by clauses (a) through (c) or (f) and (g) of this sentence provided that the aggregate proceeds from all such Asset Sales do not exceed $2.5 million in any twelve-month period; (e) the disposition of all or substantially all of the assets of (i) Southwest and its Subsidiaries, taken as a whole, or (ii) Southwest, if such disposition is governed by its Subsidiaries, taken as a whole, or (iii) Southwest if such disposition is governed by the terms of the New Indenture as described under the heading "Limitation on Asset Sales" or as described under the heading "Limitation on Merger, Sale or Consolidation"; (f) a conveyance, sale, assignment, lease, license, transfer, abandonment or other disposal by Southwest and its Subsidiaries of (i) damaged, worn out, unserviceable or other obsolete property in the ordinary course of business or (ii) other property no longer necessary for the proper conduct of their business; and (g) the conveyance, sale, transfer or otherwise disposition by Southwest and its Subsidiaries of crude oil and natural gas production and refined products in the ordinary course of business.

         "Business Day" means any day other than a day on which commercial banks are authorized or requirement to close in New York, New York.

         "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations, or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including without limitation, each class of common stock and preferred stock of such Person, if such Person is a corporation, and each general or limited partnership interest or other equity interest of such Person, if such Person is a partnership or limited liability company.

         "Capitalized Lease Obligation" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "Cash Equivalents" means (a) U.S. Legal Tender, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with any Eligible Institution, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any Eligible Institution, (e) commercial paper rated "P-l," "A-l" or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Service, respectively, and in each case maturing within 180 days after the date of acquisition, (f) shares of money market funds, including those of the New Trustee, that invest solely in U.S. Legal Tender and securities of the types described in clauses (a) through (e), and (g) demand and time deposits and certificates of deposit with an Eligible Institution.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Southwest and its Subsidiaries, taken as a whole, to any person (as such term is used in Section 13(d)(3) of the Exchange
Act) other than to Southwest or a Subsidiary of Southwest; (ii) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Southwest to any person (as such term is used in Section 13(d)(3) of the Exchange Act) other than to a Subsidiary; (iii) Southwest consolidates with or mergers into another Person or any Person consolidates with, or merges into, Southwest, in any such event pursuant to a transaction in which the then outstanding Voting Stock of Southwest is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the then outstanding Voting Stock of Southwest is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the Voting Stock of Southwest immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction; (iv) the adoption of a plan relating to the liquidation or dissolution of Southwest not involving a merger or consolidation or a sale or other disposition of assets described in clause (i) or (ii) above; or (v) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined above), excluding the Permitted Holders, becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of Southwest then outstanding Voting Stock; provided that the sale of Voting Stock of Southwest to a Person or Persons acting as underwriters in connection with a firm commitment underwriting shall not constitute a Change of Control. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of Southwest shall be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

         "Change of Control Payment Date" has the meaning given to it under the heading "- Repurchase of New Notes at the Option of the Holder Upon a Change of Control."

         "Change of Control Purchase Price" has the meaning given to it under the heading "- Repurchase of New Notes at the Option of the Holder Upon a Change of Control."

         "Collateral" means all the property in which a Lien has been granted under the Security Documents as security for the Obligations of Southwest and the Guarantors under the New Indenture, the Guarantees and the New Notes.

         "Consolidated Fixed Charge Coverage Ratio" on any date means, with respect to Southwest, the ratio, on a pro forma basis, of (i) the aggregate amount of EBITDA attributable to continuing operations and businesses and exclusive of the amounts attributable to operations and businesses discontinued or disposed of, on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, for the Reference Period to (ii) the aggregate Consolidated Interest Expense (exclusive of amounts attributable to discontinued operations and businesses on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to Consolidated Interest Expense subsequent to the date of discontinuation or disposal) during the Reference Period; provided, that for purposes of such computation, in calculating EBITDA and Consolidated Interest Expense, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (b) the Incurrence of any Indebtedness or issuance of Disqualified Capital Stock or the retirement of any Indebtedness or Capital Stock during the Reference Period or subsequent thereto shall be assumed to have occurred on the first day of such Reference Period, and (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of determination had been the applicable rate for the entire period, unless Southwest or any of its Subsidiaries is a party to a Swap Obligation (that remains in effect for the 12-month period after the date of determination) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "Consolidated Interest Expense" of Southwest means, for any period, the aggregate interest expense (without duplication), during such period in respect of all Indebtedness of Southwest and its Subsidiaries (including all commissions, discounts, other fees and charges owed with respect to letters of credit and banker's acceptance financing and costs associated with Swap Obligations, but excluding any interest accrued on intercompany payables among Southwest and its Subsidiaries determined on a consolidated basis in accordance with GAAP. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and (y) any interest with respect to Indebtedness guaranteed by Southwest or any Subsidiary or any Subsidiary of Southwest other than with respect to Indebtedness of Southwest or a Subsidiary of Southwest shall be included in the computation of Consolidation Interest Expense.

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

         "Default" means an event or condition, the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

         "Disqualified Capital Stock" means with respect to any Person any Capital Stock of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an even or passage of time would have, a redemption or similar payment due, on or prior to the Stated Maturity Date.

         "EBITDA" means for any period the sum of the Adjusted Consolidated Net Income of Southwest for such period, plus the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Adjusted Consolidated Net Income), of (i) the provision for income taxes for such period for Southwest, (ii) depreciation, depletion, and amortization of Southwest for such period and (iii) Consolidated Interest Expense for such period, determined, in each case, on a consolidated basis for Southwest and its consolidated Subsidiaries otherwise in accordance with GAAP.

         "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million and has long term debt that is rated "A" (or higher) according to Moody's Investors Service, Inc. or Standard & Poor's Ratings Service at the time as of which any investment or rollover therein is made.

         "Excess Cash" has the meaning given to it in the covenant described herein under the heading "-- Covenant -- Limitation on Asset Sales."

         "Excess Cash Acceptance Amount" has the meaning given to it in the covenant described herein under the heading "-- Covenant - Limitation on Asset Sales."

         "Excess Cash Offer Amount" has the meaning given to it in the covenant described herein under the heading "-- Covenant - Limitation on Asset Sales."

         "Excess Cash Offer Price" has the meaning given to it in the covenant described herein under the heading "-- Covenant - Limitation on Asset Sales."

         "Exchange Assets" means assets required by Southwest or any Subsidiary of Southwest in exchange for assets of Southwest or any Subsidiary of Southwest in connection with an Asset Sale, which acquired assets include proved reserves with a value that, together with the cash or Cash Equivalents received from the assets disposed of by Southwest or such Subsidiary, is equal to or greater than the value of the proved reserves included in the assets disposed of by Southwest or such Subsidiary in connection with such Asset Sale; provided, that (i) ownership of such assets does not violate the covenant described herein under the heading "-- Limitation on Lines of Business" and (ii) during any fiscal year, Southwest and its Subsidiaries can collectively acquire assets (other than proved reserves, cash or Cash Equivalents) with a Fair Market Value of up to $500,000 in exchange for assets of Southwest and the Subsidiaries with proved reserves, and such assets acquired by such Person shall constitute "Exchange Assets" hereunder.

         "GAAP" means generally accepted accounting principles as in effect in the United States on the Issue Date applied on a consistent basis.

         "Guarantees" means the unconditional guarantees of the New Notes given by SRH, MRO Holdings, Blue Heel or any Subsidiary Guarantor pursuant to the terms of the New Indenture.

         "Indebtedness" means, with respect to any Person, without duplication
(i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, New Notes, debentures, or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property acquired by such Person or services received by such Person, but excluding trade account payables and accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or being contested in good faith by appropriate proceedings, promptly instituted and diligently pursued, (c) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Swap Obligations, (d) for the payment of money relating to a

Capitalized Lease Obligation or (e) for Production Payments that such Person or any of its Subsidiaries elect to treat as Indebtedness; (ii) reimbursement obligations of such Person with respect to letters of credit; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability (to the extent of such guaranty or other legal liability) other than for endorsements, with recourse, of negotiable instruments in the ordinary course of business; and
(iv) all obligations secured by a Lien (other than Permitted Liens, except to the extent the obligations secured by such Permitted Liens are otherwise included in clause (i), (ii) or (iii) of this definition and are obligations of such Person) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, regardless of whether the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (but, if such obligations are not assumed by such Person or are not otherwise such Person's legal liability, the amount of such Indebtedness shall be deemed to be limited to the fair market value of such property or assets determined as of the end of the preceding fiscal quarter).

         "Interest Rate or Currency Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates.

         "Investment" by any Person in any other Person means (i) the acquisition (whether for cash, property, services, securities or otherwise) of capital stock, bonds, New Notes, debentures, partnership, or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) and (without duplication) any amount committed to be advanced, loaned or extended to such other Person; (iii) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (iv) the entering into of any Swap Obligation with such other Person; or (v) the making of any capital contribution by such Person to such other Person.

         "Investment Grade Rating" means with respect to any Person or issue of debt securities or preferred stock, a rating in one of the four highest letter rating categories (without regard to "+" or "-" or other modifiers) by any rating agency or if any such rating agency has ceased using letter rating categories or the four highest of such letter rating categories are not considered to represent "investment grade" ratings, then the comparable "investment grade" ratings (as designated by any such rating agency).

         "Issue Date" means the date of first issuance of the New Notes under the New Indenture.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, regardless of whether filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

         "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than either (i) 10% from the end of the immediately preceding fiscal quarter in the estimated discounted future net revenue from proved oil and gas reserves of Southwest and its Subsidiaries, or (ii) 20% from the end of the immediately preceding year in the estimated discounted future net revenue from proved oil and gas reserves of Southwest and its Subsidiaries, in each case calculated in accordance with clause (a) (i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (a) any acquisitions of oil and gas reserves made after the end of the immediately preceding year for which the discounted future net revenues have been estimated by independent petroleum engineers since the end of the preceding year and on which a Reserve Report or Reserve Reports exist and (b) any disposition of properties existing at the beginning of the current quarter or current year, as the case may be, for purposes of clause (i) or clause (ii) above that have been disposed of in accordance with the provisions described under the heading "Limitation on Asset Sales."

         "Net Cash Proceeds" means an amount equal to the aggregate amount of cash and Cash Equivalents received by Southwest or any Subsidiary of Southwest in respect of an Asset Sale (including cash and Cash Equivalents received by Southwest or any of its Subsidiaries pursuant to any notes or other evidence of indebtedness received by Southwest or any of its Subsidiaries in respect of an Asset Sale), less the sum of (i) all reasonable and customary out-of-pocket fees, commissions, and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by Southwest) of income, franchise, sales and other applicable taxes to be paid, payable or accrued by Southwest or such Subsidiary (in each case as estimated in good faith by Southwest without giving effect to tax attributes unrelated to such Asset Sale) in connection with such Asset Sale, and (ii) the aggregate amount of cash and Cash Equivalents so received which is used to retire any then existing Indebtedness of Southwest or such Subsidiary (other than the New Notes), as the case may be, which is secured by a Lien on the property subject of the Asset Sale or which is required by the terms of such Indebtedness to be repaid in connection with such Asset Sale.

         "Net Income (Loss)" of any Person for any period means the net income
(loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP, excluding (without duplication) (i) all extraordinary, unusual and nonrecurring gains, (ii) the net income, if positive, of any other Person, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

         "Net Proceeds" means (i) in the case of any sale by a Person of Qualified Capital Stock or other securities, the aggregate Net Cash Proceeds received by such Person from the sale of such securities (other than to a Subsidiary) after payment of reasonable and customary out-of-pocket expenses, commissions and discounts incurred in connection therewith, and (ii) in the case of any exchange, exercise, conversion or surrender of any then outstanding securities or Indebtedness of such Person for or into shares of Qualified Capital Stock of such Person, the net book value of such outstanding securities as adjusted on the books of such Person or Indebtedness of such Person to the extent recorded in accordance with GAAP, in each case, on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness or securities to such Person upon such exchange, exercise, conversion or surrender and less (a) any and all payments made to the holders of such Indebtedness or securities and (b) all other expenses incurred by such Person in connection therewith, in each case, insofar as such payments or expenses are incident to such exchange, exercise, conversion, or surrender).

         "Net Working Capital" of any Person means (i) all current assets of such Person and its consolidated Subsidiaries, minus (ii) all current liabilities of such Person and its consolidated Subsidiaries other than the current portion of long term Indebtedness, each item to be determined on a consolidated basis in conformity with GAAP.

         "Net Worth" of any Person means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and its consolidated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts included therein attributable to Disqualified Capital Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock (not otherwise deducted from stockholder's equity), and the principal amount of any promissory New Notes receivable from the sale of the Capital Stock of such Person or any of its consolidated Subsidiaries each item to be determined in conformity with GAAP.

         "Permitted Hedging Transactions" means non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions) engaged in by Southwest and its Subsidiaries as part of their normal business operations as a risk-management strategy or hedge against adverse changes in the prices of natural gas, feedstock or refined products; provided, that such transactions do not in the case of Southwest and its Subsidiaries, on a monthly basis, relate to more than 90% of their combined average net natural oil and gas production per month for the most recent 3-month period measured at the time of such transaction; provided, further, that, at the time of such transaction (i) the counter party to any such transaction is an Eligible Institution or a Person that has an Investment Grade Rating or has an issue of debt securities or preferred stock then outstanding with an Investment Grade Rating or (ii) such counter party's obligation pursuant to such transaction is unconditionally guaranteed in full by, or secured by a letter of credit issued by, an Eligible Institution or a Person that has an Investment Grade Rating or that has an issue of debt securities or preferred stock then outstanding with an Investment Grade Rating.

         "Permitted Holders" means H. H. Wommack, III (or his heirs, his estate or any trust in which he or his immediate family members own, directly or indirectly, a beneficial ownership in excess of 50%), SRH or any Person who was a Holder as of the Issue Date or any of their respective Affiliates.

         "Permitted Indebtedness" means, without duplication, each of the following, as may be refinanced if permitted hereunder from time to time: (a) the Indebtedness evidenced by the New Notes or the Guarantees; (b) Indebtedness owed by any Subsidiary of Southwest to Southwest or any other Subsidiary of Southwest or Indebtedness owed by Southwest to any Subsidiary of Southwest; provided that, such Indebtedness is Subordinated Indebtedness; (c) Indebtedness outstanding under a Permitted Credit Facility so long as the aggregate principal amount of all Indebtedness outstanding under the Permitted Credit Facility for Southwest and its Subsidiaries does not exceed $80,000,000; provided, however, that all indebtedness under the Permitted Credit Facility shall not exceed $60,000,000 (except as provided under "--Limitation on Incurrences of Additional Indebtedness and Issuances of Disqualified Capital Stock)"; (d) Swap Obligations of Southwest or its Subsidiaries; (e) Indebtedness outstanding on the Issue Date (and not repaid with the proceeds of the Offering); and (f) other Indebtedness owed by Southwest or its Subsidiaries in an aggregate principal amount then outstanding not to exceed $1,000,000 at any one time.

         "Permitted Investment" means, when used with reference to Southwest or any Subsidiary, (i) trade credit extended to Persons in the ordinary course of business; (ii) purchases of Cash Equivalents; (iii) Investments by Southwest or its Subsidiaries in Persons which are Wholly-Owned Subsidiaries and are engaged in the oil and gas exploration and production business; (iv) Swap Obligations;
(v) advances to officers and employees of Southwest or any Subsidiary in connection with the performance of their duties in the ordinary course of business in an amount not to exceed $500,000 in the aggregate outstanding at any time; (vi) margin deposits in connection with Permitted Hedging Transactions;
(vii) any Investments outstanding on the Issue Date; (viii) repurchases of the New Notes on the open market with the approval of Southwest's Board of Directors; (ix) Investments and expenditures made in the ordinary course of business by Southwest or its Subsidiaries, and of a nature that is or shall have become customary in, the oil and gas business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil or gas through agreements, transactions, interests or arrangements which permit a Person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the oil and gas business jointly with third parties, including, without limitation, (a) ownership interests in oil and gas properties or gathering systems, including the repurchase of interests in Issuer-sponsored partnerships owning oil and gas properties and (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties; provided that in the case of any joint venture engaged in processing, gathering, marketing or transporting oil or gas (i) all Indebtedness of such joint venture that would not otherwise constitute Indebtedness of Southwest or a Subsidiary shall be deemed Indebtedness of such Person in proportion to its direct or indirect ownership interest in such joint venture and (ii) such joint venture shall be reasonably calculated to enhance the value of the reserves of such Person or marketability of production from such reserves; (x) other Investments not in excess of $2 million at any time outstanding; (xi) loans made to officers, directors and employees of Southwest or any of its Subsidiaries approved by the applicable Board of Directors (or by an authorized officer), the proceeds of which are used solely to purchase stock or to exercise stock options received pursuant to an employee stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such stock or the exercise price of such stock options, as applicable.

         "Permitted Liens" with respect to any Person means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any of such Person in accordance with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of any of such Person in accordance with GAAP; (c) deposits of cash or Cash Equivalents to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit issued to secure such performance or other obligations); (d) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not, in any case, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person; (e) Liens securing the New Notes, the Original Notes, the Guarantees or the Permitted Credit Facility that were in place on the Issue Date; (f) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, other types of social security legislation, property insurance and liability insurance; (g) Liens on the assets of any Person existing at the time such assets are acquired by such Person, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (A) are not created, incurred or assumed in contemplation of such assets being acquired by such Person and (B) do not extend to any other assets of such Person whether prior to or after such merger, consolidation, purchase of assets or otherwise; (h) leases or subleases granted to others that do not materially interfere with the ordinary course of business of such Person, and (i) any extension, renewal or replacement of the Liens created pursuant to any of clauses (a) through (h); provided that such Liens would have otherwise been permitted under such clauses, and provided further that the Liens permitted by this clause (i) do not secure any additional Indebtedness or encumber any additional property.

         "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state, or political subdivision thereof, trust, municipality, or other entity.

         "Preferred Stock" means, with respect to any Person, any class or classes (however designated) of Capital Stock of such Person that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person over shares of Capital Stock of any other class of such Person.

         "Production Payment" means any volumetric or dollar-denominated production payment or other similar burden on the property of Southwest or any of its Subsidiaries.

         "Public Equity Offering" means an underwritten public offering by a nationally recognized member of the National Association of Securities Dealers (or any other member of the National Association of Securities Dealers if Southwest will receive at least $10 million of Net Proceeds from such offering) of Qualified Capital Stock of Southwest pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the New Notes or the New Indenture.

         "Reserve Report" means a report prepared by independent petroleum engineers with respect to Hydrocarbon reserves in accordance with guidelines published by the SEC.

         "Restricted Investment" means any Investment other than a Permitted Investment.

         "Security Documents" means, collectively, those certain security agreements from Southwest and Blue Heel pursuant to which Southwest and Blue Heel will grant a security interest in all of their respective personal property to the New Trustee for the benefit of the New Trustee, the Holders and the Senior Lenders, the SRH Pledge Agreement, the MRO Pledge Agreement, the Mortgages, the Collateral Trust Agreement, the Tri-Party Agreement and each other agreement granting or evidencing a lien or security interest in, or the pledge of, assets to secure and support the New Notes and the Guarantees that may be entered into on or after the Issue Date pursuant to the terms of the New Indenture.

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

         "Stated Maturity Date" means June 30, 2004.

         "Subordinated Indebtedness" means Indebtedness of Southwest or a Subsidiary of Southwest that (i) requires no payment of principal prior to or on the Stated Maturity Date and (ii) is expressly subordinate and junior in right of payment to the New Notes, or the Guarantees.

         "Subsidiary" with respect to any Person means (i) a corporation with respect to which such Person or its Subsidiaries own, directly or indirectly, at least 50% of such corporation's Voting Stock, or (ii) a partnership other than Southwest-sponsored oil and gas partnerships, in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership and has more than 50% of the total voting power of partnership interests, or
(iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a 50% ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such other Person.

         "Super-Affiliate" means, with respect to Southwest, any holder which, directly or indirectly owns 15% or more of the total voting power of the outstanding Voting Stock of Southwest.

         "Swap Obligation" of any Person means any Interest Rate or Currency Agreement entered into with one or more financial institutions or one or more futures exchanges in the ordinary course of business and not for purposes of speculation that is designed to protect such Person against fluctuations in (x) interest rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than 100% of the principal amount of the Indebtedness being hedged thereby or (y) currency exchange rate fluctuations.

         "Voting Stock" means Capital Stock of a Person having generally the right to vote in the election of such Person's directors, managers, trustees or other Persons performing comparable functions to a corporation's board of directors.

Principal, Maturity and Interest

         The New Notes will mature on June 30, 2004. Interest on the New Notes will begin to accrue on February 1, 2002 (as if the New Notes were issued on such date) at a rate of 10 1/2% per annum through December 31, 2002, 11 1/2% from January 1, 2003 through December 31, 2003 and 12 1/2% thereafter. The New Notes will be payable semi-annually on April 15 and October 15 commencing on April 15, 2002, to the Persons who are registered holders of the New Notes at the close of business on April 15 and October 15 immediately preceding the applicable interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         If Southwest defaults in the payment of any installment of interest, or the principal of or premium, if any, on the New Notes, when the same becomes due and payable, at maturity, upon redemption, by acceleration or otherwise (including, without limitation, failure to make a payment to purchase the New Notes tendered pursuant to a Change of Control Offer or an Excess Cash Offer), then the interest on the New Notes and all amounts due thereunder will accrue interest at a rate of 18% per annum until the New Notes are paid in cash or the Event of Default is cured. Southwest must pay interest on all such overdue amounts (including installments of interest, to the extent lawful) on demand without regard to any applicable grace periods.

Redemption; Prepayment

         Subject to any restrictions contained in the Senior Credit Agreement, Southwest may redeem the New Notes, at its option, in whole or in part, without premium or penalty, at any time at a redemption price equal to 100% of the principal amount of the New Notes so redeemed, together with accrued and unpaid interest thereon to the redemption date.

         Unless otherwise prohibited by law, if Southwest procures sufficient funds to repurchase all of the New Notes at par from the Senior Credit Agreement and the Subordinated Credit Facility and the weighted average interest cost of the funds borrowed under the Senior Credit Agreement and the Subordinated Credit Facility is 12% or less, then Southwest must repurchase the New Notes; provided, however, that the Board of Directors, by unanimous vote, may direct that Southwest not effect such repurchase, and provided further that Southwest shall not effect such repurchase if the repurchase would cause Southwest to become insolvent. The holders of the New Notes must tender their New Notes to Southwest under these circumstances.

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

         In the case of any partial redemption, selection of the New Notes for redemption will be made by the New Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the New Notes are listed, or if the New Notes are not listed, on a pro rata basis or on as nearly a pro-rata basis as is practicable, unless such method is otherwise prohibited, in which case the New Trustee shall select New Notes for redemption by lot or by such other method as the New Trustee shall deem fair and appropriate, provided that no note of $1,000 or less shall be redeemed in part. Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption, to the holder of each New Note to be redeemed to such holder's last address as then shown upon the Note Register. Any notice which relates to a New Note to be redeemed in part only must state the portion of the principal amount to be redeemed and must state that on and after the date fixed for redemption, upon surrender of such New Note, a new note in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date fixed for redemption, unless Southwest defaults on its payment obligations, interest will cease to accrue on the New Notes or portions thereof called for redemption.

Repurchase of New Notes at the Option of the Holder Upon a Change of Control

         Subject to any restrictions on proposal of the New Notes contained in the Collateral Trust Agreement, upon the occurrence of a Change of Control and pursuant to the terms of the New Indenture, each holder of the New Notes will have the right, at such holder's option, subject to the terms and conditions of the New Indenture, to require Southwest to repurchase all or any part of such holder's New Notes (provided that the principal amount of such New Notes must be $1,000 or an integral multiple thereof) on a date that is no later than 60 Business Days after the occurrence of such Change of Control (the date on which the repurchase is effected being referred to herein as the "Change of Control Payment Date"), at a cash purchase price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), plus accrued and unpaid interest thereon to the Change of Control Payment Date.

         Except as described above with respect to a Change of Control, the New Indenture will not contain provisions that permit the holders to require that Southwest repurchase or redeem the New Notes in the event of a takeover, recapitalization or other similar transaction of Southwest. The provisions of the New Indenture may not afford holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction affecting Southwest that may adversely affect the holders if such transaction is not the type of transaction included within the definition of "Change of Control." A transaction involving the management of Southwest, any Affiliate or a transaction involving a recapitalization of Southwest will result in a Change of Control only if it is the type of transaction specified in such definition.

         The existence of a holder's right to require Southwest to repurchase New Notes in connection with a Change of Control may deter a third party from acquiring Southwest in a transaction that would constitute a Change of Control.

         The source of funds for any repurchase of New Notes upon a Change of Control will be Southwest's cash or cash generated from operation or other sources, including borrowings or sales of assets; however, there can be no assurance that sufficient funds will be available at the time of any Change of Control to repay all Indebtedness owing or to make any required repurchase of the New Notes. Any failure by Southwest to repurchase New Notes properly tendered by holders of the New Notes in connection with a Change of Control will constitute an Event of Default. See "--Events of Default and Remedies."

         Southwest will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the New Indenture applicable to a Change of Control Offer made by Southwest and such third party repurchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

         The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Southwest. Although there is a developing body of judicial opinions interpreting the phrase "all or substantially all," no precise standard exists under New York law, which is the law governing the New Indenture and the New Notes. Accordingly, the ability of a holder of New Notes to require Southwest to repurchase such New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Southwest to another Person or group is uncertain.

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         To the extent applicable and if required by law, Southwest will comply with Section 14 of the Exchange Act, the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and other securities laws, rules, and regulations which may then be applicable to any offer by Southwest to repurchase the New Notes at the option of holders upon a Change of Control; and, if such laws, rules and regulations require or prohibit any action inconsistent with the foregoing, compliance by Southwest with such laws, rules and regulations will not constitute a breach of Southwest's obligations with respect to the foregoing.

         The ability of Southwest to repurchase the New Notes upon a Change of Control may be restricted under the Senior Credit Agreement and the ability of the holders of the New Notes to accept payment from Southwest upon such repurchase may be restricted under the Collateral Trust Agreement. The failure of Southwest to offer to repurchase or to consummate a repurchase of the New Notes upon a Change of Control would, however, constitute an Event of Default under the Indenture.

Covenants

         The New Indenture contains, among others, the following covenants:

         Limitation on Incurrences of Additional Indebtedness and Issuances of
         ---------------------------------------------------------------------
Disqualified Capital Stock
--------------------------

         The New Indenture provides that Southwest may not, and may not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become liable for, contingently or otherwise (to "Incur" or, as appropriate, an "Incurrence"), any Indebtedness, including, for this purpose, borrowing in excess of $60,000,000 under the Permitted Credit Facility, or issue any Disqualified Capital Stock, except that Southwest or a Subsidiary may Incur Indebtedness and Southwest may issue shares of Disqualified Capital Stock if:

         (i) the Consolidated Fixed Charge Coverage Ratio for Southwest's Reference Period for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Capital Stock is issued would have been (A) at least 1.75 to 1.0 if such additional Indebtedness is Incurred or such Disqualified Capital Stock is issued;

         (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is Incurred or such Disqualified Capital Stock is issued or would occur as the result of such Incurrence of such additional Indebtedness or the issuance of such Disqualified Capital Stock; and

         (iii) Southwest's Adjusted Consolidated Net Tangible Assets are equal to or greater than 150% of the consolidated Indebtedness of Southwest and its Subsidiaries.

         Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness, Southwest and any Subsidiary of Southwest may Incur Permitted Indebtedness.

         Any Indebtedness Incurred or Disqualified Capital Stock issued by any Person that is not a Subsidiary of Southwest which Indebtedness or Disqualified Capital Stock is outstanding at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with Southwest or such Subsidiary, as the case may be, shall be deemed to have been Incurred or issued, as the case may be, at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with Southwest or such Subsidiary.

         Limitation on Restricted Payments
         ---------------------------------

         The New Indenture provides that:

         (a) Southwest will not, and will not permit any Subsidiary to, directly or indirectly (i) declare or pay any dividend on, or make any other distribution to holders of, any shares of Capital Stock of Southwest or any Subsidiary (other than dividends or distributions payable solely in shares of Qualified Capital Stock of Southwest or any Subsidiary or dividends or distributions payable to Southwest or any Wholly-Owned Subsidiary of Southwest or warrants, rights or options to acquire Qualified Capital Stock of Southwest or any Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any such shares of Capital Stock of Southwest or any Affiliate (other than any Capital Stock owned by Southwest or any of its Wholly-Owned Subsidiaries), or any options, warrants or other rights to acquire such Capital Stock, (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, or (iv) make any Restricted Investment (such payments or other actions described in clauses
(i) through (iv) being collectively referred to as a "Restricted Payment"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the amount determined by the Board of Directors of Southwest, whose determination shall be conclusive and evidenced by a Board Resolution):

         (1) no Default or Event of Default shall have occurred and be continuing;

         (2) Southwest could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the covenant under "Limitation on Incurrences of Additional Indebtedness and Issuances of Disqualified Capital Stock;" and

         (3) the aggregate amount of all Restricted Payments declared or made after the Issue Date shall not exceed the sum (without duplication) of the following:

         (A) 50% of the Adjusted Consolidated Net Income of Southwest accrued on a cumulative basis during the period commencing with the first full quarter after the Issue Date and ending on the last day of the Issuer's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or if Adjusted Consolidated Net Income is a loss, minus 100% of such loss), plus

         (B) the aggregate Net Proceeds received after the Issue Date by Southwest from the issuance or sale (other than to any of its Subsidiaries) of shares of Qualified Capital Stock of Southwest or any options, warrants or rights to purchase such shares of Qualified Capital Stock of Southwest, plus

         (C) the aggregate Net Proceeds received after the Issue Date by Southwest (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of Southwest, plus

         (D) the aggregate Net Proceeds received after the Issue Date by Southwest from the issuance or sale (other than to any of its Subsidiaries) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of Southwest, together with the aggregate cash received by the Issuer at the time of such conversion or exchange, minus

         (E) the amount of any write-downs, writeoffs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Adjusted Consolidated Net Income of Southwest during such period.

         (b) Notwithstanding the foregoing paragraph (a), Southwest and its Subsidiaries may take the following actions so long as (in the case of clauses
(2), (3), (4) and (5) below) no Default or Event of Default shall have occurred and be continuing:

         (1) the payment of any dividend on Capital Stock of Southwest or any Subsidiary of Southwest within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of the foregoing paragraph (a);

         (2) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of Southwest or any Subsidiary of Southwest, in exchange for, or out of the aggregate Net Proceeds from, a substantially concurrent issue and sale (other than to a Subsidiary) of shares of Qualified Capital Stock of Southwest;

         (3) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the aggregate Net Proceeds from, a substantially concurrent issue and sale (other than to a Subsidiary) of (i) Subordinated Indebtedness (provided such Indebtedness is on terms no less favorable to the holders of the New

               Notes than the terms of the Subordinated Indebtedness being redeemed) or (ii) shares of Qualified Capital Stock of Southwest;

         (4) the repurchase, redemption or other acquisition of any Capital Stock of any Affiliate of Southwest organized as a limited partnership in which Southwest is a general partner pursuant to a redemption which is mandatory under the terms of such partnership's limited partnership agreement (as in effect on the Issue Date);

         (5) the repurchase or other acquisition of any Capital Stock of any Subsidiary, whether in one or a series of substantially contemporaneous transactions, which causes such Person to become a Wholly-Owned Subsidiary of Southwest; and

         (6) the payment on behalf of any Subsidiary or Affiliate of its allocated pro rata costs associated with the issuance of the New Notes and any Investment in Capital Stock of such Person taken by Southwest in payment thereof.

The actions described in clause (1) of this paragraph (b) shall be Restricted Payments that shall be permitted to be made in accordance with the terms described above but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of the above paragraph (a), provided that any dividend paid pursuant to clause (1) of this paragraph (b), shall reduce the amount that would otherwise be available under clause (3) of the above paragraph (a) when declared, but not also when subsequently paid pursuant to clause (1) of this paragraph (b), and provided that any Net Proceeds received under clause (2) or (3) of this paragraph (b), shall not be included in subclauses (B) or (C) of clause (3) of the above paragraph (a).

         Limitation on Dividend and Other Payment Restrictions Affecting
         ---------------------------------------------------------------
Subsidiaries
------------

         The New Indenture provides that Southwest may not, and may not permit any of its Subsidiaries to, directly or indirectly, create, or permit or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Southwest to (a) pay dividends or make other distributions on its Capital Stock to Southwest or any of its other Subsidiaries, (b) make loans or advances or pay any Indebtedness or other obligations owed to Southwest or to any other Subsidiary, or (c) transfer any of its properties or assets to Southwest or to any other Subsidiary, except encumbrances and restrictions existing under (i) the New Indenture, any of the Security Documents, any credit agreement or other documents relating to the Permitted Credit Facility as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment or transfer restrictions than those contained in the Permitted Credit Facility, the Original Indenture, the security documents relating thereto or the Security Documents as in effect on the Issue Date, and
(ii) any agreement of a Person acquired by Southwest or a Subsidiary of Southwest, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition, and are not applicable to any Person or property, other than the Person or any property of the Person so acquired.

         Limitation on Transactions with Affiliates
         ------------------------------------------

         The New Indenture provides that Southwest and each Guarantor may not, and may not permit any of their respective Subsidiaries to, enter directly or indirectly into, or permit to exist, any transaction or series of related transactions with or for the benefit of any Affiliate of Southwest, such Guarantor or any of their respective Subsidiaries, as the case may be, except for transactions made in good faith, the terms of which are fair and reasonable to Southwest, such Guarantor or their respective Subsidiaries, as the case may be, and are at least as favorable as the terms which could be obtained by Southwest, such Guarantor or their respective Subsidiaries, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Affiliates of Southwest, such Guarantor or their respective Subsidiaries, as the case may be, and Southwest, such Guarantor and their respective Subsidiaries, as the case may be, delivers to the New Trustee: (i) with respect to any transaction or series of transactions with an Affiliate of Southwest, such Guarantor or their respective Subsidiaries, as the case may be, involving aggregate consideration in excess of $1 million, an officers' certificate certifying that such transaction or transactions comply with this covenant, (ii) with respect to any transaction or series of transactions with an Affiliate involving aggregate consideration in excess of $2 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such transaction or transactions comply with this covenant and that such transaction or transactions have been approved in good faith by a majority of the members of the Board of Directors who are independent (which resolution shall be conclusive evidence of compliance with this provision), provided that if there is not a majority of independent directors able to approve such transaction, Southwest, such Guarantor or their respective Subsidiaries, as the case may be, shall also deliver an opinion as to the fairness to Southwest, such Guarantor or their respective Subsidiaries, as the case may be, of such transaction or transactions from a financial point of view issued by an investment banking firm of recognized national standing, which opinion shall be conclusive evidence of compliance with this provision; and (iii) with respect to any transaction or series of transactions with an Affiliate of Southwest, such Guarantor or their respective Subsidiaries, as the case may be, involving aggregate consideration in excess of $5 million, an officers' certificate as described in subclause (ii) above and an opinion as to the fairness to Southwest, such Guarantor or their respective Subsidiaries, as the case may be, of such transaction or transactions from a financial point of view issued by an investment banking firm of recognized national standing, which resolution and opinion shall be conclusive evidence of compliance with this provision; provided, however, that this covenant does not restrict: (1) transactions between Southwest or the Guarantors, as the case may be, and any of their respective Subsidiaries or transactions between Subsidiaries of Southwest or the Guarantors, as the case may be, (2) transactions pursuant to the Security Documents, (3) Restricted Payments permitted by the provisions of the New Indenture described under the covenant captioned "--Limitation on Restricted Payments," (4) any employee compensation arrangements by Southwest or any of its Subsidiaries or by any Guarantor or any of its Subsidiaries which have been approved by a majority of such Person's disinterested directors and found in good faith by such directors to be in the best interests of Southwest or its Subsidiary or such Guarantor or its Subsidiary, as the case may be, (5) customary directors' fees and indemnification and similar arrangements and (6) purchases of the New Notes as permitted hereunder.

     Limitation on Assets Sales
     --------------------------

     The New Indenture provides that Southwest may not, and may not permit any Subsidiary to, consummate an Asset Sale without the consent of holders of not less than 66% in aggregate principal amount of the then outstanding New Notes unless: (a) Southwest or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by resolution of the Board of Directors set forth in an officers' certificate delivered to the New Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Capital Stock being sold or issued or otherwise disposed of; and
(b) at least 75% of the value of the consideration for such Asset Sale consists of cash, Cash Equivalents or Exchange Assets or any combination thereof; provided, however, that the amount of any liabilities (as shown on Southwest's or such Subsidiary's most recent balance sheet) of Southwest or any Subsidiary (other than contingent liabilities and liabilities that are Subordinated Indebtedness or otherwise by their terms subordinated to the New Notes or the Guarantees) that are assumed by the transferee of such assets pursuant to a customary novation agreement that releases Southwest and such Subsidiary from further liability shall also be deemed to be cash for purposes of this provision.

     Within 180 days after the receipt of any Net Cash Proceeds from an Asset Sale, Southwest or such Subsidiary may only apply such Net Cash Proceeds: (a) to repay and permanently reduce the maximum amount that can be borrowed under the Permitted Credit Facility, (b) to make Capital Expenditures or (c) to make other acquisitions of assets to be used in Southwest's and its Subsidiaries' oil and gas business; provided, however, that if a Default or Event of Default has occurred and is continuing under the New Indenture before or at the time application of such Net Cash Proceeds would be made hereunder, then Southwest and such Subsidiary must apply such Net Cash Proceeds: (x) to cure any Default or Event of Default that is a default in the payment of any Obligation hereunder or (y) to pay and permanently reduce the maximum amount that can be borrowed under the Permitted Credit Facility. Pending the final application of any such Net Cash Proceeds, Southwest or such Subsidiary may temporarily invest such Net Cash Proceeds in any manner that is not prohibited by the terms of the New Indenture. Any Net Cash Proceeds from Asset Sales that are not applied as provided in clauses (a) through (c) of the first sentence of this paragraph will (after expiration of the relevant periods) be deemed to constitute "Excess Cash."

     Subject to any restrictions on payment of the New Notes contained in the Collateral Trust Agent, when the amount of Excess Cash exceeds $10 million, Southwest must make an irrevocable, unconditional offer (an "Excess Cash Offer") to the holders of the New Notes to purchase the maximum amount of New Notes which could be acquired by application of such amount of Excess Cash as described herein (the "Excess Cash Offer

Amount"), in cash at the purchase price equal to 100% of the principal amount thereof (the "Excess Cash Offer Price"), together with accrued and unpaid interest to the Excess Cash Purchase Date.

     Limitation on Liens
     -------------------

     The New Indenture provides that Southwest may not, and may not permit any Subsidiary to, directly or indirectly, incur, or suffer to exist any Lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Permitted Liens.

     Limitation on Lines of Business
     -------------------------------

     The New Indenture provides that Southwest may not engage in, and shall not permit any Subsidiaries of Southwest to engage in, any line of business other than the oil and gas exploration and production business and such business activities as are reasonably related or incidental thereto and any other business activities of Southwest and its Subsidiaries conducted as of the Issue Date.

     Limitation on the Sale or Issuance of Capital Stock of Subsidiaries
     -------------------------------------------------------------------

     The New Indenture provides that Southwest will not sell or otherwise dispose of any shares of Capital Stock of any Subsidiary, and shall not permit any Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (a) to Southwest or a Wholly-Owned Subsidiary, or (b) if all shares of Capital Stock of such Subsidiary are sold or otherwise disposed of or (c) if such sale is a Public Equity Offering.

     Limitation on Merger, Sale or Consolidation
     -------------------------------------------

     The New Indenture provides that no Guarantor will consolidate with or merge with or into any other Person or, directly or indirectly sell, lease, assign, transfer, or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless (i) either (a) Guarantor is the continuing Person or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States or any state thereof, or the District of Columbia, and shall expressly assume all of the obligations of such Guarantor under the New Indenture, the applicable Guarantee and the Security Documents by appropriate document supplemental thereto, executed and delivered to the New Trustee on or prior to the consummation of such transaction, in form satisfactory to the New Trustee; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transactions; and (iii) immediately after giving effect to such transaction on a pro forma basis, the Net Worth of the surviving or transferee entity is at least equal to the Net Worth of such Guarantor immediately prior to such transaction.

     The New Indenture provides that Southwest will not consolidate with or merge with or into any other Person, or, directly or indirectly, sell, lease, assign, transfer, or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transaction, unless (i) either (a) Southwest is the continuing Person or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and shall expressly assume all of the obligations of Southwest under the New Indenture and the New Notes by a supplemental indenture, executed and delivered to the New Trustee on or prior to the consummation of such transaction, in form satisfactory to the New Trustee; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Net Worth of the surviving or transferee entity is at least equal to the Net Worth of Southwest immediately prior to such transaction; (iv) except for a consolidation or merger of Southwest with or into any Wholly-Owned Subsidiary, the surviving or transferee entity would immediately thereafter be permitted to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the terms of the covenant described herein under the caption "Limitation on Incurrences of Additional Indebtedness and Issuances of Disqualified Capital Stock"; (v) each Guarantor shall have executed and delivered to the New Trustee, in form satisfactory to the New Trustee, a supplemental indenture confirming the obligation to pay the principal of and interest on the New Notes pursuant to their respective Guarantees and to perform their respective covenants under the New Indenture and the Guarantees; and (vi) the New Trustee shall have received an opinion of counsel to the effect that such consolidation, merger, conveyance, transfer or lease will not result in Southwest being required to make any deduction for or on account of taxes from payments made under or in respect of the New Notes. For purposes of this covenant, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect to the transaction) for the Reference Period immediately preceding such transaction.

     The New Indenture provides that Southwest shall not permit or allow any Subsidiary to consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease, assign, transfer, or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary) or the transferee entity (A) is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia and (B) expressly assumes all the obligations of such Subsidiary pursuant to a supplemental indenture, in a form satisfactory to the New Trustee, under the New Notes and the New Indenture; (ii) immediately before and after giving effect to such transaction, no Default or Event of Default exists and immediately after giving effect to such transaction, no Default or Event of Default exists and immediately after giving effect to such transaction, the resulting, surviving or transferee entity could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the terms of the covenant described under "Limitation on Incurrences of Additional Indebtedness and Issuances of Disqualified Capital Stock"; and (iii) such Subsidiary or Person formed by or surviving any such consolidation or merger or the transferee entity on a pro forma basis will have Net Worth (immediately after the transaction) equal to or greater than the Net Worth of such Subsidiary immediately preceding the transaction; provided that, the foregoing shall not apply to a merger, consolidation, sale or other such transaction between Subsidiaries and between Southwest and any Subsidiary.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of Southwest, any Subsidiary of Southwest, or the applicable Guarantor, as the case may be, in accordance with the foregoing in which such Person is not the continuing or surviving Person, the successor Person of such consolidation or merger or the Person to whom such transfer is made shall succeed to, and be substituted for, any may exercise every right and power of, Southwest or the Guarantor, or such Subsidiary, as the case may be, under the New Indenture, the New Notes, the Guarantees and the Security Documents, as the case may be, Southwest under the New Indenture and the New Notes, with the same effect as if such successor corporation had been named as Southwest or the Guarantors, as the case may be, therein.

     This covenant includes a phrase relating to the sale, lease, transfer, conveyance or other dispositions of "all or substantially all" of the assets of a Person. Although there is a developing body of judicial opinions interpreting the phrase "all or substantially all," no precise standard exists under New York law, which is the law governing the New Indenture and the New Notes. Accordingly, the ability of the holders of the New Notes to declare an Event of Default as the result of such a disposition or series of dispositions of less than all of the assets of Southwest, a Subsidiary of Southwest or any Guarantor, as the case may be, to another Person or group is uncertain.

Events of Default and Remedies

     The New Indenture defines an Event of Default as (i) the failure by Southwest to pay installments of interest on the New Notes as and when the same become due and payable and the continuance of any such failure for 30 days, (ii) the failure by Southwest to pay all or any part of the principal or premium, if any, on the New Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise (including the failure to make a payment to purchase the New Notes tendered pursuant to a Change of Control Offer or an Excess Cash Offer), (iii) a default in the performance or breach of the provisions under the caption "Repurchase of New Notes at the Option of the Holder Upon a Change of Control," "Limitations on Asset Sales," or "Limitations on Merger, Sale or Consolidation," (iv) the failure by Southwest or any Guarantor to observe or perform any other covenant, agreement or warranty contained in the New Notes, the New Indenture or any Guarantee which default continues for a single period of 30 days after Southwest receives written notice specifying a default (and demanding that such default be remedied) from the New Trustee, or the New Trustee and Southwest receive such a notice from the holders of at least 25% of the then outstanding principal amount of the New Notes; provided, however, that such 30-day cure period shall be extended for an additional 30-day period if its is possible for Southwest to cure such default within such additional 30-day period and Southwest is diligently pursuing such cure; (v) a default in the observance or performance of any covenant or agreement contained in any Security Document which default continues after such notice of default is given, if such notice is required therein, and beyond the expiration of any applicable grace or cure period provided for therein; (vi) certain events of bankruptcy, insolvency, or reorganization in respect of Southwest or any of its Subsidiaries, (vii) a default which extends beyond any stated period of grace applicable thereto (including any extension thereof) under any mortgage, indenture, or instrument under which there is outstanding any Indebtedness of Southwest or any of its Subsidiaries aggregating in excess of $1 million or a failure to pay such Indebtedness at its stated maturity, (viii) one or more final judgments not covered by insurance by a reputable insurer aggregating in excess of $1 million at any one time rendered against Southwest or any Subsidiary and not stayed or discharged within 60 days, (ix) any New Note, the New Indenture or any Security Document not, at any time, being in full force and effect (except where no material adverse effect to the holders of the New Notes would result or the validity or enforceability of the New Notes, the New Indenture or the Security Documents being contested by Southwest, any Guarantor or any of their Affiliates) or any Lien on the Collateral ceases to be a valid and perfected Lien having the priority contemplated thereby (other than by reason of release in accordance with the terms of the New Indenture) or (x) any Guarantee ceases to be in full force and effect or any Guarantee is declared to be null and void or unenforceable or any Guarantee is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the New Indenture).

     The New Indenture provides that if an Event of Default occurs and is continuing and if it is known to a Trust Officer, the New Trustee must, within 60 days after the occurrence of such Event of Default, give to the Holders notice of such default; provided, that, except in the case of default in payment of principal of, premium, if any, or interest on the New Notes, including an accelerated payment or a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Excess Cash Purchase Date pursuant to an Excess Cash Offer, the New Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the New Notes.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) above), then either the New Trustee or the Holders of 25% of the principal amount of New Notes then outstanding, by notice in writing to Southwest (and to the New Trustee if given by Holders), may declare all principal of, premium, if any, and accrued interest on the New Notes to be due and payable immediately. If an Event of Default specified in clause
(v) above occurs, all principal, premium, if any, and accrued interest on the New Notes will be immediately due and payable on all outstanding New Notes without any declaration or other act on the part of the New Trustee or the Holders. The Holders of not less than a majority of the principal amount of New Notes are authorized to rescind such acceleration if any existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the New Notes which have become due solely by such acceleration, have been cured or waived or certain other conditions are met.

     Prior to the declaration of acceleration of the New Notes, the holders of a majority of the New Notes at the time outstanding may waive on behalf of all the Holders any Default or Event of Default, except a Default in the payment of principal of, premium, if any, or interest on any Note not yet cured, or a Default, or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holders of not less than 66% of the principal amount of the outstanding New Notes. Subject to all provisions of the New Indenture, the Holders of a majority of the New Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the New Trustee or exercising any trust or power conferred on the New Trustee.

     In determining whether the holders of the New Notes have concurred in any direction, waiver, consent or notice, New Notes owned by Southwest or a Super-Affiliate of Southwest will be considered as though such New Notes are not outstanding.

     While the Senior Credit Agreement is outstanding, the New Notes will be severely limited with respect to how and under what circumstances an Event of Default may be declared. For a discussion of these limitations, see "Liens and Security Interests Against Assets of Southwest and Its Subsidiary" and "Terms of the Senior Credit Agreement and the Collateral Trust Agreement" below.

Reports

     The New Indenture requires Southwest and each Guarantor to furnish to the New Trustee, within 60 days after the end of each fiscal quarter that is not also the fiscal year end and 90 days after the end of each fiscal year, an officers' certificate to the effect that a review of Southwest and its Subsidiaries or such Guarantor, as the case may be, during the preceding fiscal year has been made under the supervision of such Person's officers with a view to determining whether Southwest and its Subsidiaries or such Guarantor, as the case may be, have kept, observed, performed and fulfilled their obligations under the New Indenture and that, to the best of the knowledge of each officer executing the certificate, Southwest and its Subsidiaries or such Guarantor, as the case may be, have kept, observed, performed and fulfilled each and every covenant contained in the New Indenture, and are not in default in the performance or observance of any of the terms, provisions and conditions thereof (or, if an Event of Default has occurred, describing such Event of Default of which he may have knowledge and what action Southwest or such Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that, to the best of the knowledge of each officer executing the certificate, no event has occurred or is occurring by reason for which payments of principal or interest on the New Notes are prohibited or if such event has occurred, a description of the event and what action Southwest or such Guarantor, as the case may be, is taking or proposes to take with respect thereto. Additionally, Southwest or such Guarantor, as the case may be, is required upon becoming aware of any Default or Event of Default to deliver to the New Trustee a statement specifying such Default or Event of Default. Southwest must also notify the New Trustee of any changes in the composition of the Board of Directors of Southwest or any of its Subsidiaries or of any amendment to the charter or bylaws of Southwest or any of its Subsidiaries.

     Southwest and each of its Subsidiaries, as applicable, must deliver to the New Trustee copies of quarterly and annual reports and of the information, documents and other reports, if any, which Southwest or such Subsidiary is required to file or would file, if so required, with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days following the date such filing is or would be required. Each of MRO Holdings and SRH must deliver, and must cause their respective Subsidiaries to deliver, to the New Trustee copies of unaudited quarterly and annual reports within 105 days following the end of their respective fiscal year or 60 days following the end of their respective quarter, as the case may be.

Concerning the New Trustee

     The New Indenture contains certain limitations on the rights of the New Trustee, should it become a creditor of Southwest or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In the event the New Trustee acquires any conflicting interest (as defined in the Trust Indenture
Act), it must eliminate such conflict within 90 days or resign as New Trustee.

     Subject to the limitations and the rights of holders of the New Notes set forth in the Collateral Trust Agreement and certain other exceptions, the Holders of not less than a majority of the principal amount of the then outstanding New Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the New Trustee. The New Indenture provides that in case an Event of Default occurs or is continuing, the New Trustee will be required, in the exercise of its power, to use the same degree of care and skill as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the New Trustee will be under no obligation to exercise any of its rights or powers under the New Indenture at the request, order or direction of any Holder of the New Notes unless the Holders have offered to the New Trustee security or indemnity reasonably satisfactory to the New Trustee against the cost, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

Amendments and Supplements

     The New Indenture contains provisions permitting Southwest, the Guarantors and the New Trustee to enter into a supplemental indenture to modify or amend the New Indenture, the New Notes and any Guarantee for certain limited purposes without the consent of the Holders, including curing ambiguities, defects or inconsistencies or making any other change with respect to matters arising under the New Indenture, provided that such changes shall not materially adversely affect the interests of the holders of the New Notes, or complying with the provisions described under the heading entitled "Limitations on Merger, Sale or Consolidation." With the consent of the holders of not less than a majority of the principal amount of the New Notes then outstanding, Southwest, the Guarantors and the New Trustee will be permitted to amend or supplement the New Indenture, the New Notes, any Guarantee or the Security Documents or enter into any supplemental New Indenture to amend or modify the rights of the holders; provided, however, that no such modification or amendment may, without the consent of the holders of not less than 66% of the aggregate principal amount of the New Notes then outstanding, (i) prior to the date on which a Change of Control Offer is required to be made, reduce the Change of Control Purchase Price or alter the provisions of the covenant described under the heading "--Repurchase of New Notes at the Option of the Holder Upon a Change of Control"; or (ii) prior to the date upon which an Excess Cash Offer is required to be made, reduce the Excess Cash Offer Price or alter the provisions of the covenant described under "Limitation on Asset Sales" in a manner adverse to the holders of the New Notes; provided further, that no such modification or amendment may, without the consent of the holders of all the New Notes then outstanding, directly or indirectly, (i) change the stated maturity date or the date any installment of principal of, or any installment of interest on, any New
Note is due, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any New Note or any premium or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity date thereof (or, in the case of redemption, on or after the redemption date), or (x) after the date upon which a Change of Control Offer is to be made, reduce the Change of Control Purchase Price or alter the provisions described under the subheading "--Repurchase of New Notes at the Option of the Holder Upon a Change of Control" or (y) after the date upon which an Excess Cash Offer is required to be made, reduce the Excess Cash Offer Purchase Price or alter the provisions described under the subheading "--Limitations on Asset Sales" (ii) reduce the percentage of the outstanding New Notes whose consent is required for any such amendment, supplemental indenture, or waiver provided for in the New Indenture, (iii) modify certain of the waiver provisions, (iv) adversely affect the ranking of the New Notes or (v) release any Collateral from the Liens created pursuant to the Security Documents or release any of the Guarantees, in any case otherwise than in accordance with the terms of the New Indenture.

Liens and Security Interests Against Assets of Southwest and its Subsidiary

     All of the Obligations of Southwest under the New Notes and the related New Indenture will be secured by, among other things, liens on and security interests in substantially all of the assets of Southwest. The Obligations of Southwest are guaranteed by its Subsidiary Blue Heel, which guarantee is secured by substantially all of Blue Heel's assets. The liens and security interests against the Southwest Collateral will be granted to and held by the Collateral Trustee pursuant to various security documents for the benefit of all Senior Lenders and all holders of the New Notes. The maintenance and disposition of the Southwest Collateral and the Liens against the Southwest Collateral will be governed by a Collateral Trust Agreement. See "--Collateral Trust Agreement" below. The Collateral Trustee will hold liens on the Southwest Collateral to secure payment under the Senior Credit Agreement and the New Notes; however, upon any liquidation or disposition of the Southwest Collateral for the benefit of Southwest's creditors, the Indebtedness of the New Notes will be subordinated in right of payment to the Indebtedness under the Senior Credit Agreement. See "--Subordination of the New Notes" below.

Collateral Trust Agreement

     The Liens on and security interests against the Southwest Collateral granted to the Collateral Trustee will be subject to a Collateral Trust Agreement among the holders of the New Notes, the New Trustee, the Senior Lenders, Southwest, Blue Heel and a Collateral Trustee. Upon consummation of the Exchange, the Collateral Trustee will be the agent of the Senior Lenders under the Senior Credit Agreement. While all the material terms of the Collateral Trust Agreement have not yet been agreed upon by the parties thereto, the Collateral Trust Agreement will, among other items, establish the relative rights of the holders of the New Notes and the Senior Lenders in and to the Southwest Collateral. Subject to and according to the specific terms of the Collateral Trust Agreement, the Collateral Trustee will be responsible for and control matters such as the release of Liens and the exercise of default remedies, including the sale of the Southwest Collateral upon foreclosure. See "--Foreclosure on Collateral" below. The Collateral Trust Agreement also provides for the subordination of the Indebtedness under the New Notes to the Indebtedness under the Senior Credit Agreement, except in the event no Subordination Event exists (as such term will be defined in the Collateral Trust Agreement). See "--Subordination of the New Notes" below. Under the collateral trust agreement, each holder of the New Notes (i) must make certain representations including that such holder has made and will continue to make an independent credit analysis of Southwest and the Southwest Collateral and
(ii) must indemnify the Collateral Trust for certain liabilities with respect to the Security Documents under certain limited circumstances and certain expenses in connection with preserving and enforcing such holder's rights with respect to the Southwest collateral.

Subordination of the New Notes

     The Indebtedness evidenced by the New Notes is generally subordinated in right to payment to the prior payment in full in cash or other payment satisfactory to the Senior Lenders to the Indebtedness under the Senior Credit Agreement to the extent provided in the New Indenture and the Collateral Trust Agreement. Notwithstanding the foregoing, until and unless a Subordination Event has occurred, interest payments may be made on the New Notes. However, upon any distribution of assets of Southwest or Blue Heel or upon any dissolution, winding up, voluntary or involuntary bankruptcy, insolvency, liquidation, reorganization, receivership or similar proceeding relating to Southwest or Blue Heel or their respective property, an assignment for the benefit of creditors or any marshaling of the assets or liabilities of Southwest or Blue Heel, the Senior Lenders will be entitled to receive payment in full of the Indebtedness under the Senior Credit Agreement, in cash or other payment satisfactory to the Senior Lenders, before the holders of the New Notes will be entitled to receive any payment of the Indebtedness then owing in respect of the New Notes.

     Prior to maturity of the New Notes and absent the occurrence and continuance of Subordination Event (as will be defined in the Collateral Trust Agreement), the holders of New Notes will be entitled to receive regularly scheduled payments of interest under the New Indenture. If an event of default under the Senior Credit Agreement occurs and is continuing, and the Senior Lenders provide notice of such default to Southwest and the New Trustee in accordance with the Collateral Trust Agreement, thereby declaring a Subordination Event, Southwest may not pay and the holders of the New Notes are not entitled to receive any further payments of interest on the New Notes for a period of time commencing on the date the Subordination Event is declared and ending on the earlier to occur of: (a) 180 days after the date the Subordination Event was declared, (b) the date on which the event of default giving rise to the Subordination Event is cured, waived or for which a forbearance agreement is put in place, (c) the date on which the Indebtedness under the Senior Credit Agreement is paid in full, or (d) the filing of a bankruptcy case by or against Southwest. Upon the expiration or termination of any Blocking Period, Southwest shall pay to the holders of New Notes all interest which has accrued (including any interest which has accrued at the default rate provided for in the New Indenture), has become due or is past due and remains unpaid and, thereafter, shall pay interest when the same becomes due and payable as provided for in the New Indenture. Following the expiration or termination of any Blocking Period, additional Blocking Periods may be commenced, however, Holders are seeking a provision that in no event shall there be a Blocking Periods in effect for more than 180 days in any period of 360 consecutive days.

     The subordination provisions of the Collateral Trust Agreement will not prevent the occurrence of any Event of Default under the New Indenture. However, in the event Southwest defaults on its Obligations under the New Notes prior to the maturity of the New Notes, the Collateral Trust Agreement will provide that the Indebtedness under the New Notes cannot be accelerated unless, (a) the Indebtedness under the Senior Credit Agreement is paid in full, (b) Southwest files a bankruptcy petition (or an involuntary petition is filed against it and not dismissed in 60 days) or (c) the Indebtedness under the Senior Credit Agreement has been accelerated. In addition, the provisions of the Collateral Trust Agreement limit the rights of the New Trustee and/or the holders of the New Notes to foreclose on, or otherwise exercise any rights or remedies with respect to, the Southwest Collateral until such time as all Obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated.

     Upon consummation of the Exchange, Southwest expects to have approximately $60 million of senior Indebtedness outstanding under the Senior Credit Agreement to which the New Notes will be subordinated. The New Notes rank pari passu to the Original Notes with respect to payment of interest and principal.

Guarantees and Collateral for Guarantees

     Pursuant to the SRH Guarantee, SRH unconditionally guarantees to each Holder and the New Trustee the full and prompt performance of Southwest's Obligations under the New Indenture and the New Notes, including the payment of principal and interest on the New Notes. The SRH Guarantee ranks pari passu in right of payment to all existing and future senior Indebtedness of SRH and payment on the Original Notes. The SRH Guarantee is secured by the pledge of the Capital Stock of Basic directly owned by SRH, which equals approximately 3.75% of the outstanding shares of capital stock of Basic.

     MRO Holdings, pursuant to a MRO Holdings Guarantee, unconditionally guarantees to each holder and the New Trustee the full and prompt performance of Southwest's Obligations under the New Indenture and the New

Notes, including the payment of principal and interest on the New Notes. The MRO Holdings Guarantee ranks pari passu in right of payment to all existing and future senior Indebtedness of MRO Holdings and payment on the Original Notes. The MRO Holdings Guarantee will be secured by the pledge of Capital Stock of Red Oak hereafter directly owned by MRO Holdings, which equals approximately 82% of the outstanding shares of Capital Stock of Red Oak.

     The pledge of the Capital Stock of Basic directly owned by SRH and the pledge of Capital Stock of Red Oak directly owned by MRO Holdings is subject to an existing Lien for the benefit of the Holders of Original Notes, if any, remain outstanding upon consummation of the Exchange under the Amended and Restated Pledge Agreement.

     Pursuant to the Blue Heel Guarantee, Blue Heel unconditionally guarantees to each holder and the New Trustee, the full and prompt performance of Southwest's Obligations under the New Indenture and the New Notes, including the payment of principal and interest on the New Notes. The Blue Heel Guarantee will rank pari passu in right of payment to all existing and future senior Indebtedness of Blue Heel. The Blue Heel Guarantee will be secured by a Lien and security interest on substantially all of its assets in favor of the holders of the New Notes. The Liens and security interests securing the Blue Heel Guarantee, however, are subject to the terms and limitations of the Collateral Trust Agreement with respect to subordination and priority in the right to payment from proceeds of Collateral. See "Collateral Trust Agreement"

     The New Indenture also provides that each future Subsidiary of Southwest must become a Subsidiary Guarantor either by execution of the New Indenture or a supplemental New Indenture and thereby guarantee the New Notes as described herein. As of the Exchange Date, there will be no Subsidiary Guarantor.

     The obligations of SRH, MRO Holdings and Blue Heel, as Guarantors, are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor will result in the obligations of such Guarantor under the respective Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

Foreclosure on Collateral

     Upon the occurrence of an Event of Default and/or the acceleration of Southwest's Obligation to repay the principal of, and accrued but unpaid interest on, the New Notes, the Collateral Trustee, the New Trustee or any other collateral trustee designated by the New Trustee, as the case may be, may take all actions it deems necessary or appropriate, including, but not limited to, all actions to preserve or protect the Collateral or to foreclose upon the Collateral in accordance with the security documents, the Collateral Trust Agreement and/or applicable law. However, until such time as all Obligations under the Senior Credit Agreement have been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated, the rights of the New Trustee or the holder of the New Notes to direct or control actions to foreclose upon the Southwest Collateral or otherwise exercise remedies against the Southwest Collateral or Southwest will be limited by the terms of the Collateral Trust Agreement.

     The proceeds received from the sale of any Collateral that is the subject of a foreclosure or collection suit shall be applied first to pay the expenses of such foreclosure or suit, including amounts then payable to the Collateral Trustee, the New Trustee or any other collateral trustee designated by the New Trustee, then to pay the Indebtedness due under the Senior Credit Agreement, and thereafter to pay the principal of and interest on the New Notes. There can be no assurance that the Collateral Trustee, the New Trustee or any other collateral trustee designated by the New Trustee will be able to sell the Collateral without substantial delays or that the proceeds obtained will be sufficient to pay all amounts owing to holders of the New Notes.

Certain Bankruptcy Limitations

     The right of the Collateral Trustee, the New Trustee or any other collateral trustee designated by the New Trustee, as the case may be, to repossess and dispose of the Collateral would likely be significantly impaired under applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against Southwest or any Subsidiary prior to such trustee having repossessed and disposed of the Collateral. Under applicable bankruptcy law, a secured creditors are prohibited from repossessing collateral security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, applicable bankruptcy law permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but it is intended generally to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the New Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Trustee, the New Trustee or any other collateral trustee designated by the New Trustee could repossess or dispose of the Collateral or whether or to what extent Holders of the New Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

Transfer of Collateral; Release of Collateral

         Pursuant to the terms of the Collateral Trust Agreement, Southwest will be entitled to transfer all or a portion of the Southwest Collateral, and the Collateral Trustee shall be required to release Liens on Southwest Collateral, only to the extent that any such transfer is permitted under both the Senior Credit Agreement and the New Indenture. To the extent the proceeds of any sale of the Southwest Collateral are not used to pay the Indebtedness owing to the Senior Lenders or the holders of New Notes prior to the repayment in full of such Indebtedness, such proceeds shall be subject to the Liens of the Collateral Trustee.

Legal Defeasance; Satisfaction and Discharge of the New Indenture

         Southwest will be deemed to have paid and discharged the entire Indebtedness on all of the outstanding New Notes (except as to (i) rights of registration of transfer, substitution and exchange of the New Notes and Southwest's right of optional redemption, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the New Notes (but not the Change in Control Purchase Price or the Excess Cash Purchase Price), solely from the trust fund described below, when such payments are due (or at such time as the New Notes would be subject to redemption at the option of Southwest in accordance with the New Indenture), (iii) the rights, obligations and immunities of the New Trustee under the New Indenture, and (iv) certain other specified provisions in the New Indenture regarding discharge of the New Indenture and legal defeasance (the foregoing exceptions (i) through (iv) are collectively referred to as the "Reserved Rights")) after the irrevocable deposit by Southwest with the New Trustee, in trust for the benefit of the Holders, of cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay the principal of, premium, if any, and interest on the New Notes then outstanding on the Stated Maturity Date or on the applicable redemption date, as the case may be. Southwest must specify whether the New Notes are being defeased to the Stated Maturity Date or to a particular redemption date. Such a trust may be established only if certain conditions are satisfied, including delivery by Southwest to the New Trustee of an opinion of counsel acceptable to the New Trustee (who may be outside counsel to Southwest but shall not be employed by Southwest or any Affiliate) to the effect that (i) the defeasance and discharge will not be deemed, or result in, a taxable event for Federal income tax purposes, with respect to the Holders, (ii) Southwest's deposit will not result in Southwest or any Guarantor, the trust or the New Trustee being subject to regulation under the Investment Company Act of 1940, and (iii) after the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those laws apply to Southwest or any Guarantor) following the deposit of the trust funds, such funds will not be subject to set aside or avoidance under any bankruptcy, insolvency, or other similar laws affecting creditors' rights generally. The New Indenture will not be discharged if, among other things, an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Southwest or any Guarantor shall have occurred on the date of such deposit or at any time in the period ending on the 91st day after the date of deposit or if such legal defeasance would result in a breach or violation of, or constitute a default under, the New Indenture or any agreement or installment to which Southwest or any Subsidiary is bound.

         The New Indenture, the Guarantees, and each of the Security Documents will cease to be of further effect as to all outstanding New Notes when Southwest has paid all other sums payable under the New Indenture by

Southwest and either (i) all outstanding New Notes have been delivered to the New Trustee for cancellation, or (ii) all New Notes not delivered to the New Trustee for cancellation have become due and payable and Southwest has irrevocably deposited or caused to be deposited with the New Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the New Notes not already delivered to the New Trustee for cancellation, for principal of, premium if any, and interest on the New Notes.

No Personal Liability of Stockholders, Officers or Directors

         No stockholder, employee, officer, or director, as such, past, present, or future of Southwest, SRH, Blue Heel or MRO Holdings or any of their respective Subsidiaries or any successor corporation of any of them shall have any personal liability in respect of the obligations of SRH, Southwest, MRO Holdings or any of their respective Subsidiaries under the New Notes, the New Indenture, the Guarantees or any Security Document by reason of his or its status as such stockholder, employee, officer, or director.

Governing Law

         The New Indenture, the New Notes, the Guarantees and the Security Documents are and will be governed by the laws of the State of New York.

Terms of the Class A Common Shares

         The following description is a summary of the material terms of the Class A Common Shares and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws and is subject to, and qualified in its entirety by reference to, the Amended and Restated Certificate of Incorporation, attached hereto as Exhibit I, and the Amended and Restated Bylaws, attached hereto as Exhibit J.

General

         Southwest will issue an aggregate 900,000 Class A Common Shares to the Holders who tender their Original Notes, which will equal 75% of Southwest's issued share capital upon consummation of the Exchange. Each Class A Common Share has one vote on all matters on which stockholders are entitled or permitted to vote and has equivalent rights to the holders of Common Stock, except with rights with respect to the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Class A Common Shares are entitled to share ratably in dividends declared by the Board of Directors out of funds legally available therefor with holders of shares of Common Stock and Special Stock, if outstanding. Southwest does not expect to declare or pay cash dividends to holders of its Common Stock in the foreseeable future. Upon liquidation or dissolution, subject to preferences that may be applicable to an outstanding share of preferred stock, the holders of Class A Common Shares are entitled to share ratably in all assets available for distribution to holders of the Class A Common Shares and holders of Common Stock. All of the outstanding Class A Common Shares will be fully paid and nonassessable.

         Southwest will issue the Class A Common Shares without registering them under the Securities Act in reliance on an exemption thereto under Section 3(a)(9) of the Securities Act. Pursuant to SEC interpretations, the Class A Common Shares will retain the status of the Original Notes as being registered and freely tradable under the Securities Act, except by persons who are considered affiliates of Southwest or persons who hold Class A Common Shares that were previously held by affiliates of Southwest. (Certain Holders will be considered "Affiliates" as a result of the Exchange.) There is currently, however, no market for the Class A Common Shares and there can be no assurance that such a market will develop. See "Risk Factors -- Absence of Public Market for the New Notes, the Class A Common Shares and the Common Stock."

Board Representation

         The Board of Directors will initially be composed of seven members. While any Class A Common Shares remain outstanding, the beneficial owners of the Class A Common Shares are entitled to elect four out of seven total members to Southwest's Board of Directors in accordance with the terms of the Amended and Restated Certificate of Incorporation. The remaining three directors will be appointed by the holder of Common Stock and Special Stock. The initial four members of the Board representing the Class A Common Shares will be set forth in the Amended and Restated Certificate of Incorporation, to be filed with the Delaware Secretary of State prior to or on the Exchange Date. In the event the Special Shares are cancelled (as described below), at the option of the holders of the Class A Common Shares, such holders of Class A Common Shares will be entitled to elect a fifth representative out of eight total members to serve on Southwest's Board of Directors.

         Any vacancy occurring in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any director elected by the holders of the Class A Common Shares must be filled by those remaining directors that were elected by the holders of Class A Common Shares. Any vacancy occurring in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any director elected by the holders of Common Stock and Special Stock must be filled by those remaining directors that were elected by the holders of Common Stock and Special Stock. Each director elected to fill a vacancy shall serve until the expiration of the term of his predecessor or, if there is no predecessor, until the next succeeding annual meeting and thereafter until his successor shall be duly elected and qualified, unless sooner displaced from office by resignation, removal or otherwise.

         Any director or the entire Board of Directors may be removed at any time, but only by the affirmative vote of the holders of two-thirds of the outstanding shares of capital stock of Southwest entitled to elect such director cast at a meeting of the stockholders called for that purpose; provided, however, that within 120 days after H. H. Wommack, III (a) no longer directly or indirectly has beneficial ownership of 50% or more of Southwest's Common Stock and (b) resigns, is removed or otherwise no longer serves as an executive officer of Southwest, then the Class A Common Shares will automatically convert to Common Stock and any director or the entire Board of Directors of Southwest may be removed with or without cause by a majority of the outstanding shares of capital stock of Southwest entitled to vote generally in the electoral directors (considered for this purpose as a single class).

Conversion into Common Stock

         The Class A Common Shares will automatically convert into shares of Common Stock on the basis of one share of Common Stock for each Class A Common Share issued and outstanding (a) immediately prior to (i) the closing of a firm commitment underwritten initial public offering of at least $10 million in net proceeds by Southwest of Southwest's Common Stock, pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or
(ii) any other transaction pursuant to which Southwest's Common Stock becomes listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system or (b) immediately after H. H. Wommack, III (a) no longer directly or indirectly has beneficial ownership of 50% or more of Southwest's Common Stock, and (b) resigns, is removed as or is otherwise no longer an executive officer of Southwest.

No Listing or Quotation

         Neither the Class A Common Shares nor the Common Stock will be listed on any national securities exchange or authorized to be quoted on any inter-dealer quotation system of any national securities association and Southwest does not currently intend to apply for such listing or quotation with respect to the Class A Common Shares; however, at the appropriate time, Southwest may apply for such listing or quotation with respect to Southwest's Common Stock, and, in connection with such listing or quotation, all Class A Common Shares will convert to Common Stock.

Registration Rights

         Holders of the New Notes and the Class A Common Shares issued in the Exchange (the "Registrable Securities") will have registration rights with respect to the Exchange Consideration. Southwest is obligated to register the Registrable Securities under the Securities Act and must file a registration statement by April 30, 2002. Under the terms of the Note Exchange Agreement, SRH is entitled to piggy-back registration rights with respect to its Common Stock and Special Stock.

Participation Agreement

         Holders of $88 million in principal amount of the Original Notes have entered into a Participation Agreement with Southwest. Each Participating Holder has agreed: (i) to continue to hold the Original Notes and to surrender the Original Notes upon consummation of the Exchange on the terms set forth in this Statement, or (ii) to sell the Original Notes only to a purchaser who agrees to be bound by all of the terms of the Participation Agreement to which such Holder is a party.

         In the event that the Exchange is not consummated on or prior to April 3, 2002 the Participation Agreement will terminate and the holders of Original Notes that are parties to it will be released from their obligations thereunder and will be free to dispose of the Original Notes and/or decline to surrender the Original Notes or to participate in the Exchange.

                TERMS OF THE SPECIAL SHARES TO BE ISSUED TO SRH

         The following description is a summary of the material terms of the Special Shares. The following description does not restate or fully summarize the Special Shares or the applicable provisions of the Amended and Restated Certification of Incorporation and is subject to and qualified in its entirety by reference to such provisions of the Amended and Restated Certificate of Incorporation, attached hereto as Exhibit I.

         In connection with the Exchange, Southwest will issue to its current sole stockholder, SRH, 200,000 shares of Special Stock. Combined with the 100,000 shares of Common Stock to be held by SRH upon consummation of the Exchange, SRH will own 25% of Southwest's issued and outstanding share capital.

         Holders of Special Shares are entitled to receive dividends, when and as declared by the Board of Directors, out of funds available for the payment of dividends, on a pro rata basis with the holders of shares of Common Stock and Class A Common Stock. Southwest has no present intention to pay dividends to its stockholders. Holders of Special Shares are entitled to one vote per share on all matters upon which the stockholders of Southwest are entitled or permitted to vote.

         If, prior to or on October 3, 2003 Southwest pays in cash in full the New Notes, Special Shares will automatically on the date such payment be converted into shares of Common Stock, on a basis of one share of Common Stock per share of Special Stock issued and outstanding. If, prior to or on October 3, 2003, Southwest either (i) fails to pay in cash in full the New Notes or (ii) there is a voluntary or involuntary bankruptcy filing by or against Southwest, then, upon the earlier of such event, the Special Shares shall be deemed canceled, shall be null and void and of no further effect. Upon cancellation of the Special Shares, SRH would then own only 10% of Southwest's issued and outstanding share capital.

                   COMPARISON OF ORIGINAL NOTES AND NEW NOTES

         Set forth below is a comparison of the terms of the Original Notes and the New Notes:

                                       Original Notes                            New Notes
                                       --------------                            ---------
Issuer ...................      Southwest Royalties, Inc.              Southwest Royalties, Inc.

Issue ....................      $200 million Principal Amount of       $60 million Principal Amount of
                                Senior 10 1/2% Notes                   Senior Secured Notes

Security .................      Unsecured; Guaranteed by pledge of     Secured by a shared lien with the
                                stock of SRH's Subsidiaries            Senior Credit Agreement on
                                                                       substantially all of Southwest's
                                                                       assets and guaranteed by a pledge of
                                                                       Basic common stock held by SRH, Red
                                                                       Oak common stock held by MRO
                                                                       Holdings and by substantially all
                                                                       the assets of Blue Heel, Southwest's
                                                                       only Subsidiary

Issue Date ...............      October 15, 1997                       On or about April 3, 2002

                                       Original Notes                            New Notes
                                       --------------                            ---------
Maturity .................      October 15, 2004                       June 30, 2004

Interest Payments ........      10 1/2% semi-annually on April 15      Interest will begin accruing at 10 1/2% per
                                and October 15                         annum on February 1, 2002 through December 31, 2002,
                                                                       at 11 1/2% per annum from January 2, 2003 through
                                                                       December 31, 2003, and at 12 1/2% per annum thereafter
                                                                       until the Maturity Date; interest upon an Event of
                                                                       Default is 18% per annum

Conversion ...............      Not convertible                        Not convertible

                                       Original Notes                            New Notes
                                       --------------                            ---------
Ranking; Subordination .....    The Original Notes rank pari passu     As long as no Subordination Event
                                with the Indebtedness under the        exists (as will be defined in the
                                existing senior credit facility with   Collateral Trust Agreement),
                                Foothill Capital Corporation and all   regularly scheduled payments of
                                other general payment obligations of   interest on the New Notes will be
                                Southwest, are guaranteed by certain   pari passu with payment of the
                                pledges of capital stock but are not   Indebtedness under the Senior Credit
                                secured by liens against the           Agreement and all other general payment
                                collateral.                            obligations of the Southwest. In all
                                                                       other respects, the right to payment on
                                                                       the New Notes will be subordinated to
                                                                       the payment of the Indebtedness under
                                                                       the Senior Credit Agreement, but not to
                                                                       any other secured payment obligations
                                                                       of Southwest. The New Notes will be secured
                                                                       by liens on substantially all of the assets
                                                                       of Southwest and Blue Heel and are guaranteed
                                                                       by certain pledges of capital stock. The New Notes
                                                                       are superior in priority with respect to certain
                                                                       collateral to the Original Notes and with respect
                                                                       to other collateral are subordinate to the payment
                                                                       of Indebtedness under the Original Notes. The New
                                                                       Notes are pari passu in right of payment to the
                                                                       Original Notes.


Optional Redemption ........    At its option, Southwest may redeem    Redeemable at par (plus accrued and
                                the Original Notes at the following    unpaid interest) at Southwest's
                                redemption prices (expressed as a      option at any time prior to maturity.
                                percentage of the outstanding
                                principal amount): 102.625% in 2002
                                and 100% in 2003 and thereafter;
                                plus, in each case, accrued and
                                unpaid interest.

Mandatory Redemption and        Holders can cause Southwest to         Holders can cause Southwest to
Repurchase at Option of         repurchase the Original Notes at       repurchase the Original Notes at
Holder .....................    101% of par following a "Change of     101% of par following a "Change of
                                Control" of Southwest (as defined in   Control" of Southwest (as defined in
                                the Original Indenture).               the New Indenture).

                                                                       Subject to any restrictions on payment of
                                                                       the New Notes contained in the Collateral Trust
                                                                       Agreement, in the event Southwest has available
                                                                       funds with which to repurchase all of the New
                                                                       Notes at par from the Senior Credit Agreement and
                                                                       a Subordinated Credit Facility and the weighted
                                                                       average interest cost of the funds borrowed under
                                                                       the Senior Credit Agreement and the Subordinated
                                                                       Credit Facility is 12% or less, then Southwest
                                                                       must repurchase the New Notes; provided, however,
                                                                       the Board of Directors, by unanimous vote, may
                                                                       direct Southwest not to effect such repurchase;
                                                                       and provided further, Southwest shall not effect
                                                                       such repurchase if the repurchase would cause
                                                                       Southwest to become insolvent. The holders of the
                                                                       New Notes, must tender their New Notes under the
                                                                       circumstances.


                                       Original Notes                            New Notes
                                       --------------                            ---------
Covenants ................      Restrictions on Southwest's ability    Southwest and the Guarantors to
                                to engage in certain mergers,          engage in certain mergers,
                                consolidations and asset               consolidations and asset
                                dispositions.                          dispositions.

                                Restrictions on Southwest's ability
                                to utilize the proceeds of certain     Restrictions on Southwest's ability
                                asset dispositions and engage in       to utilize the proceeds of certain
                                certain transactions resulting in a    asset dispositions and engage in
                                Change of Control of Southwest.        certain transactions resulting in a
                                                                       Change of Control of Southwest.

                    TERMS OF THE SENIOR CREDIT AGREEMENT AND
                         THE COLLATERAL TRUST AGREEMENT

         In connection with the Exchange, Southwest will enter into the Senior Credit Agreement. Union Bank of California will act as administrative agent to the Senior Credit Agreement. As of the date of this Statement, Southwest is pursuing commitments from other potential Senior Lenders to participate in the Senior Credit Agreement. The proposed terms of the Senior Credit Agreement provides for an initial borrowing base of $60 million, with a maximum of $80 million, of which $60 million will be available for general corporate purposes, with the remaining $20 million subject to debt incurrence tests (asset value and cash flow-based calculated on a pro-forma basis). The proposed interest rate of the Senior Credit Agreement will be determined by a LIBOR grid based upon borrowing base usage, with a margin ranging from 225 to 275 basis points. The Indebtedness under the Senior Credit Agreement will mature on March 30, 2004.

         All of the Obligations of Southwest under the Senior Credit Agreement will be secured by, among other things, liens on and security interests in substantially all of the assets of Southwest. The Obligations of Southwest are guaranteed by its Subsidiary Blue Heel, which guarantee is secured by substantially all of Blue Heel's assets. The liens on and security interests in the Southwest Collateral will be granted to and held by the Collateral Trustee pursuant to various security documents for the benefit of the New Trustee, all Senior Lenders and all holders of the New Notes. The maintenance and disposition of the Southwest Collateral and the liens against the Southwest Collateral will be governed by the Collateral Trust Agreement, unless and until the Collateral Trust Agreement has been terminated in accordance with its terms. While all the materials terms of the Collateral Trust Agreement have not yet been agreed upon by the parties thereto, the Collateral Trust Agreement will, among other items, establish the relative rights of the holders of the New Notes and the Senior Lenders in and to the Southwest Collateral. Subject to and according to the specific terms of the Collateral Trust Agreement, the Collateral Trustee will be responsible for and will control matters such as the release of liens and the exercise of default remedies, including the sale of the Southwest Collateral upon foreclosure. The Collateral Trustee will hold Liens on the Southwest Collateral to secure payment under the Senior Credit Agreement and New Notes; however, upon any liquidation or disposition of the Southwest Collateral for the benefit of Southwest's creditors, the Indebtedness under the New Notes will be subordinated in right of payment to the Indebtedness under the Senior Credit Agreement. Additionally, under the Collateral Trust Agreement, each holder of the New Notes (i) must make certain representations, including that such holder has made and will continue to make an independent credit analysis of Southwest and the Southwest Collateral and (ii) must indemnify the Collateral Trustee for certain liabilities with respect to the Security Documents under certain limited circumstances and certain expenses in connection with preserving and enforcing such holder's rights with respect to the Southwest Collateral.

         If an event of default under the Senior Credit Agreement occurs and is continuing, and the Senior Lenders provide notice of such default to Southwest and the New Trustee in accordance with the Collateral Trust Agreement, thereby declaring a Subordination Event, Southwest may not pay and the Holders of the New Notes are not entitled to receive any further payments of interest on the New Notes for a period of time commencing on the date the Subordination Event is declared and ending on the earlier to occur of: (a) 180 days after the date the

Subordination Event was declared, (b) the date on which the event of default giving rise to the Subordination Event is cured, waived or for which a forbearance agreement is put in place, (c) the date on which the Indebtedness under the Senior Credit Agreement is paid in full, or (d) the date on which a bankruptcy case by or against Southwest is commenced. Upon the expiration or termination of any Blocking Period, Southwest shall pay to the holders of New Notes all interest which has accrued (including any interest which has accrued at the default rate provided for in the New Indenture), has become due or is past due and remains unpaid and, thereafter, shall pay interest when the same becomes due and payable as provided for in the Indenture. Following the expiration or termination of any Blocking Period, additional Blocking Periods may be commenced, however, Holders are seeking a provision that in no event shall there be a Blocking Periods in effect for more than 180 days in any period of 360 consecutive days.


         The subordination provisions of the Collateral Trust Agreement will not prevent the occurrence of any Event of Default under the New Indenture. However, in the event Southwest defaults on its Obligations under the New Notes prior to the maturity of the New Notes, the Collateral Trust Agreement will provide that the Indebtedness under the New Notes cannot be accelerated unless, (a) the Indebtedness under the Senior Credit Agreement is paid in full, (b) Southwest files a bankruptcy petition (or an involuntary petition is filed against it and not dismissed in 60 days) or (c) the Indebtedness under the Senior Credit Agreement has been accelerated. In addition, the provisions of the Collateral Trust Agreement limit the rights of the New Trustee and/or the holders of the New Notes to foreclose on, or otherwise exercise any rights or remedies with respect to, the Southwest Collateral until such time as all the Indebtedness under the Senior Credit Agreement has been paid in full in cash or other payment satisfactory to the Senior Lenders and all lending commitments thereunder have been terminated.

     A FINAL VERSION OF THE COLLATERAL TRUST AGREEMENT AND THE TERM SHEET FOR THE SENIOR CREDIT AGREEMENT WILL BE SENT TO THE HOLDERS AT LEAST 10 BUSINESS DAYS PRIOR TO THE EXPIRATION DATE. THE EXCHANGE IS CONDITIONED UPON THE EXECUTION AND DELIVERY OF THE SENIOR CREDIT AGREEMENT AND THE COLLATERAL TRUST AGREEMENT. THERE CAN BE NO ASSURANCE THAT THE SENIOR CREDIT AGREEMENT OR THE COLLATERAL TRUST AGREEMENT WILL BECOME EFFECTIVE AND THUS THE EXCHANGE WILL BE CONSUMMATED.

                      TERMS OF THE NOTE EXCHANGE AGREEMENT

         In connection with the Exchange, the Note Exchange Agreement will be entered into between Southwest and each of the Holders participating in the Exchange. The execution of the Consent and Letter of Transmittal will confer upon the Depositary a Power of Attorney to execute the Note Exchange Agreement on behalf of the tendering Holders. Once executed by the Depositary on behalf of the tendering Holders, the Note Exchange Agreement will constitute a legally binding obligation on the part of the tendering Holders and Southwest to complete the Exchange. The Exchange Agreement will not become legally binding until both the Depositary, on behalf of the tendering Holders, and Southwest execute the Note Exchange Agreement. The Note Exchange Agreement reiterates the terms of the Offer, contains certain representations and warranties by Southwest and the exchanging Holders and indemnification by Southwest of the exchanging Holders with respect to certain matters involving the Exchange and includes registration rights provisions for the Holders and SRH, Southwest's current parent. The Note Exchange Agreement is attached to this Statement as Exhibit K.

                       TERMS OF THE STOCKHOLDERS AGREEMENT

         In connection with the Exchange, the Stockholders Agreement will be entered into among Southwest, SRH, H. H. Wommack, III and the holders of Class A Common Shares. The execution of the Consent and Letter of Transmittal will confer upon the Depositary a Power of Attorney to execute the Stockholders Agreement on behalf of the tendering Holders. Once executed by the Depositary on behalf of the tendering Holders, Southwest, Mr. Wommack and SRH, the Stockholders Agreement will place conditions on certain sales of Class A Common Shares, Common Stock and Special Stock. The Stockholders Agreement (i) provides the tendering Holders a right of first refusal for shares of Common Stock or Special Stock held by SRH, (ii) grants tag-along rights to SRH which permit SRH to sell a pro rata percentage of its Common Stock and/or Special Stock if the tendering Holders collectively transfer a majority of their Class A Common Shares, and (iii) grants co-sale rights to the tendering Holders whereby tendering Holders desiring to sell collectively a majority of their Class A Common Shares may require SRH to sell a pro rata percentage of its Common Stock and/or Special Shares in connection with such sale. The Stockholders Agreement is attached to this Statement as Exhibit L.

            THE DISTRIBUTION AND THE PROPOSED WAIVERS AND AMENDMENTS

     The following is a description of the Distribution and the Proposed Waivers and Amendments. In order to consummate the proposed Distribution, certain provisions in the Original Indenture and in the Original Pledge Agreement must be waived or amended. Southwest also intends to remove most of the covenants from the Original Indenture. Consummation of the Exchange is conditioned upon obtaining the Requisite Consent to the Proposed Waivers and Amendments. The Proposed Waivers and Amendments must be approved by the Requisite Consent of the Holders in accordance with the terms of the Original Indenture and must be approved in order for the Holders to exchange their Original Notes.

The Distribution

         SRH owns approximately 82% of the common stock of Red Oak. Red Oak was formed in 1992 to own and manage commercial real estate properties, including shopping centers and office buildings, in secondary real estate markets in the southwestern United States. As of December 31, 2001, Red Oak owned and managed 20 commercial real estate properties. Red Oak is an Affiliate and an Unrestricted Subsidiary of SRH as defined in the Original Indenture.

         SRH will transfer its shares of Red Oak to MRO Holdings, which will become a Restricted Subsidiary under the Original Indenture (assuming any Original Notes remain outstanding upon consummation of the Exchange). SRH will receive shares in MRO Holdings in exchange for the transfer to MRO Holdings of its shares of Red Oak. Thereafter, SRH will distribute its shares of MRO Holdings to its stockholders. SRH will have no rights to the shares of Red Oak or MRO Holdings. MRO Holdings will become a guarantor under the Original Indenture and the New Indenture, as more fully discussed below.

     The shares of Red Oak are pledged by SRH as collateral under the Original Indenture and are subject to the Original Pledge Agreement. The shares of Red Oak will also be pledged as collateral under the New Indenture and the Security Documents. MRO Holdings will guarantee payment of the New Notes under the New Indenture, will become a guarantor under the Original Indenture and will become a party to the Original Pledge Agreement. Therefore, the shares of Red Oak will continue to be pledged to the Holders under the Original Pledge Agreement. Moreover, MRO Holdings will be subject to all of the restrictions set forth in the Original Pledge Agreement and the New Indenture.

         Because the Original Pledge Agreement, the Original Indenture, the Original Notes and the Collateral will remain in place and MRO Holdings will become a guarantor and sign the Amended and Restated Pledge Agreement (assuming any Original Notes remain outstanding upon consummation of the Exchange), Southwest does not believe that the Distribution will materially affect the Collateral.

Description of Amendments to the Original Indenture

         Southwest proposes to amend the Original Indenture to allow the Distribution and to remove most of its restrictive covenants. The provisions which Southwest proposes to modify are set forth in full in the form of the Supplemental Indenture which is attached hereto as Exhibit E. The descriptions set forth below only briefly summarize the substantive amendments to the Original Indenture, do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the form of the Supplemental Indenture.

         Section 9.02 of the Original Indenture provides for the amendment of any provision by the Holders of not less than a majority of the principal amount of the outstanding Original Notes, except that alterations to Sections 4.15 and
4.16 require the consent of 66 2/3% of the principal amount of the outstanding Original Notes. Consequently, Southwest is soliciting the consents for the proposed covenants removal from Holders of not less than 66 2/3% of the principal amount of the Original Notes. Holders must consent to Proposed Waivers and Amendments in order to tender their Original Notes in the Exchange.

         The proposed amendments to the Original Indenture would modify the following provisions of the Original Indenture:

-----------------------------------------------------------------------------------------------------------------------
    Indenture
    Agreement         Provision                        Substance                      Substance of Proposed
     Section                                          of Provision                           Amendment
------------------------------------------------------------------------------------------------------------------------
Section 1.01       Certain Definitions      Definitions in the Original Indenture    Removes certain definitions.
                                            will no longer apply due to the
                                            removal of most of the covenants
------------------------------------------------------------------------------------------------------------------------
Section 4.06       Compliance               Requires SRH and Southwest to            Amended to remove requirement
                   Certificate; Financial   delivery an officer's certificate to     that SRH's financial statements
                   Statements; Notice of    Original Trustee regarding compliance    include a report from its auditors
                   Default                  with the provisions of the Original      regarding compliance with financial
                                            Indenture                                ratios
------------------------------------------------------------------------------------------------------------------------
Section 4.08       Reports to Holders       Requires SRH and Southwest, as           Amended to remove certain
                                            applicable, to deliver annual and        requirements about filing
                                            quarterly reports to the Original        reports with the SEC and, in
                                            Trustee                                  certain situations, to the
                                                                                     Holders
------------------------------------------------------------------------------------------------------------------------
Section 4.09       Waiver of Stay,          Prohibits Southwest from making claims   Delete
                   Extension or Usury Laws  based upon any stay or extension law or any usury law
------------------------------------------------------------------------------------------------------------------------
Section 4.10       Limitation on            Subject to certain exceptions,           Delete
                   Restricted Payments      prohibits SRH and Southwest from
                                            declaring dividends, purchasing or
                                            redeeming capital stock, and making
                                            payments on subordinated indebtedness
                                            and certain restricted investments
------------------------------------------------------------------------------------------------------------------------
Section 4.11       Limitation on            Prohibits SRH and Southwest from         Delete
                   Transactions with        entering into affiliate transactions
                   Affiliates               (subject to certain exceptions)
------------------------------------------------------------------------------------------------------------------------
Section 4.12       Limitation on            Places limitations on SRH and            Delete
                   Incurrence of            Southwest's ability to incur
                   Additional               indebtedness
                   Indebtedness and
                   Issuances of
                   Disqualified Capital
                   Stock
------------------------------------------------------------------------------------------------------------------------
Section 4.13       Limitation on Dividend   Limits SRH and Southwest's ability to    Delete
                   and Other Payment        pay dividends or other distributions,
                   Restrictions Affecting   make loans or transfer its properties
                   Restricted Subsidiaries  or assets
------------------------------------------------------------------------------------------------------------------------
Section 4.14       Limitation on            Limits designation of Restricted and     Delete
                   Designation of           Unrestricted Subsidiaries
                   Unrestricted
                   Subsidiaries;
                   Ownership of
                   Restricted Subsidiaries
------------------------------------------------------------------------------------------------------------------------
Section 4.15       Change of Control        Requires a repurchase of the Original    Delete
                                            Notes at a premium upon a "change of
                                            control"
------------------------------------------------------------------------------------------------------------------------
Section 4.16       Limitation on Asset      Limits SRH and Southwest's ability to    Delete
                   Sales                    consummate certain asset sales
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
    Indenture
    Agreement         Provision                        Substance                      Substance of Proposed
     Section                                          of Provision                           Amendment
------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Section 4.17       Limitation on Sale or    Limits SRH's ability to sell shares of               Delete
                   Issuance of Capital      capital stock of its restricted
                   Stock of Restricted      subsidiaries
                   Subsidiaries

-----------------------------------------------------------------------------------------------------------------------
Section 4.18       Limitations on Liens     Prohibits SRH and Southwest from                     Delete
                                            incurring liens on its properties or
                                            assets

-----------------------------------------------------------------------------------------------------------------------
Section 4.19       Limitation on Lines of   Prohibits SRH from engaging in any                   Delete
                   Business                 line of business other than as
                                            presently conducted
-----------------------------------------------------------------------------------------------------------------------
Section 4.21       Payment of Existing      Requires Southwest to pay off certain                Delete
                   Secured Debt             of its indebtedness
-----------------------------------------------------------------------------------------------------------------------
Section 5.01       Merger, Consolidation    Addresses the ability of SRH and                     Delete
                   and Sale of Assets       Southwest to merge, consolidate or
                                            sell assets
-----------------------------------------------------------------------------------------------------------------------
Section 6.01(b)    Events of Default        Qualifies failure to pay principal of,   Deletes references to payments
                                            or premiums on, (including payments      a change of control or an upon a
                                            upon change of control and excess        excess cash offer
                                            cash offer) as an Event of Default
-----------------------------------------------------------------------------------------------------------------------
Section 6.01(c)    Events of Default        Qualifies a default of Section 5.01 or               Delete
                                            failure to comply with Section 4.15
                                            and 4.16 as an Event of Default
-----------------------------------------------------------------------------------------------------------------------
Section 6.01(d)    Events of Default        Qualifies a default in the observance                Delete
                                            of covenants or agreements in the
                                            Indenture, Notes or Guarantee as an
                                            Event of Default
-----------------------------------------------------------------------------------------------------------------------
Section 6.01(e)    Events of Default        Qualifies a default in the observance                Delete
                                            or covenants or agreements in the
                                            Security Documents as an Event of
                                            Default
-----------------------------------------------------------------------------------------------------------------------
Section 6.01(f)    Events of Default        Qualifies a default under any                        Delete
                                            mortgage, indenture, or other
                                            instrument evidencing debt as an Event
                                            of Default
-----------------------------------------------------------------------------------------------------------------------
Section 6.01(g)    Events of Default        Qualifies judgments in excess of $1                  Delete
                                            million rendered against SRH or
                                            Southwest as an Event of Default
-----------------------------------------------------------------------------------------------------------------------
Section 6.02       Acceleration             Allows acceleration of payment of        Amends the ability to
                                            premium and interest upon an Event of    accelerate from a 25% vote of
                                            Default                                  the Note holders to at least
                                                                                     51% of the Note holders
-----------------------------------------------------------------------------------------------------------------------


Description of the Pledge Agreement Waiver

         Southwest proposes that the Holders waive certain provisions of the Original Pledge Agreement to permit the consummation of the Distribution and provide for the other matters referred to below. The Pledge Agreement Waiver is necessary to allow the transfer by SRH of the Red Oak common stock to MRO Holdings, which would, in turn, become a signatory to the Original Pledge Agreement. The waiver is not intended to limit or in any way alter the substantive protections under the Original Pledge Agreement, but only to permit the Distribution. The provisions which are proposed for waiver are set forth in full in the form of the Pledge Agreement Waiver, which is attached hereto as Exhibit F. The description below only briefly summarizes the substantive waivers, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of the Pledge Agreement Waiver.

         Section 22 of the Original Pledge Agreement provides that it may only be amended or modified in accordance with Article Nine of the Original Indenture. Section 9.02 of the Original Indenture provides for the waiver of any provision (except certain provisions not relevant to this Statement) upon the consent of the Holders of not less than a majority of the principal amount of the outstanding Original Notes. These waivers must be approved in order for the Original Notes to be tendered.

         The Pledge Agreement Waivers would waive the following provisions of the Original Pledge Agreement:

----------------------------------------------------------------------------------------------------------------------

   Original Pledge
      Agreement                      Provision                    Pertinent Substance of Provision If Not Waived
       Section
----------------------------------------------------------------------------------------------------------------------
Section 1(d)            Pledge                                Would create a security interest in shares of MRO
                                                              Holdings
----------------------------------------------------------------------------------------------------------------------
Section 2(a)            Representations, Warranties and       Would prevent the transfer of Red Oak shares of common
                        Covenants of the Pledgor              stock to MRO Holdings
----------------------------------------------------------------------------------------------------------------------
Section 2(j)            Representations, Warranties and       Would restrict SRH from forming MRO Holdings
                        Covenants of the Pledgor
----------------------------------------------------------------------------------------------------------------------


Description of the Amended and Restated Pledge Agreement

         Southwest proposes to amend and restate the Original Pledge Agreement to include MRO Holdings as a Pledgor (as that term is defined in the Original Pledge Agreement) of the shares of Red Oak that it beneficially owns. The amendment is not intended to alter or modify any substantive provision of the Original Pledge Agreement. The provision which Southwest proposes to modify is set forth in full in the form of Amended and Restated Pledge Agreement, which is attached hereto as Exhibit G. The description below only briefly summarizes the substantive amendment, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of the Amended and Restated Pledge Agreement.

         Section 9.02 of the Original Indenture allows the amendment of any provision (except certain provisions not relevant to this Statement) upon the consent of the Holders of not less than a majority of the principal amount of the outstanding Original Notes.

         The Original Pledge Agreement Amendments would modify the following provisions of the Original Indenture:

----------------------------------------------------------------------------------------------------------------------
   Original Pledge                               Pertinent Substance of
     Agreement              Provision               Current Provision              Substance of Proposed Amendment
      Section
----------------------------------------------------------------------------------------------------------------------
1st Paragraph           Definition of      Defines "Pledgor" as SRH             Definition of "Pledgor" expanded to
                        "Pledgor"                                               include MRO Holdings, Inc., but only
                                                                                to the extent of the assets of Red
                                                                                Oak common stock that it holds
----------------------------------------------------------------------------------------------------------------------

         IF THE PROPOSED WAIVERS AND AMENDMENTS BECOME EFFECTIVE, THEY WILL APPLY TO ALL REMAINING OUTSTANDING ORIGINAL NOTES, IF ANY, ISSUED UNDER THE ORIGINAL INDENTURE, AND EACH HOLDER OF ORIGINAL NOTES WHICH HAS NOT PROPERLY TENDERED

FOR NEW NOTES WILL BE BOUND BY THE PROPOSED WAIVERS AND AMENDMENTS, REGARDLESS OF WHETHER THAT HOLDER CONSENTED TO THE PROPOSED WAIVERS AND AMENDMENTS.

                               TERMS OF THE OFFER

         The Offer will expire at 5:00 p.m., New York, New York time, on April 1, 2002, unless extended by Southwest. Southwest expressly reserves the right, at any time or from time to time, (i) to extend the period of time during which the Offer is open and thereby delay acceptance for exchange of any Original Notes, by giving oral (confirmed promptly in writing) or written notice of such extension to the Depositary and (ii) to amend the Offer in any respect by giving oral (confirmed promply in writing) or written notice of such amendment to the Depositary. Any extension, amendment or termination will be followed promptly by notice to the Holders. The Participation Agreement between Southwest and the Participating Holders terminates on April 3, 2002.

         If Southwest extends the Offer, or if, for any reason, the acceptance for exchange of Original Notes is delayed or if Southwest is unable to accept for exchange Original Notes pursuant to the Offer, then, without prejudice to Southwest's rights under the Offer, the Depositary may retain tendered Original Notes on behalf of Southwest, and such Original Notes may not be withdrawn except to the extent tendering Holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

         If Southwest makes a change in the terms of the Offer or the information concerning the Offer or waives a condition of the Offer (other than the condition of Consent to the Proposed Waivers and Amendments, which Southwest cannot waive), in each case which would have a substantive effect upon the rights of the Holders, Southwest will disseminate additional informational materials and will ensure that the Offer remains open for a minimum of 5 business days and a maximum of 10 business days (such period of time to be determined by Southwest based on the materiality and significance of the term or information) from the date that such change in terms is sent to the Holders. If the Consent Solicitation is amended prior to the Expiration Date in a manner reasonably determined by Southwest to have a substantive effect upon the Holders, Southwest promptly will disclose such amendment, and will ensure that the Offer remains open for a minimum of 5 business days and a maximum of 10 business days (such period of time to be determined by Southwest based on the materiality and significance of the term or information) from the date that such amendment is sent to the Holders. Waiver of the Minimum Tender requires the unanimous consent of the Participating Holders who are parties to the Participation Agreement.

         Southwest expressly reserves the right, in its sole discretion, to terminate the Offer and the Consent Solicitation at any time prior to the closing of the Exchange. Any such termination will be followed promptly by notification to the Holders. In the event that Southwest terminates the Offer, it shall give immediate notice thereof to the Depositary, and all Original Notes theretofore tendered and not accepted for exchange shall be returned promptly to the tendering Holders thereof, and the consent to the Proposed Waivers and Amendments, the Supplemental Indenture, the Pledge Agreement Waiver, the Amended and Restated Pledge Agreement and the Note Exchange Agreement, together with all other documents signed on behalf of the tendering Holders pursuant to the Power of Attorney, shall be void and of no effect. In the event that the Offer and the Solicitation are withdrawn or otherwise not completed, Original Notes otherwise validly tendered for exchange will not be exchanged. See "--Withdrawal Rights."

Acceptance of Original Notes for Exchange

         Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), including the execution of the Supplemental Indenture, the Pledge Agreement Waiver and the Amended and Restated Pledge Agreement, Southwest will accept for exchange, and thereby exchange, and will issue the Exchange Consideration with respect to, all Original Notes validly tendered prior to the Expiration Date (and not properly withdrawn in the manner described in "--Withdrawal Rights") on the Exchange Date.

         In all cases, the issuance of the Exchange Consideration payable with respect to Original Notes exchanged pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Original Notes or confirmation of a book-entry transfer of such Original Notes into the Depositary's account at DTC,

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

as defined in and pursuant to the procedures set forth under "Procedures for Tendering Original Notes, Delivering Consents and Conferring a Power of Attorney," (ii) a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile copy thereof), with any required signature guarantees, and (iii) any other documents required by the Consent and Letter of Transmittal or this Statement.

         For purposes of the Offer, validly tendered Original Notes (or defectively tendered Original Notes with respect to which Southwest has waived, or has caused to be waived, such defect) will be deemed to have been accepted for exchange if, as and when Southwest gives oral (confirmed in writing) or written notice thereof to the Depositary. Southwest will issue the Exchange Consideration with respect to Original Notes so accepted on the Exchange Date by depositing the aggregate Exchange Consideration with the Depositary, which will act as agent for tendering Holders for the purpose of receiving the Exchange Consideration from Southwest and transmitting such Exchange Consideration to the tendering Holders. Tenders of Original Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. UNDER NO CIRCUMSTANCES WILL ANY INTEREST BE PAYABLE BECAUSE OF ANY DELAY IN THE TRANSMISSION OF THE EXCHANGE CONSIDERATION TO THE HOLDERS OF EXCHANGED ORIGINAL NOTES OR OTHERWISE.

         For purposes of the Consent Solicitation, Consents received by the Depositary will be deemed to have been accepted, if, as and when (a) Southwest, the Guarantors and the New Trustee execute the Supplemental Indenture, the Pledge Agreement Waiver and the Amended and Restated Pledge Agreement on the Exchange Date, (b) Southwest has executed the New Notes and the New Indenture and issued the Class A Common Shares, and (c) Southwest has accepted the Original Notes for exchange pursuant to the Offer.

         For purposes of the Power of Attorney, documents signed on behalf of Holders pursuant to the Power of Attorney conferred upon the Depositary will be deemed to be effective if, as and when Southwest, SRH, the Guarantors, the Senior Lenders, the Original Trustee, the New Trustee or any other necessary party execute the applicable documents.

Procedures for Tendering Original Notes, Delivering Consents and Conferring a Power of Attorney

         Original Notes may be tendered, Consents delivered and a Power of Attorney granted by any of the following procedures. The tender by a Holder pursuant to one of the procedures set forth below will constitute (if and when accepted by Southwest in accordance with this Statement, the Consent and Letter of Transmittal, the Note Exchange Agreement, the Collateral Trust Agreement and the Stockholders Agreement) a binding agreement between such Holder and Southwest in accordance with the terms and subject to the conditions set forth in this Statement, the Consent and Letter of Transmittal, the Note Exchange Agreement, the Collateral Trust Agreement, the Stockholders Agreement, and, if applicable, the Notice of Guaranteed Delivery. Without limiting the foregoing, any Holder so tendering Original Notes shall be deemed to have consented to the Proposed Waivers and Amendments with respect to all of the Original Notes tendered by such Holder. The procedures by which Original Notes may be tendered, Consents given and a Power of Attorney granted by persons other than the person in whose name the Original Notes are registered, will depend on how the Original Notes are held.

         Only registered Holders are authorized to tender their Original Notes, deliver Consents and grant Powers of Attorney to the Depositary for the execution and delivery of the Note Exchange Agreement, the Collateral Trust Agreement and the Stockholders Agreement.

         THE METHOD OF DELIVERY OF ORIGINAL NOTES, CONSENTS, A POWER OF ATTORNEY AND/OR ANY OTHER REQUIRED DOCUMENTS, INCLUDING TENDER OF ORIGINAL NOTES THROUGH DTC, AND ANY SIGNATURE GUARANTEES, AND ALL OTHER ASPECTS OF ANY OF THE FOLLOWING PROCEDURES, ARE AT THE ELECTION AND RISK OF THE HOLDER TENDERING

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ORIGINAL NOTES, DELIVERING THE CONSENT, CONFERRING THE A POWER OF ATTORNEY AND,
EXCEPT AS OTHERWISE PROVIDED IN THE CONSENT AND LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. WITHOUT LIMITING THE FOREGOING, IF ANY DELIVERY IS TO BE BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE DEPOSITARY ON OR PRIOR TO SUCH DATE.

         Tender of Original Notes Held in Physical Form. To validly tender
         ----------------------------------------------
Original Notes held in physical form pursuant to the Offer, a registered Holder who holds Original Notes in physical form ("Physical Holders") must (i) deliver certificates representing such Original Notes to the Depositary at its address set forth on the back page of this Statement; (ii) complete and sign the Consent and Letter of Transmittal (or a facsimile copy thereof) in accordance with the Instructions to the Consent and Letter of Transmittal, have the signature thereon guaranteed if required by the Instructions to the Consent and Letter of Transmittal and deliver it to the Depositary at its address set forth on the back page of this Statement and (iii) complete and deliver any other documents required by the Instructions to the Consent and Letter of Transmittal and this Statement to the Depositary at its address set forth on the back page of this Statement. A Physical Holder who desires to tender Original Notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Original Notes are not immediately available must comply with the procedures for guaranteed delivery set forth below. THE CONSENT AND LETTER OF TRANSMITTAL AND ANY CERTIFICATES EVIDENCING ORIGINAL NOTES TENDERED PURSUANT TO THE OFFER SHOULD BE SENT ONLY TO THE DEPOSITARY, AND NOT TO SOUTHWEST.

         The proper completion, execution and delivery of the Consent and Letter of Transmittal by a Physical Holder with respect to Original Notes will constitute the giving of a Consent by such Physical Holder to the Proposed Waivers and Amendments with respect to all of the Original Notes tendered by such Physical Holder and will confer a Power of Attorney upon the Depositary.

         If Original Notes are to be tendered by any person other than the person in whose name the Original Notes are registered, the Original Notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer executed exactly as the name or names of the Physical Holder or Physical Holders appear on the Original Notes, with the signature(s) on the Original Notes or instruments of transfer guaranteed as provided below, and a Consent and Letter of Transmittal must be executed and delivered either by the Physical Holder or Physical Holders, or by the tendering person pursuant to a valid power of attorney signed by the Physical Holder or Physical Holders, which signature must, in either case, be guaranteed as provided below, since only Physical Holders or their attorneys-in-fact are entitled to deliver Consents to the Proposed Waivers and Amendments and confer a Power of Attorney.

         Tender of Original Notes Held Through a Custodian. Any beneficial owner
         -------------------------------------------------
whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Original Notes, deliver a Consent and confer a Power of Attorney should contact such registered Holder promptly and instruct such party to tender Original Notes, deliver a Consent and confer a Power of Attorney to the Depositary on such beneficial owner's behalf. Beneficial owners may only accept the Offer by instructing such registered Holder pursuant to an instruction letter or similar communication to tender the Original Notes and deliver the corresponding Consents and Power of Attorney on behalf of such beneficial owner. Moreover, the beneficial owner must confer upon the such registered Holder a power of attorney, which expressly appoints such party the true and lawful agent and attorney-in-fact of the beneficial owner and grants such party the power to confer upon the Depositary the Power of Attorney as required in connection with the Offer. A Letter of Instruction which includes a power of attorney is contained in the solicitation materials provided along with this Offer and may be used by beneficial owners. Once a beneficial owner instructs such registered Holder to tender the Original Notes, deliver a Consent and confer a Power of Attorney, such registered Holder must follow the procedures for tendering Original Notes set forth for Physical Holders or DTC Participant set forth below. The broker, dealer, commercial bank, trust company or other nominee must be properly instructed by the beneficial owner and then must validly tender the Original Notes pursuant to the instructions set forth in Consent and Letter of Transmittal and this Statement in order to accept the Offer.

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

         Tender of Original Notes Held Through DTC. Pursuant to authority
         -----------------------------------------
granted by DTC, any DTC participant whose name appears on a security position listing it as owner of the Original Notes and that has Original Notes credited to its DTC account (and thereby held of record by DTC's nominee) (a "DTC Participant") may directly tender such Original Notes and deliver Consents and Powers of Attorney with respect thereto as if it were the registered Holder of such Original Notes, and references herein to registered or record Holders shall include DTC Participants. To effectively tender Original Notes, DTC Participants must (i) deliver certificates representing such Original Notes to the Depositary at its address set forth on the back page of this Statement, or, in lieu of tendering Original Notes in physical form, electronically tender their Original Notes through DTC's ATOP, for which the transaction will be eligible, pursuant to the book-entry delivery procedures set forth below; (ii) complete and sign the Consent and Letter of Transmittal (or a facsimile copy thereof) in accordance with the Instructions to the Consent and Letter of Transmittal, have the signature thereon guaranteed if required by the Instructions to the Consent and Letter of Transmittal and deliver it to the Depositary at its address set forth on the back page of this Statement and (iii) complete and deliver any other documents required by the Instructions to the Consent and Letter of Transmittal and this Statement to the Depositary at its address set forth on the back page of this Statement. ALTHOUGH A DTC PARTICIPANT MAY TENDER ORIGINAL NOTES ELECTRONICALLY THROUGH ATOP, DTC PARTICIPANTS STILL MUST PHYSICALLY COMPLETE, SIGN AND DELIVER THE CONSENT AND LETTER OF TRANSMITTAL TO THE DEPOSITARY. CONSENTS AND POWERS OF ATTORNEY CANNOT BE DELIVERED THROUGH ATOP. If a DTC Participant tenders through ATOP, DTC will then verify the tender of the Original Notes and send an Agent's Message (as defined below) to the Depositary for its acceptance. A DTC Participant who desires to tender Original Notes and who cannot comply with the procedures set forth herein for tender on a timely basis must comply with the procedures for guaranteed delivery set forth below. The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation (defined below), which states that DTC has received an express acknowledgement from each DTC Participant tendering Original Notes.

         Except as provided below, unless the Original Notes being tendered are deposited with the Depositary at or prior to 5:00 p.m., New York, New York time, on the Expiration Date, as applicable (accompanied by a properly completed and duly executed Consent and Letter of Transmittal), Southwest may, at its option, treat such tender as defective for purposes of acceptance for exchange and/or the right to receive the applicable Exchange Consideration. DELIVERY OF DOCUMENTS TO THE DTC (PHYSICALLY OR BY ELECTRONIC MEANS) DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY. A PROPERLY EXECUTED CONSENT AND LETTER OF TRANSMITTAL MUST BE DELIVERED DIRECTLY TO THE DEPOSITARY.

         Book-Entry Delivery Procedures. The Depositary has or will promptly
         ------------------------------
establish an account with respect to the Original Notes at DTC for purposes of the Offer. Any DTC Participant may make book-entry delivery of the Original Notes by causing DTC to transfer such Original Notes into the Depositary's account at DTC in accordance with such DTC's procedures for such transfer. Timely book-entry delivery of original notes pursuant to the offer, however, requires receipt of a confirmation (a "Book-entry Confirmation") at or prior to 5:00 p.m., New York, New York time on the expiration date. IN ADDITION, ALTHOUGH DELIVERY OF ORIGINAL NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE DEPOSITARY'S ACCOUNT AT DTC, A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE COPY THEREOF), ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, MUST, IN ANY CASE, BE DELIVERED OR TRANSMITTED TO AND RECEIVED BY THE DEPOSITARY AT ITS ADDRESS SET FORTH ON THE BACK PAGE OF THIS STATEMENT AT OR PRIOR TO 5:00 P.M., NEW YORK, NEW YORK TIME, ON THE EXPIRATION DATE, OR THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH, FOR TENDERED ORIGINAL NOTES TO BE CONSIDERED FOR ACCEPTANCE FOR EXCHANGE. TENDERS OF ORIGINAL NOTES WILL NOT BE DEEMED VALIDLY MADE UNTIL SUCH DOCUMENTS ARE RECEIVED BY THE DEPOSITARY. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

         Signature Guarantees. Signatures on all Consents and Letters of
         --------------------
Transmittal must be guaranteed by a financial institution that is a member of the Securities Transfer Agents' Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program (each of the foregoing being referred to as an "Eligible Institution"), unless the Original Notes tendered thereby are tendered (i) by a Physical Holder of Original Notes or DTC Participant who has NOT completed either the box entitled "Special Delivery

Instructions" or the box entitled "Special Issuance Instructions" contained in the Consent and Letter of Transmittal, or (ii) for the account of an Eligible Institution. See Instruction 1 of the Consent and Letter of Transmittal. If Original Notes are registered in the name of a person other than the person executing the Consent and Letter of Transmittal or if Original Notes not accepted for exchange or not tendered are to be returned to a person other than the Physical Holder or DTC Participant, then the signatures on the Consent and Letter of Transmittal accompanying the tendered Original Notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the Consent and Letter of Transmittal.

     Guaranteed Delivery. If a Physical Holder or DTC Participant desires to
     -------------------
tender Original Notes pursuant to the Offer, deliver a Consent pursuant to the Solicitation and confer a Power of Attorney, and time will not permit the Consent and Letter of Transmittal, certificates representing such Original Notes (or the procedures for book-entry delivery cannot be completed) and/or all other required documents to reach the Depositary, in each case, at or prior to 5:00 p.m., New York, New York time, on the Expiration Date, such Physical Holder or DTC Participant may nevertheless tender Original Notes, deliver Consents and confer a Power of Attorney if all the following conditions are satisfied:

          (i) the tender of Original Notes is made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, a copy of which is attached to the Consent and Letter of Transmittal, substantially in the form provided by Southwest herewith, or an Agent's Message with respect to guaranteed delivery, is received by the Depositary at or prior to 5:00 p.m. New York, New York time, on the Expiration Date, as provided below; and

          (iii) the certificates for the tendered Original Notes in proper form for transfer (or a Book-Entry Confirmation, including by means of an Agent's Message, of the transfer of such Original Notes into the Depositary's account at DTC as described above), together with a Consent and Letter of Transmittal (or a manually signed facsimile copy thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by the Instructions to the Consent and Letter of Transmittal, are received by the Depositary within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY SOUTHWEST BY REASON OF ANY DELAY IN MAKING PAYMENT OF THE EXCHANGE CONSIDERATION TO ANY PERSON USING THE GUARANTEED DELIVERY PROCEDURES, AND THE EXCHANGE CONSIDERATION FOR ORIGINAL NOTES TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES WILL BE THE SAME AS THAT FOR ORIGINAL NOTES DELIVERED TO THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.

     Notwithstanding any other provision hereof and subject to the conditions described herein, payments of the Exchange Consideration with respect to Original Notes tendered and accepted for exchange pursuant to the Offer will, in all cases, be made only after timely receipt by the Depositary of such Original Notes (or a Book-Entry Confirmation, including by means of an Agent's Message, of the transfer of such Original Notes into the Depositary's account at DTC as described above); (ii) a Consent and Letter of Transmittal (or a manually signed facsimile copy thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees; and (iii) any other documents required by the Consent and Letter of Transmittal.

     Backup Federal Income Tax Withholding. To prevent backup Federal income tax
     -------------------------------------
withholding, each tendering Holder of Original Notes must provide the Depositary with such Holder's correct taxpayer identification number and certify that such Holder is not subject to backup Federal income tax withholding by completing the Substitute Form W-9 included in the Consent and Letter of Transmittal. See "Certain Federal Income Tax Consequences."

     Determination of Validity. In order for any tender of Original Notes to be
     -------------------------
valid, it must be in proper form. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Notes, delivered Consents and granted Powers of Attorney pursuant to any of the procedures described above will be determined by Southwest, in Southwest's sole discretion (which determination will be final and binding). Southwest reserves the absolute right to reject any or all tenders of any Original Notes, deliveries of any Consents and grants of any Powers of Attorney determined by it not to be in proper form or if the acceptance for exchange of such Original Notes, Consents and a Power of Attorney may, in the opinion of Southwest's counsel, be unlawful. Southwest also reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to Notes or delivery with respect to a Consent and a Power of Attorney of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. Southwest's interpretation of the terms and conditions of the Offer (including the Consent and Letter of Transmittal and the Instructions thereto) will be final and binding. NONE OF SOUTHWEST, THE DEPOSITARY, THE NEW TRUSTEE OR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN TENDERS OR WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTIFICATION. IF SOUTHWEST WAIVES ITS RIGHT TO REJECT A DEFECTIVE TENDER OF ORIGINAL NOTES, THE TENDERING HOLDER WILL BE ENTITLED TO THE APPLICABLE EXCHANGE CONSIDERATION.

Withdrawal Rights

     A HOLDER MAY NOT REVOKE ITS CONSENT OR A POWER OF ATTORNEY WITH RESPECT TO TENDERED ORIGINAL NOTES WITHOUT WITHDRAWING FROM TENDER THE ORIGINAL NOTES TO WHICH SUCH CONSENTS AND A POWER OF ATTORNEY RELATE. A HOLDER WHO VALIDLY WITHDRAWS PREVIOUSLY TENDERED ORIGINAL NOTES WILL NOT RECEIVE THE EXCHANGE CONSIDERATION WITH RESPECT TO SUCH WITHDRAWN ORIGINAL NOTES.

     Except as otherwise stated below, tenders of Original Notes and the concurrent delivery of Consents and Powers of Attorney made pursuant to the Offer and the Consent Solicitation are irrevocable. Original Notes tendered pursuant to the Offer may be withdrawn and the related Consents and Powers of Attorney revoked at any time at or prior to 5:00 p.m., New York, New York time, on the Expiration Date, but not thereafter, unless Southwest has failed to issue the Exchange Consideration on the Exchange Date, which Exchange Consideration will be sent to the Depositary for delivery to the exchanging Holders. If, after such time as withdrawal rights expire, Southwest alters the terms of the Exchange, then the time to exercise withdrawal rights will be extended for a minimum of 5 business days and a maximum of 10 business days (such period of time to be determined by Southwest based on the materiality and significance of the altered terms) from the date that notice of any such alteration is given or sent to Holders by Southwest. In the event of a termination of the Offer, the Original Notes and Consents and Letters of Transmittal tendered pursuant to the Offer will be promptly returned to the tendering Holders, and the Supplemental Indenture, the Pledge Agreement Waiver and the Amended and Restated Pledge Agreement will not become operative and no documents will be executed pursuant to the Power of Attorney.

     For a withdrawal of a tender of Original Notes and a concurrent revocation of Consents and Powers of Attorney to be effective, a written, telegraphic or facsimile transmission notice of withdrawal or a "Request Message" (as defined below) must be timely received by the Depositary at its address set forth on the back page of this Statement at or prior to 5:00 p.m., New York, New York time, on the Expiration Date or on a business day after the Exchange Date if Southwest has failed to issue the Exchange Consideration on the Exchange Date, which Exchange Consideration will be sent to the Depositary for delivery to the exchanging Holders. Any such notice of withdrawal must (i) specify the name of the person who tendered the Original Notes to be withdrawn, (ii) contain the description of the Original Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Original Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Original Notes, (iii) contain a statement that such Holder is withdrawing its signature from any documents signed on its behalf pursuant to a Power of Attorney, its tender of Original Notes and delivery of Consents, and (iv) be signed by the Holder of such Original Notes in the same manner as the original signature on the Consent and Letter of Transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by (x) documents of transfer sufficient to have the Original Trustee register the transfer of the Original Notes into the name of the person withdrawing such Original Notes and (y) a properly completed irrevocable proxy and power of attorney that authorized such person to effect such revocation on behalf of such Holder. In lieu of submitting a written, telegraphic or facsimile transmissions notice of withdrawal or revocation, DTC participants may electronically transmit a request for withdrawal or revocation to DTC. DTC will then edit the request and send a Request Message to the Depositary. If the Original Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a properly completed and presented written or facsimile notice of withdrawal or a Request Message is effective immediately upon receipt thereof even if physical release is not yet effected. The term "Request Message" means a message transmitted by DTC and received by the Depositary, which states that DTC has received a request for withdrawal from a DTC participant and identifies the Original Notes to which such request relates. A withdrawal of Original Notes and a revocation of Consents and a Power of Attorney can only be accomplished in accordance with the foregoing procedures.

     ALL QUESTIONS AS TO THE FORM AND VALIDITY (INCLUDING TIME OF RECEIPT) OF NOTICES OF WITHDRAWAL AND REVOCATION OF CONSENTS AND A POWER OF ATTORNEY, INCLUDING A REQUEST MESSAGE, WILL BE DETERMINED BY SOUTHWEST, IN SOUTHWEST'S SOLE DISCRETION (WHICH DETERMINATION WILL BE FINAL AND BINDING). NONE OF SOUTHWEST, THE DEPOSITARY, THE NEW TRUSTEE OR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL OR REVOCATION OF CONSENTS AND POWERS OF ATTORNEY, INCLUDING A REQUEST MESSAGE, OR INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTIFICATION.

     Any Original Notes properly withdrawn, and with respect to which a Consent and a Power of Attorney has been properly revoked, will be deemed to be not validly tendered for purposes of the Offer. Withdrawn Original Notes may be retendered by following one of the procedures described under "Procedures for Tendering Original Notes, Delivering Consents and Conferring a Power of Attorney" at any time at or prior to 5:00 p.m., New York, New York time, on the Expiration Date.

     There are no appraisal or other similar statutory rights available to the Holders of Original Notes in connection with the Offer or the Solicitation.

Depositary

     Wilmington Trust Company has been appointed as Depositary for the Offer and the Consent Solicitation. The Consent and Letter of Transmittal and all correspondence in connection with the Offer and the Consent Solicitation should be sent or delivered by each Holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the appropriate address or telecopier number set forth on the back page of this Statement. Any Holder or beneficial owner that has questions concerning tender, Consent or a Power of Attorney procedures or whose Original Notes have been mutilated, lost, stolen or destroyed should contact the Depositary at the address or telecopier number set forth on the back page of this Statement.

     Requests for assistance or additional copies of this Statement, the Consent and Letter of Transmittal, the Note Exchange Agreement, the Collateral Trust Agreement, the Stockholders Agreement or the Notice of Guaranteed Delivery may be directed to the Depositary at the addresses or telephone numbers set forth on the back page of this Statement. Holders of Original Notes may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer or the Consent Solicitation.

     Southwest will pay the Depositary reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Southwest will also reimburse brokers and dealers for customary mailing and handling expenses incurred by them in forwarding copies of this Statement and related documents to the beneficial owners of Original Notes.

                                 COMPANY CONTACT

     J. Steven Person, Executive Vice President of Southwest, is available to answer questions in connection with the Exchange and the Consent Solicitation. You may write to him at 407 N. Big Spring Street, Midland, Texas 79701 or you may telephone him at 915-686-9927.

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

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax consequences likely to result from the Exchange and adoption of the Proposed Waivers and Amendments under existing federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular Holder in light of such Holder's personal investment circumstances or to certain types of Holders subject to special treatment under the federal income tax laws (for example, financial institutions, insurance companies, tax-exempt organizations and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax laws. Holders are advised to consult their tax advisors as to the specific tax consequences of the Exchange and adoption of the Proposed Waivers and Amendments, including the application and effect of federal, state, local and foreign income and other tax laws.

     The exchange of the Original Notes for the New Notes and the Class A Common Shares as currently structured most likely will constitute a significant modification of the Original Notes as contemplated under Treasury Regulations relating to the modification of the terms of a debt instrument (the "Modification Regulations"). Consequently, a holder of Original Notes may be required to recognize gain or loss upon receipt of the New Notes and the Class A Common Shares for the Original Notes. A significant modification would affect the adjusted tax basis and holding period in the New Notes and the Class A Common Shares and may not relate back to the Original Notes' basis and holding period prior to the exchange.

     The issuance of the Class A Common Shares may be treated as changing the yield of the Original Notes. Under the Modification Regulations, a modification of a debt instrument that changes the annual yield of the debt instrument constitutes a significant modification if the annual yield of the debt instrument after the modification, measured from the date of the agreement to such modification, varies from the annual yield on the original unmodified debt instrument by more than the greater of 0.25 percent or 5 percent of the annual yield of the unmodified instrument (the "Yield Change Threshold"). Calculation of such yield is to take into account both accrued and unpaid interest on the debt instrument at such date and the payment of any consideration given in exchange for consent to the modifications, which in the case at hand could include the value of the Class A Common Shares. Southwest has not determined whether the issuance of the Class A Common Shares will change the yield on the Original Notes by more than the Yield Change Threshold, and accordingly, does not opine as to whether the Class A Common Shares will result in a significant modification of the Original Notes for federal income tax purposes. Southwest does not make any representation as to the fair market value of the Class A Common Shares and all Holders of Original Notes should consult their advisors regarding the valuation of the Class A Common Shares and whether their issuance should be treated as a significant modification of the Original Notes for federal income tax purposes.

     There can be no assurance as to whether the Exchange constitutes a significant modification. The Holder of Original Notes will recognize ordinary income equal to the fair market value of the New Notes and Class A Common Shares it receives in connection with the offer to the extent of additional value received in the Exchange exceeds the value of the Original Notes.

     Further, Holders who do not tender their Original Notes may nevertheless be deemed to recognize gain or loss in the Exchange if the Proposed Waivers and Amendments constitute a significant modification to the Original Notes. Holders who do not tender their Original Notes are encouraged to consult their tax advisers to determine the tax consequences of not tendering their Original Notes.

     THE FOREGOING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF ORIGINAL NOTES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER EITHER OF TENDERING THE ORIGINAL NOTES OR OF RETAINING THE ORIGINAL NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

                                FEES AND EXPENSES

     Southwest will, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by such persons in forwarding any of the materials with respect to the Exchange and

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Consent Solicitation to the beneficial owners of Original Notes held by any such person or nominee or in a fiduciary capacity. No person is being paid or given, directly or indirectly, any commission or other remuneration for soliciting the Exchange and the Consents. Friedman, Billings, Ramsey & Co., Inc. ("FBR") will be paid a fee of $1,250,000 for its financial advisory services in connection with the Exchange. Except as aforesaid, no broker, dealer, commercial bank or trust company has been authorized to act as the agent of Southwest for purposes of the Exchange and the Consent Solicitation.

                                  MISCELLANEOUS

     Southwest is not aware of any jurisdiction where the making of the Exchange and the Consent Solicitation is not in compliance with the laws of such jurisdiction. If Southwest becomes aware of any jurisdiction where the making of the Exchange and the Consent Solicitation would not be in compliance with such laws, Southwest will make a good faith effort to comply with any such laws or seek to have such law declared inapplicable to the Exchange and the Consent Solicitation. If, after such good faith effort, Southwest cannot comply with any such applicable laws, the Exchange and the Consent Solicitation will not be made to (nor Original Notes accepted or consents accepted, from or on behalf of) Holders residing in such jurisdictions.

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March 4, 2002

         Manually signed facsimile copies of the Consent and Letter of Transmittal will be accepted. The Consent and Letter of Transmittal, Original Notes and the Note Exchange Agreement and any other required documents should be sent by each Holder or his broker, dealer commercial bank, trust company or nominee to the Depositary at the address set forth below:

              The Depositary for the Offer and the Solicitation is:

                            Wilmington Trust Company

         By Hand/Overnight Courier:         By Mail:

         Wilmington Trust Company           Wilmington Trust Company
         Corporate Trust Reorg Services     DC-1615 Reorg Services
         Rodney Square North                P.O. Box 8861
         1100 North Market Street           Wilmington, Delaware 19899-8861
         Wilmington, Delaware 19890-1615

         By facsimile:  (302) 636-4145      Call (302) 636-6469 for Confirmation

         Any questions or requests for assistance with respect to procedural matters in connection with the Offer or additional copies of this Statement, any Exhibit to this Statement, the Collateral Trust Agreement, the Term Sheet for the Senior Credit Agreement or the Consent and Letter of Transmittal may be directed to the Depositary at the telephone numbers and locations listed above. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer and the Solicitation.